       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 18, 1999


                            SCHEDULE 14A INFORMATION

                                AMENDMENT NO. 1


          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14A-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                     AMERICAN BANKERS INSURANCE GROUP, INC.
--------------------------------------------------------------------------------
                (Name Of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, If Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

 [ ]  No Fee required


 [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:


     (1)  Title of each class of securities to which transaction applies:

          Common Stock, par value $1.00 per share (Common Stock)

        ------------------------------------------------------------------------


     (2)  Aggregate number of securities to which the transaction applies:


        ------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------


     (4)  Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------


     (5)  Total fee paid:


        ------------------------------------------------------------------------


[X]  Fee paid previously with preliminary materials.


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                PRELIMINARY COPY
              [AMERICAN BANKERS INSURANCE GROUP, INC. LETTERHEAD]

                                                                  R. KIRK LANDON
                                                           CHAIRMAN OF THE BOARD

                                                                      [--], 1999

DEAR FELLOW SHAREHOLDER:

     You are cordially invited to attend a special meeting of the shareholders of American Bankers Insurance Group, Inc. The special meeting of the holders of preferred stock will be held on [--], 1999 at [--] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596. The special meeting of the holders of common stock will be held on [--], 1999 at [--] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596. At the special meetings you will be asked to approve a merger pursuant to which:

     - each share of preferred stock will be converted into the right to receive $109.857 in cash;

     - each outstanding share of common stock will be converted into the right to receive $55.00 in cash; and

     - American Bankers will become a wholly-owned indirect subsidiary of Fortis, Inc.

     The Board of Directors has received a written opinion of Salomon Smith Barney Inc. to the effect that, based upon and subject to the matters set forth in the opinion, the consideration to be received by the holders of Series B preferred stock and common stock pursuant to the merger is fair, from a financial point of view, to the holders of American Bankers preferred stock and the holders of American Bankers common stock.

     THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF, AMERICAN BANKERS AND ITS SHAREHOLDERS (INCLUDING HOLDERS OF PREFERRED STOCK AND HOLDERS OF COMMON STOCK) AND RECOMMENDS THAT HOLDERS OF PREFERRED STOCK AND COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     YOUR VOTE IS IMPORTANT. To assure your representation at the special meeting applicable to you, please complete, sign and date the enclosed proxy card and return it in the enclosed white prepaid envelope marked "Proxy". This will allow your shares to be voted whether or not you attend the meeting.

     Detailed information concerning the proposed merger is set forth in the accompanying proxy statement. I urge you to read the enclosed material carefully and request that you promptly complete and return the enclosed proxy in the enclosed return envelope, which requires no postage if mailed in the United States. If you attend the special meeting, you may vote in person even if you have previously returned your proxy. Your vote is important regardless of the number of shares you own.

                                          Sincerely yours,
                                          [/s/ R. Kirk Landon]

                                          R. Kirk Landon
                                          Chairman of the Board

                         [LETTERHEAD MEMBER COMPANIES]

                                                                PRELIMINARY COPY
              [AMERICAN BANKERS INSURANCE GROUP, INC. LETTERHEAD]
                            ------------------------

              NOTICE OF SPECIAL MEETING OF PREFERRED SHAREHOLDERS
                            ------------------------

     American Bankers Insurance Group, Inc. will hold a special meeting of the holders of preferred stock on [--], 1999, at [--] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596 for the following purposes:

          1. To approve and adopt an Agreement and Plan of Merger, dated as of March 5, 1999, among American Bankers Insurance Group, Inc., Fortis, Inc., and Greenland Acquisition Corp., and the merger contemplated thereby; and

          2. To transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

     The accompanying proxy statement describes the proposed merger in detail.

     Only shareholders of record at the close of business on [--], 1999 are entitled to notice of and to vote at the meeting. Under Florida law, holders of preferred stock have no right to an appraisal of the value of their shares in connection with the merger.

                                          By Order of the Board of Directors
                                          [/s/ Arthur W. Heggen]
                                          Arthur W. Heggen
                                          Secretary

[--], 1999
Miami, Florida

     THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SENDING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

     PLEASE DO NOT SEND YOUR PREFERRED STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                         [LETTERHEAD MEMBER COMPANIES]

                                                                PRELIMINARY COPY
              [AMERICAN BANKERS INSURANCE GROUP, INC. LETTERHEAD]
                            ------------------------

                NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS
                            ------------------------

     American Bankers Insurance Group, Inc. will hold a special meeting of the holders of common stock on [--], 1999, at [--] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596 for the following purposes:

          1. To approve and adopt an Agreement and Plan of Merger, dated as of March 5, 1999, among American Bankers Insurance Group, Inc., Fortis, Inc., and Greenland Acquisition Corp., and the merger contemplated thereby; and

          2. To transact any other business that is properly brought before the meeting or any adjournment or postponement thereof.

     The accompanying proxy statement describes the proposed merger in detail.

     Only shareholders of record at the close of business on [--], 1999 are entitled to notice of and to vote at the meeting. Under Florida law, holders of common stock have no right to an appraisal of the value of their shares in connection with the merger.

                                          By Order of the Board of Directors
                                          [/s/ Arthur W. Heggen]
                                          Arthur W. Heggen
                                          Secretary

[--], 1999
Miami, Florida

     THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SENDING A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

     PLEASE DO NOT SEND YOUR COMMON STOCK CERTIFICATES AT THIS TIME. IF THE MERGER IS CONSUMMATED, YOU WILL BE SENT INSTRUCTIONS REGARDING THE SURRENDER OF YOUR CERTIFICATES.

                         [LETTERHEAD MEMBER COMPANIES]

                                                                PRELIMINARY COPY

                                DATED [--], 1999

                     AMERICAN BANKERS INSURANCE GROUP, INC.

                                PROXY STATEMENT

                            ------------------------

     This proxy statement is being furnished to the holders of preferred stock and the holders of common stock of American Bankers Insurance Group, Inc.

     This proxy statement is being mailed in connection with the solicitation of proxies to approve a plan of merger involving the Company and Fortis, Inc.

     If the merger is completed, Fortis will pay you $109.857 for each share of the Company's preferred stock and $55.00 for each share of the Company's common stock you own, and the Company will become a subsidiary of Fortis.

     Because our Board of Directors has determined that the terms of the merger agreement and the merger are fair to, advisable and in the best interests of our shareholders, the board unanimously approved and adopted the merger agreement. The Board of Directors considered the opinion of Salomon Smith Barney Inc. that the cash to be paid in the merger is fair to both our preferred and common shareholders from a financial point of view.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     We have scheduled a special meeting for our preferred shareholders and a special meeting for our common shareholders to vote on the merger. YOUR VOTE IS VERY IMPORTANT.

     The date, time and place of the special meetings is:

     Preferred Shareholders:  on [--], 1999, at [--] A.M., Eastern time, at the
                              Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

     Common Shareholders:  on [--], 1999, at [--] A.M., Eastern time, at the
                           Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

     Whether or not you plan to attend the meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you sign, date and mail your proxy without indicating how you want to vote, your proxy will be counted as a vote in favor of the merger. If you abstain or do not vote, it will have the effect of a vote against the merger.

     This proxy statement provides you with detailed information about the proposed merger. In addition, you may obtain information about the Company from documents that we have filed with the Securities and Exchange Commission. We encourage you to read the entire document carefully.

  THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION HAS NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.
                            ------------------------

     This proxy statement, the notice of special meeting of preferred shareholders, the notice of special meeting of common shareholders and the accompanying forms of proxy are first being mailed to shareholders of American Bankers on or about [--], 1999.

                THE DATE OF THIS PROXY STATEMENT IS [--], 1999.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
WHO CAN HELP ANSWER YOUR QUESTIONS..........................    4
AVAILABLE INFORMATION.......................................    5
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    6
SUMMARY.....................................................    8
MARKET PRICE AND DIVIDEND INFORMATION.......................   13
  Recent Closing Prices.....................................   13
  Number of Shareholders....................................   13
SELECTED CONSOLIDATED FINANCIAL DATA........................   14
THE SPECIAL MEETINGS........................................   15
  General; Dates, Times and Places..........................   15
  Purpose of the Special Meetings...........................   15
  Revocation of Proxies.....................................   15
  Record Dates; Votes Required..............................   15
  Quorum....................................................   16
  Expenses of Solicitation..................................   16
  Miscellaneous.............................................   17
THE MERGER..................................................   18
  Background of the Merger..................................   18
  Reasons for the Merger; Recommendation of the American
     Bankers Board..........................................   20
  Opinion of American Bankers' Financial Advisor............   21
  Certain Federal Income Tax Consequences of the Merger.....   26
  Regulatory Filings and Approvals..........................   27
  Management, Operations and Ownership Structure Following
     the Merger.............................................   28
  Interests of Certain Persons in the Merger................   28
  Absence of Appraisal Rights...............................   30
  Public Trading Markets....................................   30
THE MERGER AGREEMENT........................................   32
  General; Merger Consideration.............................   32
  Closing; Effective Time...................................   32
  Cancellation of Shares....................................   32
  Exchange Of Certificates..................................   33
  Transfers.................................................   33
  Lost, Stolen or Destroyed Certificates....................   33
  Adjustments to Prevent Dilution...........................   33
  Representations and Warranties............................   33
  Conduct of American Bankers' Business Prior to the
     Merger.................................................   34
  Agreement Not to Solicit Other Offers.....................   36
  Employee Benefits.........................................   36
  Treatment of Stock Options and Restricted Shares..........   37
  Certain Other Covenants and Agreements....................   38
  Conditions of the Proposed Merger.........................   40
  Termination...............................................   41
  Expenses and Termination Fees.............................   42
  Amendment and Waiver......................................   43
  Tender Offer..............................................   43

                                                              PAGE
                                                              ----
  Modification for Preferred Stock..........................   43
RELATED AGREEMENTS AND TRANSACTIONS.........................   44
  Stock Option Agreement....................................   44
  Voting Agreement..........................................   46
  Amendment to American Bankers' Rights Agreement...........   47
  Gaston Consulting Agreement...............................   47
  Amendments to Severance Agreements........................   47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................   48
INFORMATION REGARDING FORTIS................................   51
INFORMATION REGARDING AMERICAN BANKERS......................   51
INFORMATION FOR HOLDERS OF PREFERRED STOCK..................   52
EXPERTS.....................................................   53



APPENDIX I   -- MERGER AGREEMENT
APPENDIX II  -- STOCK OPTION AGREEMENT
APPENDIX III -- VOTING AGREEMENT
APPENDIX IV  -- SALOMON SMITH BARNEY OPINION
APPENDIX V   -- CERTIFICATE OF DESIGNATIONS OF AMERICAN BANKERS $3.125
             CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             QUESTIONS AND ANSWERS
                                ABOUT THE MERGER

     This summary highlights certain information from this proxy statement, is qualified by reference to the proxy statement and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, the documents referred to in the "Incorporation of Certain Documents by Reference" section on page 6 and the appendices included with the proxy statement. The summary does not contain a complete statement of material information relating to the merger agreement, the merger, or other matters discussed in this document.

Q:  WHY IS AMERICAN BANKERS PROPOSING TO MERGE WITH FORTIS?

A: The Board of Directors determined to recommend approval of the merger agreement and the merger based on a wide variety of factors, including:

    - American Bankers' historical growth and the capital requirements which would be needed to sustain a similar level of growth in the future;

    - the fact that the merger could be completed more quickly than other alternative transactions;

    - the terms and provisions of the merger agreement and related agreements;

    - the opinion of American Bankers' financial advisor, Salomon Smith Barney, based upon and subject to certain matters stated in the opinion, as to the fairness, from a financial point of view, of the consideration to be received by holders of preferred stock and common stock pursuant to the merger;

    - the historical market prices and recent trading activity of the common stock; and

    - the Board of Directors' belief that no other acquiror existed who was willing and able to make a superior offer to Fortis' offer.

    The Board of Directors also considered certain countervailing factors such as the fact that the terms of the merger would not permit holders of common stock or preferred stock to continue to hold a common equity interest in Fortis following the merger, thus preventing holders of common stock and preferred stock from participating in the synergies expected to result from the combination of the two companies.

Q:  WHAT DO I NEED TO DO NOW?

A: After you have carefully read this proxy statement, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed white prepaid return envelope marked "Proxy" as soon as possible, so that your shares of preferred stock and/or common stock may be represented at the special meeting for the holders of preferred stock or the special meeting for the holders of common stock, as the case may be. The special meeting for the holders of preferred stock will take place on [--], 1999 at [--] a.m., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596. The special meeting for the holders of common stock will take place on [--], 1999 at [--] a.m., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596. The Board of Directors unanimously recommends voting FOR the proposed merger.

    If you are a participant in the American Bankers Insurance Group, Inc. 401K Plan or Leveraged Employee Stock Ownership Plan, please read carefully the accompanying letter from American Bankers. This letter contains special instructions for you on how to vote shares held pursuant to the American Bankers Insurance Group, Inc. 401K Plan or Leveraged Employee Stock Ownership Plan.

Q:  WHAT VOTE IS REQUIRED TO APPROVE THE MERGER?

A: In order to complete the merger, the merger agreement must be approved by the holders of at least a majority of the shares of common stock, voting as a separate class.

    The approval of the holders of preferred stock is not required to complete the merger. In the event that the holders of at least 2/3 of the shares of preferred stock voting as a class do not approve the merger agreement and the merger, or Fortis reasonably determines that such a vote is not likely to be obtained, the proposed transaction will be modified so that the shares of preferred stock will remain outstanding following the merger. The transaction as modified would not require the approval of the holders of preferred stock nor would it require any additional approval by the holders of common stock.


Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which for purposes of voting on the proposed merger will have the same effect as voting against the proposed merger.

Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting for the holders of preferred shares or the special meeting for the holders of common shares, as applicable. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy.


    Second, you can complete and submit a new proxy card. If you choose either of these two methods, you must submit your notice of revocation or your new proxy card to American Bankers at the address on page 4.


    Third, you can attend the special meeting for the holders of preferred shares or the special meeting for the holders of common shares, as applicable, and vote in person. Simply attending the meeting, however, will not revoke your proxy.

    If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES WHEN I RETURN MY PROXY FORM?

A: No. Holders of common stock and preferred stock should not send in their stock certificates now. Following the merger, a separate letter of transmittal will be mailed to the holders of common stock, and, if the merger is approved by the holders of preferred stock, to the holders of preferred stock, which will enable holders to receive the merger consideration due to them.

Q:  WHAT WILL HOLDERS OF PREFERRED STOCK RECEIVE IN THE MERGER?

A: Holders of preferred stock will receive $109.857 in cash, without interest, for each share of preferred stock. However, if the merger is not approved by the holders of at least 2/3 of the shares of preferred stock voting separately as a class or Fortis reasonably determines that such a vote is not likely to be obtained, and all conditions to the consummation of the merger are otherwise satisfied, the merger will be completed and the preferred stock will continue to remain outstanding after the merger, pursuant to the same terms and conditions as are in effect on March 5, 1999, except that each share of preferred stock will be convertible into $109.857 in cash.

Q:  WHAT WILL HOLDERS OF COMMON STOCK RECEIVE IN THE MERGER?

A: Holders of common stock will receive $55.00, without interest, in cash in exchange for each share of common stock.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. In addition to the approval of our shareholders described above, we must also obtain certain insurance and other regulatory approvals. We presently expect to complete the merger during [--], 1999.

Q:  WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: The receipt of cash by a shareholder of American Bankers' pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A shareholder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis of the common stock or preferred stock and the amount of cash received in exchange for that stock in the merger. The gain or loss will be capital gain or loss if the common stock or preferred stock is a capital asset in the hands of the shareholder and will be long-term capital gain or loss if the holding period exceeds one year. To review the tax consequences to shareholders in greater detail, see page 26. If the merger is modified because the holders of preferred stock do not approve the merger, there will be no immediate federal income tax consequences to holders of preferred stock, but a later conversion of the preferred stock would be a taxable transaction. To review in greater detail the federal income tax consequences to shareholders if the merger is so modified, see page 42.


Q:  WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETINGS?


A: We do not expect to ask you to vote on any matter other than the merger at the special meeting for the holders of the preferred shares or the special meeting for the holders of the common shares.

                       WHO CAN HELP ANSWER YOUR QUESTIONS


        If you have more questions about the merger, you should contact:

                     American Bankers Insurance Group, Inc.
                            11222 Quail Roost Drive
                              Miami, Florida 33157
                          Attention: P. Bruce Camacho
                          Phone Number: (305) 252-7060

If you would like additional copies of the proxy statement, you should contact:


                               MORROW & CO., INC.



                           445 Park Avenue, 5th Floor


                            New York, New York 10022


                        Banks and Brokerage Firms Call:


                                 (800) 662-5200


                                 (212) 754-8000



                           Stockholders Please Call:


                                 (800) 566-9061

     NO PERSON HAS BEEN AUTHORIZED BY AMERICAN BANKERS TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AMERICAN BANKERS. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, IMPLY OR CREATE ANY IMPLICATION THAT THERE HAVE NOT BEEN ANY CHANGES IN THE AFFAIRS OF AMERICAN BANKERS OR IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE HEREIN SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at "http://www.sec.gov." In addition, material filed by American Bankers can also be inspected at the offices of the New York Stock Exchange, at 20 Broad Street, New York, New York 10005.

     All information contained in this proxy statement concerning Fortis and its subsidiaries, including Greenland Acquisition Corp., has been supplied by Fortis and has not been independently verified by American Bankers. Except as otherwise indicated, all other information contained in this proxy statement (or, as permitted by applicable rules and regulations of the Securities and Exchange Commission, incorporated by reference into this proxy statement) has been supplied or prepared by American Bankers.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission under file number 0-9633. These documents contain important information about us and our finances.

             (1) American Bankers' Annual Report on Form 10-K for the fiscal year ended December 31, 1998;


             (2) American Bankers' Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;


             (3) American Bankers' Current Report on Form 8-K filed March 10, 1999;

             (4) the description of American Bankers' $3.125 Series B Cumulative Convertible Preferred Stock as contained in Item 1 of American Bankers' Registration Statement on Form 8-A filed on June 25, 1997;

             (5) the description of American Bankers' Series C Participating Preferred Stock as contained in Item 1 of American Bankers' Registration Statement on Form 8-A filed on February 27, 1998; and

             (6) the description of the common stock as contained in Item 1 of American Bankers' Registration Statement on Form 8-A filed on June 25, 1997.

     We are also incorporating by reference additional documents that we file with the Securities and Exchange Commission between the date of this proxy statement and the date of the special meeting for the holders of shares of preferred stock and the special meeting for the holders of shares of common stock. Any statement which is made in this proxy statement or incorporated by reference into this proxy statement will be modified or superseded to the extent any document subsequently filed with the Securities and Exchange Commission by us does so.

     If you are a shareholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the Securities and Exchange Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this proxy statement. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone at the address listed on page 4. If you would like to request documents from us, please do so by [--], 1999 to make sure you receive them before the special meetings.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

     The following are or may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995:

          (i) certain statements concerning possible or assumed future results of operations of American Bankers contained in "The Merger -- Background of the Merger," "The Merger -- American Bankers' Reasons for the Merger," and "The Merger -- Opinion of American Bankers' Financial Advisor," including any forecasts, projections and descriptions of anticipated cost savings or other synergies referred to in this proxy statement, and certain statements incorporated by reference from documents filed with the Commission by American Bankers, including any statements contained in this proxy statement, or in the documents incorporated by reference, regarding the development of possible or assumed future results of operations of American Bankers' businesses, the markets for American Bankers' services and products, anticipated capital expenditures, regulatory developments, competition or the effect of the merger;

          (ii) any statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "intends" or similar expressions contained in the sections of this proxy statement cited above or incorporated herein; and

          (iii) other statements contained or incorporated by reference in this proxy statement regarding matters that are not historical facts.

          Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. American Bankers' shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this proxy statement or, in the case of American Bankers documents incorporated by reference, the date of such document.

          All subsequent written and oral forward-looking statements attributable to American Bankers or persons acting on its or their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. American Bankers does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this proxy statement or to reflect the occurrence of unanticipated events.

                                    SUMMARY

     This summary highlights certain information from this document, is qualified by reference to the full proxy statement and may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire document, the documents referred to in the "Incorporation of Certain Documents by Reference" section on page 6 and the appendices included with this proxy statement. The summary does not contain a complete statement of material information relating to the merger agreement, the merger, or other matters discussed in this document.

THE COMPANIES

Fortis, Inc.
One Chase Manhattan Plaza
New York, New York 10005
(212) 859-7000


     Fortis, Inc. is part of an international financial services group operating in the fields of insurance, banking and investment management. In its home market, the Benelux, the Fortis group is one of the largest financial service providers, offering a broad range of financial services through various distribution channels. In other countries of Europe, the United States and Asia, the Fortis Group focuses on specialized financial products. At year-end 1998, the Fortis Group had assets of EUR 338 (US$395) billion and results from operations before taxation for the year amounted to EUR 2.5 billion (US$2.9 billion). The Fortis Group has opted for consortium accounting following the Seventh European Directive. The accounting principles used in the preparation of the combined financial statements of the Fortis Group differ in certain significant respects from accounting principles and practices generally accepted in the United States.


American Bankers Insurance Group, Inc.
11222 Quail Roost Drive
Miami, Florida 33157
305-253-2244

     American Bankers is a specialty insurer providing primarily credit-related insurance products in the U.S. and Canada as well as in Latin America, the Caribbean and the United Kingdom. The majority of American Bankers' gross collected premiums are derived from credit-related insurance products sold through financial institutions and other entities which provide consumer financing as a regular part of their businesses.

REASONS FOR THE MERGER

     The Board of Directors determined to recommend approval and adoption of the merger agreement and the merger based on a wide variety of factors, including:

     - American Bankers' historical growth and the capital requirements which would be needed to sustain a similar level of growth in the future;

     - the fact that the merger could be completed more quickly than other alternative transactions;

     - the terms and provisions of the merger agreement and related agreements;

     - the opinion of American Bankers' financial advisor, Salomon Smith Barney, based upon and subject to certain matters stated in the opinion, as to the fairness, from a financial point of view, of the consideration to be received by holders of preferred stock and common stock pursuant to the merger;

     - the historical market prices and recent trading activity of the common stock; and

     - the Board of Directors' belief that no other acquiror existed who was willing and able to make a superior offer to Fortis' offer.

     The Board of Directors also considered certain countervailing factors such as the fact that the terms of the merger would not permit holders of common stock and preferred stock to continue to hold a common equity interest in Fortis following the merger, thus preventing holders of common stock and preferred stock from participating in the synergies expected to result from the combination of the two companies. See "The Merger -- Reasons for the Merger; Recommendation of the American Bankers Board."

THE SPECIAL MEETINGS

     When and where the meetings will be held. The special meeting for the holders of preferred stock will be held at [--] a.m., Eastern time, on [--], 1999, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

     The special meeting for the holders of common stock will be held at [--] a.m., Eastern time, on [--], 1999, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

     Purposes of the Special Meetings. At the special meeting for the holders of preferred stock and the special meeting for the holders of common stock, holders of preferred stock and common stock will each be asked to approve the merger agreement and the consummation of the merger.

     Record Date; Voting Power. Holders of preferred stock and common stock who owned shares as of the close of business on [--], 1999, the record date, are entitled to vote at the special meetings.

     As of the record date, there were outstanding [--] shares of preferred stock allowed to vote at the special meeting for the holders of preferred stock and approximately [--] shares of common stock allowed to vote at the special meeting for the holders of common stock. Holders of preferred stock and common stock each will have one vote at the special meeting for the holders of preferred stock or at the special meeting for the holders of common stock, respectively, for each share of preferred stock or common stock held of record on the record date.

     Common Shareholder Approval. The affirmative vote of the holders of a majority of the outstanding shares of common stock as of the record date voting as a separate class is required to approve and adopt the merger agreement and the consummation of the merger. As of the record date, American Bankers' directors and executive officers and their affiliates as a group beneficially owned approximately [--] shares, or approximately [--]%, of the shares of common stock that were issued and outstanding as of such date. Each of Messrs. R. Kirk Landon and Gerald N. Gaston who, as of the record date, in the aggregate beneficially owned approximately 3,148,006 shares, or approximately 7.5%, of the shares of common stock, have contractually agreed with Fortis to vote in favor of the merger agreement and the consummation of the merger and have agreed, if requested by Fortis, to execute irrevocable proxies in connection therewith. See "Related Agreements and Transactions -- Voting Agreement."

     As of the record date, there were approximately [--] holders of record of common stock, as shown on the records of American Bankers' transfer agent for shares of common stock. Based on the approximately [--] shares of common stock outstanding and entitled to vote on the record date, a total of approximately [--] shares of common stock are required to be voted in favor of the merger agreement and the merger in order for the merger to be approved and consummated. Accordingly, American Bankers' directors, executive officers and their affiliates hold shares of common stock representing approximately [--]% of the total number of shares of common stock required for approval of the merger. Holders of approximately [--]% of the number of shares of common stock required for approval of the merger have contractually agreed to vote in favor of the merger.

     Preferred Shareholder Approval. The approval of the holders of preferred stock is not required to complete the merger. However, the merger agreement provides that if the holders of at least 2/3 of the shares of preferred stock voting as a class do not approve the merger agreement and the merger, or Fortis reasonably determines that such a vote is not likely to be obtained, the proposed transaction will be modified to leave the preferred stock outstanding after the merger, as described in "The Merger Agreement -- Modification for Preferred Stock." The transaction as modified would not require the approval of the holders of preferred stock or any additional approval by the holders of common stock.

     As of the record date, there were approximately [--] holders of record of preferred stock, as shown on the records of American Bankers' transfer agent for shares of preferred stock. As of the record date, none of American Bankers' directors or executive officers or their affiliates beneficially owned any shares of preferred stock. Based on the [--] shares of preferred stock outstanding and entitled to vote on the record date, a total of [--] shares of preferred stock are required to be voted in favor of the merger agreement to approve it.

     Quorum; Abstentions and Broker Non-Votes. The required quorum for both the special meeting for the holders of preferred stock and special meeting for the holders of common stock is a majority of the shares of preferred stock and common stock, respectively, issued and outstanding as of the record date. Both abstentions and broker non-votes will be included in determining the number of shares present and voting at the special meeting for the holders of preferred stock and special meeting for the holders of common stock for the purpose of determining the presence of a quorum. Abstentions and broker non-votes will have the same effect as votes against the merger agreement and the consummation of the merger. THE ACTIONS PROPOSED IN THIS PROXY STATEMENT ARE NOT MATTERS THAT CAN BE VOTED ON BY BROKERS HOLDING SHARES FOR BENEFICIAL OWNERS WITHOUT THE OWNERS' SPECIFIC INSTRUCTIONS. ACCORDINGLY, ALL BENEFICIAL OWNERS OF PREFERRED STOCK AND COMMON STOCK ARE URGED TO RETURN THE ENCLOSED PROXY CARD MARKED TO INDICATE THEIR VOTES.

RECOMMENDATION TO SHAREHOLDERS

     The Board of Directors believes that the merger is fair to, advisable, and in the best interests of, American Bankers and its shareholders (including holders of both preferred stock and common stock), and unanimously recommends that holders of preferred stock and common stock vote FOR approval and adoption of the merger agreement and the merger.

     Other Interests of Officers and Directors in the Merger. In considering the recommendation of the American Bankers Board with regard to the merger, shareholders should be aware that a number of American Bankers officers and directors have option agreements, employment agreements, severance agreements or benefit plans that provide them with interests in the merger that are different from, and in addition to, the interests of shareholders of American Bankers generally. See "The Merger -- Interests of Certain Persons in the Merger."

     Opinion of Financial Advisor. In deciding to approve the merger, the Board of Directors considered an opinion from its financial advisor, Salomon Smith Barney, based upon and subject to certain matters stated in the opinion, as to the fairness, from a financial point of view, of the consideration to be received by holders of preferred stock and common stock pursuant to the merger, as of the date of such opinion. This opinion is attached as Appendix IV to this proxy statement. Shareholders are encouraged to read this opinion in its entirety.
THE MERGER

     THE MERGER AGREEMENT IS ATTACHED AS APPENDIX I TO THIS DOCUMENT. THE BOARD OF DIRECTORS ENCOURAGES YOU TO READ THE MERGER AGREEMENT IN ITS ENTIRETY. IT IS THE LEGAL DOCUMENT GOVERNING THE MERGER.

     What American Bankers' shareholders will receive in the merger. Holders of preferred stock will receive $109.857 in cash for each share of preferred stock. However, if the merger is not approved by the holders of at least 2/3 of the shares of preferred stock voting as a class or Fortis reasonably determines that such a vote is not likely to be obtained, and all conditions to the consummation of the merger are otherwise satisfied, the merger will be consummated and the preferred stock will continue to remain outstanding after the merger, pursuant to the terms and conditions as are in effect on March 5, 1999, except that each share of preferred stock will be convertible into $109.857 in cash.

     Holders of common stock will receive $55.00 in cash in exchange for each share of common stock.

     Conditions to the merger. The completion of the merger depends upon a number of conditions being met, including the following:

     - the approval of the merger by the holders of a majority of the outstanding shares of common stock;

     - that no law has been enacted or injunction entered which effectively prohibits the merger;

     - that all necessary approvals of governmental authorities and all material required consents of third parties shall have been obtained; and

     - that Fortis' and American Bankers' respective representations and warranties are true and correct in all material respects and the parties have performed in all material respects their respective obligations under the merger agreement.

     In addition, the obligations of Fortis under the merger agreement are subject to the effectiveness of a consulting agreement between American Bankers and Gerald N. Gaston, Chief Executive Officer and President of American Bankers.

     Certain of the conditions to the merger may be waived by the party entitled to assert the condition.

     Termination of the Merger Agreement. Fortis and American Bankers can agree to terminate the merger agreement without completing the merger, and either of the companies can terminate the merger agreement if any of the following occurs:

     - the merger is not completed by September 30, 1999 (however, if all conditions to the completion of the merger other than the condition that all necessary approvals of governmental authorities be obtained are satisfied, that date may be extended for up to three (3) additional one-month periods to allow such consents to be obtained);

     - a court or other governmental authority permanently prohibits the merger;

     - the required approval of the holders of common stock is not received at the special meeting for the holders of the common stock; or

     - the other company materially breaches or fails to comply with any of its representations or warranties or obligations under the merger agreement.

     In addition, Fortis can terminate the merger agreement if (A) American Bankers enters into a binding agreement for, or recommends to its shareholders, a business combination with a third party or (B) the Board of Directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm its recommendation of the merger agreement.

     Termination Fee. The merger agreement requires American Bankers to pay to Fortis a termination fee of $85 million if the merger agreement is terminated under certain circumstances.


     Regulatory Approvals. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, prohibits the companies from completing the merger until after the companies have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. On April 16, 1999, the companies furnished that information. On April 30, 1999, American Bankers was notified that it had received early termination of the waiting period under the HSR Act. However, the Department of Justice and the Federal Trade Commission continue to have the authority to challenge the merger on antitrust grounds before or after the merger is completed.


     The merger is also subject to the receipt of certain approvals from various state and foreign insurance regulatory authorities. In April and May, 1999, Fortis made all applicable filings. As of the date of this proxy statement, approvals are pending in certain jurisdictions.



     Federal Income Tax Consequences. The receipt of cash by a shareholder of American Bankers pursuant to the merger will be a taxable transaction for federal income tax purposes and may also be taxable under applicable state, local and foreign income and other tax laws. A shareholder will recognize gain or loss in an amount equal to the difference between the adjusted tax basis of the common stock or preferred stock and the amount of cash received in exchange for that stock in the merger. The gain or loss will be capital gain or loss if the common stock or preferred stock is a capital asset in the hands of the shareholder and will be long-term capital gain or loss if the holding period exceeds one year. To review the tax consequences to shareholders in greater detail, see page 26. If, however, the merger is modified because the holders of preferred stock do not approve the merger, there will be no immediate federal income tax consequences to holders of preferred stock, but a later conversion of the preferred stock would be a taxable transaction. To review in greater detail the federal income tax consequences to shareholders if the merger is so modified, see page 43.


     Tender Offer. Under the terms of the merger agreement, Fortis is entitled, at its sole option, to cause Greenland Acquisition Corp. to commence a tender offer to acquire up to 100%, but not less than a majority, of the outstanding common stock, and to acquire any amount up to 100% of the preferred stock.

     Appraisal Rights. Under Florida law, holders of preferred stock and common stock have no right to an appraisal of the value of their shares in connection with the merger.

STOCK OPTION AGREEMENT

     Fortis and American Bankers have entered into a stock option agreement under which American Bankers has granted Fortis an option to purchase a number of newly issued shares of common stock equal to approximately 19.9% of the outstanding shares of common stock if certain events occur. The combined value of the termination fee and the stock option is limited to $100 million. The stock option agreement may make it more difficult and expensive for American Bankers to consummate a business combination with a party other than Fortis.

VOTING AGREEMENT

     Certain shareholders of American Bankers holding approximately 7.5 percent of the outstanding American Bankers common stock have entered into a voting agreement with Fortis, pursuant to which such stockholders agreed to vote their shares in favor of adoption of the merger agreement and approval of the merger.

FORWARD LOOKING STATEMENTS MAY PROVE INACCURATE

     THE COMPANIES HAVE MADE FORWARD LOOKING STATEMENTS IN THIS DOCUMENT AND IN DOCUMENTS THAT ARE INCORPORATED BY REFERENCE THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD LOOKING STATEMENTS INCLUDE INFORMATION CONCERNING POSSIBLE OR ASSUMED FUTURE RESULTS OF OPERATIONS OF AMERICAN BANKERS. WHEN WORDS SUCH AS "BELIEVES," "EXPECTS," "ANTICIPATES" OR SIMILAR EXPRESSIONS ARE USED, THEY ARE INTENDED TO IDENTIFY FORWARD LOOKING STATEMENTS. SHAREHOLDERS SHOULD NOTE THAT MANY FACTORS, SOME OF WHICH ARE DISCUSSED ELSEWHERE IN THIS DOCUMENT AND IN THE DOCUMENTS WHICH ARE INCORPORATED IN THIS PROXY STATEMENT BY REFERENCE, COULD AFFECT THE FUTURE FINANCIAL AND BUSINESS RESULTS OF AMERICAN BANKERS AND COULD CAUSE THOSE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN THE FORWARD LOOKING STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE INTO THIS DOCUMENT.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The common stock and preferred stock are listed on the New York Stock Exchange, under the symbols "ABI" and "ABI 3 1/8 Pfd", respectively. The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of common stock and preferred stock reported on the New York Stock Exchange composite tape (and, for periods prior to July 9, 1997 with respect to common stock and preferred stock, the Nasdaq National Market) and the dividends declared for the common stock and preferred stock. All prices are as reported by the National Quotation Bureau, Incorporated.


                                               AMERICAN BANKERS              AMERICAN BANKERS
                                               COMMON STOCK(1)              PREFERRED STOCK(2)
                                          --------------------------    --------------------------
                                          HIGH     LOW     DIVIDENDS    HIGH     LOW     DIVIDENDS
                                          ----     ---     ---------    ----     ---     ---------
1996:
  First Quarter.........................   19 13/16  16 3/4   .095
  Second Quarter........................   21 15/16  16 7/16   .10
  Third Quarter.........................   25 1/8   19 29/32   .10       59       50     .807
  Fourth Quarter........................   25 15/16  23 3/32   .10       60 1/4   56 1/2 .781
1997:
  First Quarter.........................   29 5/8   24 3/8   .10         68 1/2   59 3/8 .781
  Second Quarter........................   34 1/32  25 3/16   .105       76 3/4   61 5/8 .781
  Third Quarter.........................   38 5/16  32 3/16   .11        82 1/2   72 1/2 .781
  Fourth Quarter........................   45 15/16  36 11/16   .11      93 3/8   78     .781
1998:
  First Quarter.........................   65 3/4   45 5/8   .11        132 1/2   92 3/8 .781
  Second Quarter........................   65 3/16  57 3/4   .11        131 1/4  117 5/8 .781
  Third Quarter.........................   61 1/4   41 3/4   .11        123 5/8   86     .781
  Fourth Quarter........................   48 3/8   31 5/16   .12       100       65 1/2 .781
1999:
  First Quarter.........................   52 1/2   44 1/2   .12        105 15/16  91    .781
  Second Quarter (through May 12,
     1999)..............................   53 5/16  51 15/16 --         106 3/4  105     .781


---------------
(1) All common stock information has been adjusted to reflect a two-for-one stock split which was effected in September 1997.

(2) The preferred stock was not publicly traded prior to July 23, 1996.

RECENT CLOSING PRICES


     The following table sets forth the closing prices per share of the common stock and the preferred stock on the New York Stock Exchange on March 5, 1999, the last trading day before announcement of the proposed merger, and on May 12, 1999, the latest practicable trading day before the filing of this proxy statement.



                                                       AMERICAN BANKERS    AMERICAN BANKERS
                                                         COMMON STOCK      PREFERRED STOCK
                                                       ----------------    ----------------
March 5, 1999........................................         46 3/8              97 7/16
May 12, 1999.........................................         53 1/8             106 3/4


NUMBER OF SHAREHOLDERS

     As of [--], 1999, there were [--] shareholders of record who held shares of preferred stock and approximately [--] shareholders of record who held shares of common stock, as shown on the records of American Bankers' transfer agent for the preferred stock and American Bankers' transfer agent for the common stock, respectively.

                      SELECTED CONSOLIDATED FINANCIAL DATA


     The selected financial data of American Bankers at or for the years ended 1998, 1997, 1996, 1995 and 1994 and at or for the quarters ended March 31, 1998 and March 31, 1999 presented below has been derived from the audited consolidated financial statements of American Bankers incorporated by reference in this proxy statement. The information shown below is qualified in its entirety by, and should be read in conjunction with, the related consolidated financial statements of American Bankers, including the related notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for American Bankers incorporated by reference in this proxy statement.


                  SELECTED FINANCIAL DATA OF AMERICAN BANKERS
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)


                           AT OR FOR THREE MONTHS
                               ENDED MARCH 31,                       AT OR YEAR ENDED DECEMBER 31,
                           -----------------------   --------------------------------------------------------------
                              1999         1998         1998         1997         1996         1995         1994
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                           (UNAUDITED)  (UNAUDITED)
Revenues(a)
  Net premiums earned....  $  357,000   $  356,800   $1,432,000   $1,453,800   $1,378,500   $1,240,700   $1,094,300
  Net investment
     income..............      39,400       35,200      149,700      134,100      121,200       99,400       74,400
  Realized investment
     gains...............       3,000        2,200       19,800       10,400        7,800          700        2,700
  Merger termination
     fees, net...........                 (100,000)     300,000           --           --           --           --
  Other income...........      12,500        6,000       28,700       23,100       21,500       20,100       15,400
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total revenues...........     411,900      300,200    1,930,200    1,621,400    1,529,000    1,360,900    1,186,800
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Benefits and expenses
  Benefits, claims,
     losses, and
     settlement
     expenses............     116,200      122,900      509,000      532,600      523,000      463,100      437,900
  Commissions............     163,700      153,800      625,300      614,200      571,800      526,500      437,700
  Operating expenses.....      83,600       88,900      375,100      298,800      280,800      251,500      220,200
  Interest expenses......       2,700        4,200       19,100       16,200       17,500       15,600       11,200
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total benefits and
  expenses...............     366,200      369,800    1,528,500    1,461,800    1,393,100    1,256,700    1,107,000
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
  Pre-tax income (loss)
     from operations.....      45,700      (69,600)     401,700      159,600      135,900      104,200       79,800
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Income tax (expense)
  benefit
  Current................      (9,500)      19,900     (148,600)     (37,300)     (28,900)     (25,200)     (14,800)
  Deferred...............      (2,200)       7,000       13,900       (7,400)     (12,500)      (6,700)      (8,500)
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
                              (11,700)      26,900     (134,700)     (44,700)     (41,400)     (31,900)     (23,300)
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Net income (loss)........      34,000       42,700   $  267,000   $  114,900   $   94,500   $   72,300   $   56,500
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Per common share data
Basic Net Income
  (loss).................        0.77        (1.06)  $     6.12   $     2.60   $     2.24   $     1.78   $     1.40
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Diluted Net income.......        0.73          N/A   $     5.68   $     2.45   $     2.16   $     1.74   $     1.37
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Dividends per common
  share..................        0.12         0.11   $     0.45   $     0.43   $     0.40   $     0.38   $     0.36
                           ----------   ----------   ----------   ----------   ----------   ----------   ----------
Total Assets.............  $4,281,700   $3,848,700   $4,368,500   $3,782,500   $3,469,500   $2,987,700   $2,432,500
Notes Payable............  $  147,800   $  346,000   $  193,700   $  242,600   $  222,500   $  236,000   $  197,800
Stockholders' Equity.....  $1,065,500   $  784,200   $1,060,900   $  813,900   $  710,200   $  513,000   $  405,900


     1996 and prior per common share data is restated to reflect stock split which was effected in September 1997.

     The amounts reported are in accordance with Financial Accounting Standards Board Statement 113.

                              THE SPECIAL MEETINGS

GENERAL; DATES, TIMES AND PLACES


     This proxy statement (the "Proxy Statement") is being provided by, and the enclosed proxy is solicited by and on behalf of, the board of directors (the "American Bankers Board") of American Bankers Insurance Group Inc. ("American Bankers" or the "Company") for use at the special meeting of the holders of the Company's $3.125 Series B Cumulative Convertible Preferred Stock, no par value (the "Preferred Stock"), and the special meeting of the holders of the Common Stock, par value $1.00 per share (the "Common Stock"), as applicable.


     The special meeting for the holders of the Preferred Stock (including any and all adjournments and postponements thereof, the "Preferred Shareholders Special Meeting") will be held on [ -- ], 1999 at [ -- ] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

     The special meeting for the holders of the Common Stock (including any and all adjournments and postponements thereof, the "Common Shareholders Special Meeting," and together with the Preferred Shareholder Special Meeting, the "Special Meetings") will be held on [ -- ], 1999 at [ -- ] A.M., Eastern time, at the Auditorium of the Company's Headquarters, 11222 Quail Roost Drive, Miami, Florida 33157-6596.

PURPOSE OF THE SPECIAL MEETINGS

     The purpose of the Special Meetings is to consider and vote upon the approval and adoption of an Agreement and Plan of Merger, dated as of March 5, 1999 (the "Merger Agreement"), among American Bankers, Fortis, Inc. ("Fortis") and Greenland Acquisition Corp. ("Sub") and the merger contemplated thereby (the "Merger"), and to transact any other business that is properly brought before the Special Meetings.

REVOCATION OF PROXIES

     Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to American Bankers, by mailing to American Bankers a later dated proxy which is received by American Bankers prior to the applicable Special Meeting or by voting in person at the applicable Special Meeting.

RECORD DATES; VOTES REQUIRED

     All voting rights for the Preferred Shareholders Special Meeting are vested exclusively in the holders of Preferred Stock, with each share entitled to one vote. Only holders of shares of Preferred Stock of record at the close of business on [ -- ], 1999 (the "Record Date") are entitled to notice of and to vote at the Preferred Shareholders Special Meeting. Holders of shares of Preferred Stock have no dissenters' rights of appraisal in connection with the Merger.

     All voting rights for the Common Shareholders Special Meeting are vested exclusively in the holders of Common Stock, with each share entitled to one vote. Only holders of shares of Common Stock of record at the close of business on the Record Date are entitled to notice of and to vote at the Common Shareholders Special Meeting. Holders of shares of Common Stock have no dissenters' rights of appraisal in connection with the Merger.


     Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote by the holders of at least a majority of the shares of Common Stock outstanding as of the Record Date voting as a separate class. In addition, in the event that the Merger Agreement and the Merger are not approved by the holders of at least 2/3 of the shares of Preferred Stock outstanding, voting as a separate class, or Fortis reasonably determines that such a vote is not likely to be obtained, the Merger Agreement provides that the proposed transaction will be modified so as to leave the Preferred Stock outstanding after the Merger. See

"The Merger Agreement -- Modification for Preferred Stock" and "Information for Holders of Preferred Stock." The transaction as modified would not require the approval of the holders of Preferred Stock nor would it require any additional approval by the holders of Common Stock.


     Under New York Stock Exchange ("NYSE") rules, brokers and nominees are precluded from exercising their voting discretion on the proposal to approve and adopt the Merger Agreement and the Merger and, for this reason, absent specific instructions from the beneficial owner of shares, are not permitted to vote such shares thereon. Because the affirmative vote of a majority of the shares of Common Stock outstanding on the Record Date is required for approval of the Merger, a broker non-vote or an abstention with respect to the Merger will have the effect of a vote against the Merger.


     As of the Record Date, no directors or executive officers of American Bankers or any of their affiliates beneficially owned any shares of Preferred Stock. Based on the approximately [ -- ] shares of Preferred Stock outstanding as of the Record Date, a total of approximately [ -- ] shares of Preferred Stock are required to be voted in favor of the Merger Agreement and the Merger in order for the Merger Agreement and the Merger to be approved by the holders of the Preferred Stock.


     As of the Record Date, directors and executive officers of American Bankers and their affiliates as a group beneficially owned [ -- ] shares of Common Stock, or approximately [ -- ]% of the shares of Common Stock outstanding as of the Record Date. Messrs. R. Kirk Landon, Chairman of the American Bankers Board, and Gerald N. Gaston, Vice Chairman, President and Chief Executive Officer, of American Bankers, who held beneficially in the aggregate as of the Record Date approximately 7.5% of the combined voting power of the Common Stock outstanding as of the Record Date, have entered into a voting agreement (the "Voting Agreement"), in which they have agreed, among other things, to vote all of their shares of Common Stock in favor of the adoption and approval of Merger Agreement and the Merger. See "Related Agreements and Transactions -- Voting Agreement". Based on the approximately [ -- ] shares of Common Stock outstanding as of the Record Date, a total of approximately [ -- ] shares of Common Stock are required to be voted in favor of the Merger Agreement and the Merger in order for the Merger Agreement and the Merger to be approved by the holders of the Common Stock. Accordingly, American Bankers directors, executive officers and their affiliates hold shares representing approximately [ -- ]% of the total number of shares of Common Stock required for approval of the Merger Agreement and the Merger. Holders of approximately [ -- ]% of the total number of shares of Common Stock required for approval of the Merger Agreement and the Merger have contractually agreed to vote in favor of the Merger Agreement and the Merger.

QUORUM

     The Florida Business Corporation Act (the "FBCA"), the American Bankers Third Amended and Restated Articles of Incorporation (the "American Bankers Articles"), the American Bankers Bylaws (the "American Bankers Bylaws") and the Securities Exchange Act of 1934, as amended, (the "Exchange Act") contain requirements governing the actions of American Bankers shareholders at the Special Meetings. According to the American Bankers Bylaws, holders of a majority of the shares of Preferred Stock outstanding on the Record Date must be present, either in person or by proxy, at the Preferred Shareholders Special Meeting to constitute a quorum, and holders of a majority of the shares of Common Stock outstanding on the Record Date must be present, either in person or by proxy, at the Common Shareholders Special Meeting to constitute a quorum. In general, abstentions and broker non-votes are counted as present or represented for the purposes of determining a quorum for the Special Meetings.

EXPENSES OF SOLICITATION


     The expenses of this solicitation will be borne by American Bankers. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and American Bankers will, upon request, reimburse them for reasonable expenses of so doing. Solicitation of proxies from some shareholders may be made by American Bankers' officers and regular employees by telephone, facsimile, or in person after the initial solicitation. In addition, Morrow & Co., Inc. (the "Proxy Solicitor") has been retained to assist in the solicitation of proxies. The Proxy Solicitor may contact holders of shares of Preferred Stock and Common Stock by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials to beneficial owners of shares of Preferred Stock and Common Stock. The Proxy Solicitor will receive reasonable and customary compensation for its services (estimated at $12,500), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.


MISCELLANEOUS

     It is not expected that any matter not referred to herein will be presented for action at the Special Meetings. If any other matters are properly brought before the Special Meetings, the persons named in the proxies will have discretion to vote on such matters in accordance with their best judgment. The grant of a proxy will also confer discretionary authority on the persons named in the proxy as proxy appointees to vote in accordance with their best judgment on matters incident to the conduct of the Special Meetings, including (except as stated in the following sentence) postponement or adjournment for the purpose of soliciting additional votes. However, shares represented by proxies that have been voted "AGAINST" the Merger Agreement and the Merger will not be used to vote "FOR" postponement or adjournment of the Special Meetings for the purposes of allowing additional time for soliciting additional votes "FOR" the approval and adoption of the Merger Agreement and the Merger.

     Holders of Preferred Stock and holders of Common Stock should not send their stock certificates with their proxy cards. If the Merger is consummated, a separate letter of transmittal will be mailed to the holders of Common Stock and to the holders of Preferred Stock, if applicable, which will enable a holder to receive the appropriate consideration.

                                   THE MERGER

BACKGROUND OF THE MERGER

     Fortis, through a group of wholly owned subsidiaries called American Security Group ("ASG"), and American Bankers have been engaged in similar lines of insurance businesses for several years. From time to time, American Bankers and Fortis have informally explored the possibility of some type of business combination in which American Bankers might acquire ASG, or Fortis might acquire American Bankers. Discussions began on a formal basis in October 1998, when American Bankers considered a possible acquisition of ASG, with Fortis receiving a substantial common equity interest in American Bankers.

     On October 22, 1998, a meeting was held at American Bankers' headquarters, involving Allen R. Freedman, Chairman and Chief Executive Officer of Fortis, J. Kerry Clayton, Executive Vice President of Fortis, David Gubbay, Senior Vice President Corporate Development of Fortis, Floyd G. Denison, Executive Vice President of Finance for American Bankers and Arthur W. Heggen, Executive Vice President and Secretary of American Bankers. The purpose of the meeting was to exchange information to determine potential synergies which might be realized in connection with a combination between ASG and American Bankers


     On October 23, 1998, American Bankers and Fortis entered into a confidentiality agreement (the "Confidentiality Agreement") to enable the Company to conduct due diligence in connection with the possible business combination. A series of meetings and conference calls were held throughout October, November and early December of 1998, during which evaluation material on ASG was provided to American Bankers for evaluation.


     On December 26, 1998, Mr. Gaston and Mr. Freedman met. At that meeting, Mr. Freedman informed Mr. Gaston that Fortis was interested in acquiring American Bankers. Mr. Gaston agreed that due diligence could continue on that basis, but remained committed at that point to an acquisition of ASG by American Bankers.

     In January 1999, meetings were conducted between representatives of Fortis and American Bankers to investigate potential marketing and revenue synergies, cost savings and compliance issues in the event American Bankers and ASG were combined.

     Between February 12 and 18, Fortis conducted an in-depth due diligence, both on- and off-site, of American Bankers.


     On February 17, Mr. Freedman and Mr. Gaston talked by telephone, at which time Mr. Freedman reiterated Fortis' desire to acquire American Bankers, rather than to complete a sale of ASG to American Bankers. The parties discussed Fortis' proposed price range of $52.00 to $54.00 per share of Common Stock, and American Bankers' proposed range of $55.50 to $57.00. On February 21, 1999, Alston & Bird LLP, counsel to Fortis, delivered to American Bankers a preliminary draft of a merger agreement, providing for Fortis' acquisition of American Bankers.


     On February 25, 1999, Fortis made a non-binding written proposal to American Bankers to purchase all of the outstanding capital stock of American Bankers for a purchase price of $55.00 per share of Common Stock and $109.857 per share of Preferred Stock. The proposal called for 70% of the purchase price to be paid in cash with the remaining 30% to be paid in shares (or American Depositary Receipts) of Fortis (NL) N.V., a Dutch corporation and a parent company of Fortis. In addition, Fortis reserved the right to increase the cash component of its offer, up to a maximum of 100%. The written proposal also stated that retention of American Bankers executives after closing was essential. Another draft of a merger agreement as well as drafts of a stock option agreement and voting agreement, containing proposed terms for the combination, were also delivered with the proposal.

     Negotiations between representatives of Fortis and American Bankers over the terms of the transaction continued over the next several days. In addition to continuing discussions over the per share purchase price to be paid by Fortis, discussions occurred regarding the portion of the purchase price to be paid in cash and the nature and amount of any termination fees. Beginning on March 1, American Bankers, Fortis, Donaldson, Lufkin & Jenrette Securities Corporation, financial advisor to Fortis, Salomon Smith Barney Inc. ("Salomon Smith Barney"), financial advisor to American Bankers, Alston & Bird LLP, counsel to Fortis, Dewey Ballantine LLP, counsel to American Bankers, and Jorden Burt Boros Cicchetti Berenson & Johnson LLP, counsel to American Bankers, negotiated the terms of the Merger Agreement, Stock Option Agreement and Voting Agreement.

     On March 2, 1999, Fortis orally informed American Bankers that it was modifying the terms of its offer so that 100% of the purchase price was to be paid in cash. Later that day, the American Bankers Board met to consider Fortis' proposal. At that meeting, Mr. Gaston presented the Fortis proposal to the American Bankers Board and reviewed in detail the history of the recent discussions with Fortis. Salomon Smith Barney made a presentation on the financial aspects of a combination between American Bankers and Fortis. Salomon Smith Barney also reported to the American Bankers Board that it, as well as Mr. Gaston and Mr. Denison, based in part on limited discussions they had with certain companies, did not believe that any of the companies they viewed as possible acquirors would likely be willing and able to enter into a transaction with American Bankers that would be on terms superior to those of Fortis' proposal and which could be completed on a timely basis. Following Salomon Smith Barney's presentation, Mr. Freedman was invited to join the meeting and address the American Bankers Board to indicate Fortis' interest in acquiring American Bankers. After Mr. Freedman left the meeting, the American Bankers Board asked numerous questions about the Fortis' offer to management of American Bankers, Salomon Smith Barney, Dewey Ballantine LLP and Jorden Burt Boros Cicchetti Berenson & Johnson LLP. The American Bankers Board discussed the Fortis offer and whether any other party existed who would be willing and able to make a superior offer to Fortis' proposal. Following this discussion, the American Bankers Board instructed management to continue negotiations with Fortis.

     On March 4, 1999, American Bankers entered into Amendment Number Two ("Amendment Number Two") to the Rights Agreement (the "Rights Agreement") between American Bankers and ChaseMellon Shareholder Services, L.L.C. Amendment Number Two provides that Fortis, Sub and their affiliates will not be deemed to be an Acquiring Person (as defined in the Rights Agreement), a Distribution Date (as defined in the Rights Agreement) will not be deemed to occur, and the rights issuable pursuant to the Rights Agreement will not separate from the shares of Common Stock, solely as a result of Fortis or Sub entering into the Merger Agreement, the Voting Agreement or the Stock Option Agreement or consummating the Tender Offer (as hereinafter defined), the Merger and/or the other transactions contemplated thereby.

     On March 5, 1999, the American Bankers Board met again to discuss Fortis' offer. The American Bankers Board discussed whether any other acquiror existed who would be both willing and able to make a superior offer to Fortis' offer. Dewey Ballantine LLP reviewed for the American Bankers Board its fiduciary duties, and described the principal terms of the Merger Agreement, the Stock Option Agreement and the Voting Agreement. Salomon Smith Barney presented its opinion, based upon and subject to certain matters stated therein, as to the fairness, from a financial point of view, of the consideration to be received by holders of Preferred Stock and Common Stock. Salomon Smith Barney also provided the American Bankers Board with the detailed analysis conducted by Salomon Smith Barney in reaching its conclusions. The American Bankers Board asked questions about the Merger to management of American Bankers, Salomon Smith Barney, Dewey Ballantine LLP and Jorden Burt Boros Cicchetti Berenson & Johnson LLP. Thereafter, following further discussion, the American Bankers Board unanimously determined that the Merger is fair to, advisable and in the best interests of, American Bankers and its shareholders (including holders of Preferred Stock and Common Stock). Accordingly, the American Bankers Board unanimously approved the Merger Agreement, Stock Option Agreement and Voting Agreement and the Merger, and resolved unanimously to recommend that the shareholders of American Bankers (including holders of Preferred Stock and Common Stock) vote for approval and adoption of the proposed Merger Agreement and the Merger.

     Later on March 5, 1999, the Merger Agreement and Stock Option Agreement were executed by American Bankers and Fortis, and the Voting Agreement was executed by Fortis and Messrs. Gaston and Landon.

REASONS FOR THE MERGER; RECOMMENDATION OF THE AMERICAN BANKERS BOARD


     THE AMERICAN BANKERS BOARD HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT, HAS DETERMINED THAT THE MERGER IS FAIR TO, ADVISABLE AND IN THE BEST INTERESTS OF, AMERICAN BANKERS AND ITS SHAREHOLDERS (INCLUDING HOLDERS OF BOTH PREFERRED STOCK AND COMMON STOCK), AND RECOMMENDS THAT HOLDERS OF PREFERRED STOCK AND COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.



     In reaching its determination to recommend approval and adoption of the Merger Agreement and the Merger, the American Bankers Board consulted with American Bankers management, as well as Dewey Ballantine LLP, Jorden Burt Boros Cicchetti Berenson & Johnson LLP and Salomon Smith Barney, and considered a number of factors, including the following:



          (i) American Bankers' Business, Condition and Prospects. The American Bankers Board considered information with respect to the financial condition, results of operations and business of American Bankers, on both an historical and prospective basis, and current industry, economic and market conditions, including American Bankers' market position in the domestic credit insurance market and the recent emphasis on developing international credit insurance markets for American Bankers. The members of the American Bankers Board were familiar with and knowledgeable about American Bankers' business and affairs and further reviewed these matters in the course of their deliberations. The American Bankers Board considered American Bankers' historical growth and the capital requirements which would be needed to sustain a similar level of growth in the future, given the preeminent position held by American Bankers in the domestic credit insurance market. The American Bankers Board noted that there could be no assurance as to American Bankers' access to such capital on acceptable terms.


          (ii) Time Needed to Complete the Transaction. The American Bankers Board considered the fact that since Fortis currently has no securities registered in the United States and does not have financial statements meeting U.S. securities law requirements, a shorter time would be needed to close an all-cash merger with Fortis rather than one with a purchase price paid partially in shares or American Depositary Receipts. The American Bankers Board also considered Fortis' size and standing in the insurance industry and the likelihood that Fortis would be able to gain prompt regulatory approval as a result of those factors, as evidenced by its recent acquisitions of three United States based insurers.

          (iii) Terms of the Merger. The American Bankers Board considered the terms and provisions of the Merger Agreement, the Stock Option Agreement and the Voting Agreement. The American Bankers Board considered the terms of the Merger Agreement that permit the American Bankers Board, subject to the limitations described below in "The Merger Agreement -- Agreement Not to Solicit Other Offers", to receive unsolicited inquiries and proposals from, and negotiate and give information to, third parties. The American Bankers Board further considered that the total amount which could be realized by Fortis pursuant to the termination fee and the Stock Option Agreement was capped at $100 million. The American Bankers Board found reasonable the views of Dewey Ballantine LLP and Salomon Smith Barney that a $100 million termination fee was within the range of fees payable in comparable transactions and that the fee, in conjunction with the Stock Option Agreement and the Voting Agreement, would not in and of itself preclude alternative proposals, although the American Bankers Board did note that the granting to Fortis of the option contemplated by the Stock Option Agreement could prevent any third party from engaging in a transaction with American Bankers which could be accounted for as a "pooling of interests," making any such alternative proposal less likely. The American Bankers Board further considered that Fortis had stated that it would not enter into a transaction which did not include provisions similar to the termination fee, Stock Option Agreement and Voting Agreement.

          (iv) Opinion of Salomon Smith Barney. The American Bankers Board considered the oral opinion delivered on March 5, 1999 by Salomon Smith Barney (which it subsequently confirmed by delivery of a written opinion dated March 5, 1999) that as of the date of such opinion, and based upon and subject to certain matters stated therein, the Common Stock Merger Consideration (as defined in such opinion) is fair, from a financial point of view, to the holders of Common Stock and the Preferred Stock Merger Consideration (as defined in such opinion) is fair, from a financial point of view, to the holders of Preferred Stock. The American Bankers Board also considered the oral and written presentations made to it by Salomon Smith Barney. See "The
     Merger -- Opinion of American Bankers' Financial Advisor." A copy of Salomon Smith Barney's written opinion to the American Bankers Board, dated March 5, 1999, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Appendix IV to this Proxy Statement and is incorporated herein by reference.

          (v) Historical and Recent Market Prices Compared to Consideration to be Received by Holders of Common Stock. The American Bankers Board reviewed the historical market prices and trading information with respect to the Common Stock, and considered that (A) the price of $55.00 per share of Common Stock represented a premium of approximately 15.2% over the
    $47 3/4 closing price of the Common Stock on the NYSE on March 4, 1999, the last full trading day prior to the March 5 American Bankers Board meeting and (B) the price of $55.00 per share of Common Stock represented a 17.2% premium over the average closing price of the Common Stock for the 30 previous trading days prior to the March 5 American Bankers Board meeting.

          (vi) Potential for Other Acquirors. The American Bankers Board considered the fact that Salomon Smith Barney, as well as Mr. Gaston and Mr. Denison, based in part on limited discussions they had with certain companies, did not believe that any of the companies they viewed as possible acquirors would likely be willing and able to enter into a transaction with American Bankers that would be on terms superior to those of Fortis' proposal and which could be completed on a timely basis.

          (vii) Countervailing Considerations. The American Bankers Board considered certain factors that might be characterized as countervailing factors, including:

             (a) The fact that the terms of the Merger would not permit holders of Common Stock or Preferred Stock to continue to hold a common equity interest in Fortis following the Merger, thus preventing holders of Common Stock or Preferred Stock from participating in the synergies expected to result from the combination of the two companies.

             (b) The fact that, if the Merger Agreement and the Merger are not approved by the holders of Preferred Stock, the Merger Agreement provides that the transaction will be modified, as described below in "The Merger Agreement -- Modification for Preferred Stock," without any further action, including any action by the American Bankers Board. In that regard, the American Bankers Board noted that the transaction as modified would not require the approval of the holders of the Preferred Stock, and would not require any additional approval of the holders of Common Stock.

          (viii) Conflicts of Interest. The American Bankers Board reviewed the matters discussed below in "The Merger -- Interests of Certain Persons in the Merger" and determined that such matters did not affect the American Bankers Board's assessment of the Merger and the value which it presented to holders of Preferred Stock and Common Stock.


     The foregoing discussion of the information and factors considered and given weight by the American Bankers Board is not intended to be exhaustive but includes all material factors, including negative factors, considered by the American Bankers Board. In view of the wide variety of factors considered in connection with the Merger, the American Bankers Board did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decision.


OPINION OF AMERICAN BANKERS' FINANCIAL ADVISOR

     Salomon Smith Barney was retained by American Bankers to act as its financial advisor in connection with the proposed Merger. In connection with such engagement, American Bankers requested that Salomon

Smith Barney evaluate the fairness, from a financial point of view, to holders of Common Stock and to holders of Preferred Stock of the consideration to be received by such holders pursuant to the terms of the proposed Merger. On March 5, 1999, at a meeting of the American Bankers Board held to evaluate the Merger contemplated by the Merger Agreement, Salomon Smith Barney delivered an oral opinion (subsequently confirmed by delivery of a written opinion dated March 5, 1999) to the American Bankers Board to the effect that, as of the date of such opinion and based upon and subject to certain matters stated therein, the Common Stock Consideration (as defined in the opinion) was fair, from a financial point of view, to the holders of Common Stock, and the Preferred Stock Consideration (as defined in the opinion) was fair, from a financial point of view, to the holders of Preferred Stock.

     In arriving at its opinion, Salomon Smith Barney reviewed a draft of the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of American Bankers concerning the business, operations and prospects of American Bankers. Salomon Smith Barney examined certain publicly available business and financial information relating to American Bankers and Fortis (NL) N.V., Fortis (B) and their affiliates ("Fortis Group") as well as certain financial forecasts for American Bankers and other information and data for American Bankers which were provided to or otherwise discussed with Salomon Smith Barney by the management of American Bankers. Salomon Smith Barney reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: (i) current and historical market prices and trading volumes of the Common Stock; (ii) the historical and projected earnings and other operating data of American Bankers; and (iii) the capitalization and financial condition of American Bankers. Salomon Smith Barney also considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which Salomon Smith Barney considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to other companies whose operations Salomon Smith Barney considered relevant in evaluating that of American Bankers. In addition to the foregoing, Salomon Smith Barney conducted such other analyses and examinations and considered such other financial, economic and market criteria as Salomon Smith Barney deemed appropriate in arriving at its opinion. Salomon Smith Barney noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney, as of the date of its opinion.

     In rendering its opinion, Salomon Smith Barney assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with Salomon Smith Barney. Salomon Smith Barney also assumed, with the consent of the American Bankers Board, that the final terms of the Merger Agreement reviewed by Salomon Smith Barney in draft form would not vary materially from the draft reviewed by Salomon Smith Barney. With respect to financial forecasts and other information and data furnished to or otherwise reviewed by or discussed with Salomon Smith Barney, the management of American Bankers advised Salomon Smith Barney that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of American Bankers as to the future financial performance of American Bankers. Salomon Smith Barney did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of American Bankers nor did Salomon Smith Barney make any physical inspection of the properties or assets of American Bankers. No other limitations were imposed by American Bankers on Salomon Smith Barney with respect to the investigations made or procedures followed by Salomon Smith Barney in rendering its opinion.

     In preparing its opinion to the American Bankers Board, Salomon Smith Barney performed a variety of financial and comparative analyses. The summary of such analyses set forth below does not purport to be a complete description of the analyses underlying Salomon Smith Barney's opinion. The preparation of a financial opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Salomon Smith Barney believes that its analyses must be considered as a whole and that selecting portions of such analyses or any of the individual factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying such analyses and its opinion. In its analyses, Salomon Smith Barney made numerous assumptions with respect to American Bankers, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of American Bankers. The estimates contained in such analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. Salomon Smith Barney's opinion dated March 5, 1999 and financial analyses were only one of many factors considered by the American Bankers Board in its evaluation of the Merger and should not be viewed as determinative of the views of the American Bankers Board or management with respect to the Merger.

     The following is a summary of the material financial analyses performed by Salomon Smith Barney in connection with its opinion dated March 5, 1999.

  Selected Public Company Analysis

     Specialty Insurance Companies. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of American Bankers and seven selected publicly traded specialty insurance companies, consisting of: Frontier Insurance Group, Inc.; HCC Insurance Holdings, Inc.; HSB Group, Inc.; Markel Corporation; Mutual Risk Management Ltd.; Orion Capital Corporation; and W. R. Berkley Corporation (collectively, the "Selected Specialty Companies"). Salomon Smith Barney compared, among other things, market values of the Selected Specialty Companies as multiples of, among other things, actual calendar 1998 net operating income computed in accordance with generally accepted accounting principles ("GAAP"), estimated calendar 1999 and calendar 2000 net operating income computed in accordance with GAAP, and GAAP book value as of September 30, 1998. Net operating income projections for the Selected Specialty Companies were based on estimates of selected investment banking firms and net operating income projections for American Bankers were based on estimates of its management. All multiples were based on closing stock prices as of March 3, 1999. Salomon Smith Barney applied a range of selected multiples for the Selected Specialty Companies of actual calendar 1998 GAAP net operating income, estimated calendar 1999 and 2000 GAAP net operating income and GAAP book value as of September 30, 1998 of 12.0x to 16.0x, 11.0x to 15.0x, 9.0x to 13.0x and 1.50x to 2.25x,
respectively, to corresponding financial data of American Bankers (except that GAAP book value of American Bankers is as of December 31, 1998). This resulted in an equity reference range for American Bankers of approximately $33.00 to $45.00 per share on a diluted basis.

     Personal Lines Insurance Companies. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of American Bankers and nine selected publicly traded personal lines insurance companies, consisting of: The Allstate Corporation; American Financial Group, Inc.; Erie Indemnity Company; Horace Mann Educators Corporation; Mercury General Corporation; Ohio Casualty Corporation; The Progressive Corporation; SAFECO Corporation; and 20th Century Industries (collectively, the "Selected Personal Lines Companies"). Salomon Smith Barney compared, among other things, market values of the Selected Personal Lines Companies as multiples of, among other things, actual calendar 1998 net operating income computed in accordance with GAAP, estimated calendar 1999 and calendar 2000 net operating income computed in accordance with GAAP, and GAAP book value as of September 30, 1998. Net operating income projections for the Selected Personal Lines Companies were based on estimates of selected investment banking firms and net operating income projections for American Bankers were based on estimates of its management. All multiples were based on closing stock prices as of March 3, 1999. Salomon Smith Barney applied a range of selected multiples for the Selected Personal Lines Companies of actual calendar 1998 GAAP net operating income, estimated calendar 1999 and 2000 GAAP net operating income and GAAP book value as of September 30, 1998 of 13.0x to 16.0x, 11.5x to 13.5x, 10.5x to 12.5x and 1.75x to 2.25x,
respectively, to corresponding financial data of American Bankers (except that GAAP book value of American Bankers is as of December 31, 1998). This resulted in an equity reference range for American Bankers of approximately $36.00 to $44.00 per share on a diluted basis.

     Life Insurance Companies. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of American Bankers and eight selected publicly traded life insurance companies, consisting of: American General Corporation; The Equitable Companies Incorporated; Hartford Life, Inc.; Jefferson-Pilot Corporation; Lincoln National Corporation; Nationwide Financial Services, Inc.; Protective Life Corporation; and ReliaStar Financial Corp. (collectively, the "Selected Life Companies"). Salomon Smith Barney compared, among other things, market values of the Selected Life Companies as multiples of, among other things, actual calendar 1998 net operating income computed in accordance with GAAP, estimated calendar 1999 and calendar 2000 net operating income computed in accordance with GAAP, and GAAP book value as of September 30, 1998. Net operating income projections for the Selected Life Companies were based on estimates of selected investment banking firms and net operating income projections for American Bankers were based on estimates of its management. All multiples were based on closing stock prices as of March 3, 1999. Salomon Smith Barney applied a range of selected multiples for the Selected Life Companies of actual calendar 1998 GAAP net operating income, estimated calendar 1999 and 2000 GAAP net operating income and GAAP book value as of September 30, 1998 of 17.0x to 20.0x, 15.0x to 18.0x, 13.0x to 16.0x and
2.00x to 2.50x, respectively, to corresponding financial data of American Bankers (except that GAAP book value of American Bankers is as of December 31, 1998). This resulted in an equity reference range for American Bankers of approximately $45.00 to $54.00 per share on a diluted basis.

     Financial Companies. Using publicly available information, Salomon Smith Barney analyzed, among other things, the market values and trading multiples of American Bankers and seven selected publicly traded financial companies, consisting of: American Express Company; Aon Corporation; Associates First Capital Corporation; HSB Group, Inc.; Marsh & McLennan Companies, Inc.; MBNA Corporation; and Mutual Risk Management Ltd. (collectively, the "Selected Financial Companies"). Salomon Smith Barney compared, among other things, market values of the Selected Financial Companies as multiples of, among other things, actual calendar 1998 net operating income computed in accordance with GAAP and estimated calendar 1999 and calendar 2000 net operating income computed in accordance with GAAP. Net operating income projections for the Selected Financial Companies were based on estimates of selected investment banking firms and net operating income projections for American Bankers were based on estimates of its management. All multiples were based on closing stock prices as of March 3, 1999. Salomon Smith Barney applied a range of selected multiples for the Selected Financial Companies of actual calendar 1998 GAAP net operating income and estimated calendar 1999 and 2000 GAAP net operating income of 19.0x to 22.0x, 17.0x to 20.0x and 15.0x to 18.0x, respectively, to corresponding financial data of American Bankers. This resulted in an equity reference range for American Bankers of approximately $51.00 to $60.00 per share on a diluted basis.

     Salomon Smith Barney also compared the relationship between the price to book value multiples and projected return on average equity of the Selected Specialty Companies, Selected Personal Lines Companies, Selected Life Companies and Selected Financial Companies with that of American Bankers.

  Selected Insurance Transactions Analysis

     Using publicly available information, Salomon Smith Barney analyzed the purchase price and implied transaction multiples paid in fourteen selected transactions in the insurance industry consisting of (target/ acquiror):
Transamerica Corporation/AEGON N.V.; NAC Re Corp./XL Capital Ltd.; Executive Risk Inc./ The Chubb Corporation; CIGNA Corporation/ACE Limited; SunAmerica Inc./American International Group, Inc.; General Re Corporation/Berkshire Hathaway Inc.; The Netherlands Insurance Companies/ Guardian Royal Exchange Plc; USF&G Corporation/The St. Paul Companies, Inc.; CapMAC Holdings, Inc./MBIA Inc.; Omni Insurance Group, Inc./The Hartford Financial Services Group, Inc.; Titan Holdings, Inc./USF&G Corporation; Colonial Penn Group Inc./GE Capital Corp.; American States Financial Corporation/SAFECO Corporation; and Johnson & Higgins/Marsh & McLennan Companies, Inc. (collectively, the "Selected Transactions"). Salomon Smith Barney compared the purchase prices in such transactions as multiples of, among other things, net operating income for the last 12 months computed in accordance with

GAAP, estimated GAAP net operating income for the next year and GAAP book value as of the most recent date. All multiples for the Selected Transactions were based on information available at the time of announcement of the transactions. Salomon Smith Barney applied a range of selected multiples for the Selected Transactions of GAAP net operating income for the last 12 months, estimated GAAP net operating income for the next year and most recent GAAP book value of 18.0x to 22.0x, 16.0x to 20.0x and 2.00x to 2.75x, respectively, to corresponding financial data for American Bankers for actual calendar 1998 GAAP net operating income, estimated calendar 1999 GAAP net operating income and GAAP book value as of December 31, 1998. This resulted in an equity reference range for American Bankers of approximately $47.00 to $58.00 per share on a diluted basis.

     No company, business or transaction used as a comparison in the "Selected Public Company Analysis" or the "Selected Insurance Transactions Analysis" is identical to American Bankers or the Merger. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the Selected Specialty Companies, Selected Personal Lines Companies, Selected Life Companies, Selected Financial Companies, Selected Transactions or the business segment, company or transaction to which they are being compared.

  Discounted Dividend Analysis

     Salomon Smith Barney performed a discounted dividend analysis of the projected dividendable GAAP net operating income of American Bankers for fiscal years 1999 through 2003, based on internal estimates of the management of American Bankers. The range of the estimated terminal value for American Bankers at the end of the five-year period was calculated by applying terminal multiples ranging from 14.0x to 16.0x to American Bankers' projected 2004 GAAP net operating income, representing American Bankers' estimated value at December 31, 2003. The terminal value of American Bankers and projected dividendable GAAP net operating income of American Bankers for the five-year period were discounted to December 31, 1998 using rates of 11.5% and 13.5%. This analysis resulted in an equity reference range for American Bankers of approximately $44.38 to $54.02 per share on a diluted basis.

  Other Factors and Comparative Analyses

     In rendering its opinion, Salomon Smith Barney considered certain other factors and conducted certain other comparative analyses, including, among other things, a review of: (i) the historical and projected financial results of American Bankers; (ii) the history of trading prices and volume for the Common Stock; and (iii) premiums paid in selected transactions in the insurance industry.

     Pursuant to the terms of Salomon Smith Barney's engagement, American Bankers has paid Salomon Smith Barney for its services a retainer fee (the "Retainer Fee") of $100,000. In addition, American Bankers has agreed to pay Salomon Smith Barney $1,000,000 with respect to each opinion delivered by Salomon Smith Barney to the American Bankers Board as to whether the consideration to be received by the shareholders of American Bankers in connection with the transaction contemplated by the Merger Agreement or a similar transaction with a party other than Fortis (each, a "Transaction") is fair to the shareholders of American Bankers from a financial point of view. However, under Salomon Smith Barney's engagement, the aggregate Opinion Fees payable can not exceed $2,000,000. Aggregate Opinion Fees of $2,000,000 have been paid for the opinions of Salomon Smith Barney delivered on December 21, 1997 and February 27, 1998. In addition, American Bankers has agreed to pay Salomon Smith Barney a transaction fee (the "Transaction Fee") of $5.5 million (less the Retainer Fee and Opinion Fees), except that in the event a Transaction involves the purchase of shares of Common Stock, an additional fee will be payable as follows: (A) if the total consideration per share paid to or received by the shareholders of American Bankers is greater than $40.00 but less than or equal to $58.00, American Bankers will pay to Salomon Smith Barney an additional fee in the amount equal to the lesser of (x) $6.6 million and (y) 2% of the aggregate amount of such consideration paid to all American Bankers shareholders in excess of $40.00 per share; and (B) if the total consideration per share paid to or received by the shareholders of American Bankers is greater than $58.00, American Bankers will pay to Salomon Smith Barney an additional fee in an amount equal to (x) $6.6 million plus (y) 1% of the aggregate amount of such consideration paid to all American Bankers shareholders in excess of $58.00 per share, provided, however, that the additional fee payable under clause (B) shall not exceed $9.5 million. The Transaction Fee becomes payable upon the consummation of a Transaction. American Bankers has also agreed to reimburse Salomon Smith Barney for reasonable travel and other reasonable out-of-pocket expenses incurred by Salomon Smith Barney in performing its services, including the reasonable fees and expenses of its legal counsel, subject to a cumulative limit of $100,000, and to indemnify Salomon Smith Barney and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney's engagement.

     Salomon Smith Barney has advised American Bankers that, in the ordinary course of business, Salomon Smith Barney and its affiliates may actively trade or hold the securities of American Bankers and Fortis Group or its affiliates for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities. Salomon Smith Barney has in the past provided certain investment banking services to American Bankers and Fortis Group or its affiliates unrelated to the Merger, for which services Salomon Smith Barney has received compensation. In addition, Salomon Smith Barney and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with American Bankers and Fortis Group or its affiliates.

     Salomon Smith Barney is a nationally recognized investment banking firm and was selected by American Bankers based on Salomon Smith Barney's experience, expertise and familiarity with American Bankers and its business. Salomon Smith Barney regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

     THE FULL TEXT OF THE WRITTEN OPINION OF SALOMON SMITH BARNEY DATED MARCH 5, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED HERETO AS APPENDIX IV AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF COMMON STOCK AND PREFERRED STOCK ARE URGED TO READ THIS OPINION CAREFULLY IN ITS ENTIRETY. SALOMON SMITH BARNEY'S OPINION IS DIRECTED TO THE AMERICAN BANKERS BOARD AND RELATES ONLY TO THE FAIRNESS OF THE COMMON STOCK CONSIDERATION AND PREFERRED STOCK CONSIDERATION FROM A FINANCIAL POINT OF VIEW TO HOLDERS OF COMMON STOCK AND TO HOLDERS OF PREFERRED STOCK, RESPECTIVELY, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER OR RELATED TRANSACTIONS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE SPECIAL MEETING. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion describes certain United States federal income tax consequences of the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described herein and could be made on a retroactive basis. This discussion does not address all aspects of federal income taxation that may be important to a shareholder based on such holder's particular circumstances and does not address any aspect of state, local or foreign tax laws. This summary generally considers only shares of Common Stock or Preferred Stock that are held as capital assets (generally, assets held for investment) and may not apply to holders who acquired Common Stock or Preferred Stock pursuant to the exercise of employee stock options or other compensation arrangements with the Company, holders that are subject to special tax treatment (such as broker-dealers, insurance companies, tax-exempt organizations, financial institutions, and regulated investment companies), holders that hold Common Stock or Preferred Stock as part of a "straddle", "hedge", or "conversion transaction", or holders the functional currency of which is not the U.S. dollar.

     Consequences to Holders of Common Stock. A holder of Common Stock will recognize gain or loss equal to the difference between the amount of cash received in the Merger and the holder's adjusted tax basis in the shares of Common Stock exchanged. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the Effective Time (as hereinafter defined) the holder has a holding period for the Common Stock of more than one year.


     Consequences to Holders of Preferred Stock. If the favorable vote of the holders of at least 2/3 of the outstanding shares of Preferred Stock voting as a class is obtained at the Preferred Shareholders Special Meeting, a holder of Preferred Stock will recognize gain or loss equal to the difference between the amount of cash received in the Merger and the holder's adjusted tax basis in the shares of Preferred Stock exchanged. Such gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the Effective Time the holder has a holding period for the Preferred Stock of more than one year. If a favorable vote of the holders of the Preferred Shares is not obtained, the proposed transaction will be modified to leave the Preferred Stock outstanding after the Merger. For a description of the federal income tax consequences associated with such modification, see "The Merger Agreement -- Modification for Preferred Stock."


     Backup Withholding and Information Reporting. Payments of cash to a holder surrendering shares of Common Stock or Preferred Stock will be subject to information reporting and "backup" withholding at a rate of 31% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules will be allowed as a refund or credit against the holder's United States federal income tax liability, provided the required information is furnished to the IRS.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, AMERICAN BANKERS SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REGULATORY FILINGS AND APPROVALS


     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. Fortis and American Bankers each filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on April 16, 1999. On April 30, 1999, American Bankers was notified that it had received early termination of the waiting period under the HSR Act.


     At any time before or after consummation of the Merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of Fortis or American Bankers. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of American Bankers or businesses of Fortis or American Bankers by Fortis. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.


     Insurance. The Merger is also subject to the receipt of necessary approvals from various state and foreign insurance regulatory authorities. In April and May of 1999, Fortis filed an Application for Approval of Acquisition of Control of or Merger with a Domestic Insurer (Form A) or a comparable application (each, a "Form A") in a total of 7 states and where such filings were required and made filings in various foreign jurisdictions. The insurance laws and regulations of certain of the states where such Form A filings were made require hearings by the state insurance departments before deciding whether to grant approval of an acquisition described in a Form A filing. In certain of the states that do not require a hearing prior to approval,

Fortis would be entitled to a hearing in the event the state insurance department proposed not to grant the approval. The approvals described in this paragraph are pending as of the date hereof.


     In addition to the Form A filings, in May 1999, Fortis filed Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (Form E) or a comparable form (each, a "Form E") in 21 states where such filings were required. The Form E filings are generally reviewed within 30 days after filing with the state insurance departments, which may request additional information on the competitive impact of a proposed acquisition. The 30 day time period will expire on or about June 15, 1999. The approvals described in this paragraph are pending in all 21 states as of the date hereof.


     There can be no assurance that the required regulatory approvals described above will be received or, if received, the timing and the terms and conditions thereof.

MANAGEMENT, OPERATIONS AND OWNERSHIP STRUCTURE FOLLOWING THE MERGER

     Following the Merger, American Bankers will continue its operations as a wholly-owned indirect subsidiary of Fortis. The directors of Sub will become the directors of American Bankers. The officers of American Bankers will remain unchanged as a result of the Merger, except that certain employees of Fortis will become officers of American Bankers and Mr. Gaston will retire from employment with American Bankers. However, Mr. Gaston has entered into a consulting agreement with the Company which will become effective following the Merger. Certain other employees have entered into severance agreements with American Bankers which will continue to be effective upon the consummation of the Merger. See "Related Agreements and Transactions -- Gaston Consulting Agreement."

     Fortis and United Family Life Insurance Company ("UFL"), a Georgia domiciled insurance company and a wholly-owned indirect subsidiary of Fortis, have entered into a stock purchase agreement (the "UFL Agreement"), to which American Bankers is not a party. Pursuant to the UFL Agreement, Fortis will transfer all of the common stock of Sub to UFL, so that as of the Effective Time (as defined below), Sub will merge with and into American Bankers as contemplated by the Merger Agreement, UFL will become the direct owner of American Bankers and American Bankers will become a wholly-owned indirect subsidiary of Fortis.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendation of the American Bankers Board with respect to the Merger, American Bankers' shareholders should be aware that certain members of management of American Bankers and members of the American Bankers Board have interests in the Merger that are different from, or in addition to, the interests of the shareholders of American Bankers generally. The American Bankers Board was aware of such interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.


     Gaston Consulting Agreement. American Bankers has entered into a consulting agreement with Gerald N. Gaston which is described more fully below in "Related Agreements and Transactions -- Gaston Consulting Agreement." Pursuant to this consulting agreement, at the Effective Time, the Company is obligated to pay to Mr. Gaston a lump sum of approximately $8,045,000 as full payment of the Company's obligation under the Executive Severance Contract with Mr. Gaston, dated February 1, 1990 (the "Executive Severance Agreement"). In addition, American Bankers has agreed to provide Mr. Gaston with reasonable office space in Coral Gables, Florida, in premises currently leased by American Bankers, providing the cost of such lease does not exceed $175,000 per year.



     Severance Agreements. American Bankers is currently a party to severance agreements (the "Severance Agreements") with Messrs. Eugene Becker, Philip Bruce Camacho, Floyd G. Denision, Jay Fuchs, Darrell Gambero, Leonardo F. Garcia, Gerald N. Gaston, Thomas Hayes, Arthur W. Heggen, Jason J. Israel, Kevin Klotz, Manuel Millor, Sanford Neubarth and Michael Ray (each, an "Officer," and collectively "Officers"). Pursuant to the Merger Agreement, American Bankers has agreed to use its best efforts to cause the Officers (except Messrs. Becker, Gaston and Fuchs) to agree to amendments to the Severance Agreements. Those

Officers entering into the amended Severance Agreements will receive severance payments if they are terminated under certain circumstances. The Severance Agreements, and the amendments thereto, are described more fully below in "Related Agreements and Transactions -- Amendments to Severance Agreements." In addition, pursuant to existing Severance Agreements, Messrs. Becker and Fuchs will receive severance payments due immediately upon the consummation of the Merger. Assuming each Officer entering into an amended Severance Agreement terminated employment immediately following the Merger for Good Reason or under certain other circumstances (as described in "Related Agreements and Transactions -- Amendments to Severance Agreements") and the payment of severance amounts to Messrs. Becker and Fuchs as described above, the estimated aggregate pre-tax amount payable pursuant to the Severance Agreements to all of the Officers is approximately $15.6 million, including payments to American Bankers executive officers for approximately $10.8 million and payments to non-executive officers of approximately $4.8 million. The maximum amount that the Company could incur pursuant to all of the Severance Agreements (including the lump-sum payment to be made to Mr. Gaston pursuant to his consulting agreement as full payment of American Bankers' obligation under his Executive Severance Agreement, as described in "Related Agreements and Transactions -- The Gaston Consulting Agreement") is approximately $23.6 million.



     Stock Options and Restricted Stock. American Bankers maintains various plans pursuant to which stock option awards and restricted stock awards are made to its directors and executive officers. Under the 1999 Non-Employee Director's One-Time Award Plan (the "1999 Non-Employee Directors Plan"), the 1994 Senior Management Stock Option Plan (the "1994 Senior Plan"), the 1991 Stock Option/Restricted Stock Award Plan (the "1991 Award Plan"), and the 1991 Stock Incentive Compensation Plan (the "1991 Incentive Plan"), upon the exercise of a stock option, the optionee is entitled to receive shares of Common Stock which are subject to restrictions on transfer ("Restricted Stock") except for directors, whose shares of Common Stock are free of restriction (and which, in the case of the 1994 Senior Plan and the 1991 Award Plan, are in addition to non-restricted shares of Common Stock received upon such exercise). Pursuant to the terms of the 1999 Non-Employee Directors Plan, the 1994 Senior Plan, the 1991 Award Plan and the 1991 Incentive Plan, upon a "change in control" (as defined in such plans), the restrictions applicable to shares of Restricted Stock then held by directors and executive officers on account of the exercise of options under such plans will lapse. The Merger will constitute a change in control under such plans and, accordingly, the restrictions on shares of Restricted Stock then held by executive officers on account of the exercise of options under such plans will lapse or certain options granted to directors will vest immediately. American Bankers has also granted options to purchase Common Stock under the 1997 Equity Incentive Plan (the "1997 Incentive Plan"). Pursuant to the award agreements entered into under the 1997 Incentive Plan, certain awards will become fully vested and exercisable upon a "change in control" (as defined under the 1997 Incentive Plan). Upon the exercise of an option under the 1997 Incentive Plan, the optionee is entitled to receive shares of Restricted Stock (as well as non-restricted shares of Common Stock). The Merger will constitute a change in control under the 1997 Incentive Plan for certain of the awards thereunder, and, accordingly, those unvested options subject to these change of control provisions under such plan will become immediately vested and exercisable upon consummation of the Merger and shares of Restricted Stock then held on account of the exercise of options under the 1997 Incentive Plan will become fully vested. The treatment in the Merger of outstanding options is described in more detail in "The Merger Agreement -- Treatment of Stock Options."


     Mr. James F. Jorden, a director of American Bankers, is the Managing Senior Partner of the law firm of Jorden Burt Boros Cicchetti Berenson & Johnson LLP, which provides legal services to American Bankers, including in connection with the Merger, for which it will receive compensation.

     On March 5, 1999, the American Bankers Board amended the 1994 Non-Employee Directors' Stock Option Plan to allow grants thereunder to be exercisable for five years or as otherwise determined by the American Bankers Board. The American Bankers Board also extended by one year the term of certain options issued under that plan which were set to expire in May, 1999.

     The following table summarizes the payments to be made under the foregoing plans and agreements to the named executive officers, the elected officers as a group, and the directors of American Bankers:


                                                                                                                  ALL ELECTED
                                                                                                                  OFFICERS AND
                                                 R. KIRK     GERALD N.    EUGENE E.      JAY R.      FLOYD G.      DIRECTORS
                                                  LANDON       GASTON       BECKER       FUCHS       DENISON      (28 PERSONS)
                                                ----------   ----------   ----------   ----------   ----------   --------------
Consulting Agreements.........................  $        0   $8,045,000   $        0   $        0   $        0    $ 8,045,000
Executive Severance...........................           0            0      648,000      495,510    1,770,098     10,812,215
1994 Directors Deferred Compensation
  Plan(1).....................................   1,453,871            0            0            0            0      6,696,499
1999 Non-Employee Directors One-Time Award
  Plan*.......................................           0            0            0            0            0        113,750
Shares Subject to Options*....................           0            0       11,813        9,450       11,025      1,687,700
Restricted Award Shares*......................           0            0      938,250      729,750      750,600      6,677,905
  Totals......................................  $1,453,871   $8,045,000   $1,598,063   $1,234,710   $2,531,723    $34,033,069


---------------
* The aggregate value is based on the closing price of American Bankers Common Stock on the NYSE Composite Transaction Tape on March 26, 1999. The value of stock options included in the aggregate value is net of the applicable exercise price of stock options.

(1) Values given for the 1994 Directors Deferred Compensation Plan are not net of consideration paid.

ABSENCE OF APPRAISAL RIGHTS

     Under Florida law, holders of Preferred Stock and Common Stock are not entitled to dissenters' or appraisal rights in connection with the Merger because the Preferred Stock and the Common Stock are listed on the NYSE.

PUBLIC TRADING MARKETS


     The Preferred Stock and Common Stock currently are listed on the NYSE under the symbols "ABI 3 1/8 Pfd" and "ABI," respectively. Upon consummation of the Merger, the Preferred Stock and Common Stock will be delisted from the NYSE and deregistered under the Exchange Act.



     If the Merger is consummated and the Preferred Stock remains outstanding as described below in "The Merger Agreement -- Modification for Preferred Stock," the Preferred Stock may no longer meet the requirements of the NYSE for continued listing and may, therefore, be delisted from such exchange. According to the NYSE's published guidelines, the NYSE would consider delisting the Preferred Stock if, among other things, the number of publicly held shares of Preferred Stock (excluding shares of Preferred Stock held by officers, directors, their immediate families and other concentrated holdings of 10% or more) was less than 600,000 or there were less than 400 holders of at least 100 shares of Preferred Stock (or at least 1,200 holders if the average monthly trading volume is less than 100,000 shares of Preferred Stock). As of May 12, 1999, there were only three holders of record of the Preferred Stock. If the Preferred Stock no longer meets the requirements of the NYSE for continued listing and the listing of Preferred Stock is discontinued, the price, liquidity and market for the Preferred Stock could be adversely affected.



     If the NYSE were to delist the Preferred Stock (which Fortis has informed American Bankers it currently intends to cause American Bankers to seek if the Merger is completed and the Preferred Stock remains outstanding but no longer meets the NYSE listing requirements), it is possible that the Preferred Stock would trade on another securities exchange or in the over-the-counter market and that price quotations for the Preferred Stock would be reported by such exchange or through the Nasdaq or other sources. The extent of the public market for the Preferred Stock and availability of such quotations would, however, depend upon such factors as the number of holders and/or the aggregate market value of the publicly held Preferred Stock at such time, the interest in maintaining a market in the Preferred Stock on the part of securities firms, the possible termination of registration of the Preferred Stock under the Exchange Act and other factors.



     Furthermore, the Preferred Stock is currently registered under the Exchange Act. Such registration may be terminated upon application of American Bankers to the Securities and Exchange Commission if the

Preferred Stock is neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of the registration of the Preferred Stock under the Exchange Act would substantially reduce the information required to be furnished by the Company to holders of Preferred Stock and to the Securities and Exchange Commission and would make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement pursuant to Section 14(a) in connection with a shareholders' meeting and the related requirement of an annual report to stockholders and the requirements of Rule 13e-3 under the Exchange Act with respect to "going private" transactions, no longer applicable to the Company. Furthermore, "affiliates" of American Bankers and persons holding "restricted securities" of American Bankers may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended. If registration of the Preferred Stock under the Exchange Act were terminated, the Preferred Stock would no longer be eligible for listing on the NYSE or for Nasdaq reporting.



     If the Preferred Stock remains outstanding after the consummation of the Merger, Fortis has informed American Bankers that it currently intends to seek to cause American Bankers to terminate registration of the Preferred Stock under the Exchange Act as soon as the requirements for termination of registration of the Preferred Stock are met. If the Preferred Stock is no longer subject to the reporting requirements of the Exchange Act and the reporting requirements of the Preferred Stock under the Exchange Act are terminated, the price, liquidity and market for the Preferred Stock could be adversely affected.

                              THE MERGER AGREEMENT

     The following describes certain aspects of the proposed Merger, including material provisions of the Merger Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix I to this Proxy Statement and is incorporated herein by reference. Holders of Preferred Stock and Common Stock are urged to read the Merger Agreement carefully. Capitalized terms used in this section or elsewhere in this Proxy Statement but not defined in this Proxy Statement shall have the meanings attributed to them in the Merger Agreement.

GENERAL; MERGER CONSIDERATION

     The terms of the Merger are set forth in the Merger Agreement that was approved by the American Bankers Board and the Fortis board of directors and signed by American Bankers, Fortis and Sub on March 5, 1999, a copy of which is attached hereto as Appendix I. Pursuant to the Merger Agreement, and on the terms and conditions set forth therein, Sub will be merged with and into American Bankers. American Bankers will be the surviving corporation in the Merger (the "Surviving Corporation").

     As a result of the Merger, each share of Common Stock (including any associated rights issued pursuant to American Banker's shareholder rights plan) issued and outstanding immediately prior to the Effective Time (other than shares of Common Stock owned by Fortis, Sub or any other direct or indirect subsidiary of Fortis (the "Fortis Companies") or owned by American Bankers or any direct or indirect subsidiary of American Bankers (the "American Bankers Companies") and in each case not held on behalf of third parties (the "Common Excluded Shares")) shall be converted into and exchanged into the right to receive $55.00 in cash, without interest, (such amount, the "Common Stock Merger Consideration").

     As a result of the Merger, each share of Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares of Preferred Stock owned by the Fortis Companies or the American Bankers Companies and in each case not held on behalf of third parties (the "Preferred Excluded Shares," and together with the Common Excluded Shares, the ("Excluded Shares")) shall be converted into and exchangeable into the right to receive $109.857 in cash, without interest, (the "Preferred Stock Merger Consideration," and together with the Common Stock Merger Consideration to be paid, the "Merger Consideration"), provided, however, that if the Merger is not approved by the holders of at least 2/3 of the outstanding shares of Preferred Stock voting as a class (the "Preferred Stock Requisite Vote") at the Preferred Shareholders Special Meeting or Fortis reasonably determines that the Preferred Stock Requisite Vote is not likely to be obtained, and all conditions to the consummation of the Merger are otherwise satisfied, the Preferred Stock will continue to remain outstanding after the Merger pursuant to the same terms and conditions as are in effect on March 5, 1999 (except that each share of Preferred Stock will be convertible into $109.857 in cash). See "The Merger Agreement -- Modification for Preferred Stock."

CLOSING; EFFECTIVE TIME

     The Closing of the Merger (the "Closing") will take place on the first business day on which the last to be fulfilled or waived of the conditions to the Merger set forth in the Merger Agreement to be fulfilled prior to Closing is satisfied or waived or on such other day as American Bankers and Fortis agree in writing (the "Closing Date"). As soon as practicable following the Closing, American Bankers and Fortis will cause Articles of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Florida. The Merger will become effective at the time the Secretary accepts for record the Articles of Merger or at such later time agreed by the parties and established under the Articles of Merger (the "Effective Time"). See "-- Conditions of the Proposed Merger" and "The Merger -- Required Regulatory Filings and Approvals."

CANCELLATION OF SHARES

     At the Effective Time, all shares of Preferred Stock and Common Stock shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such shares (other than Excluded Shares) shall thereafter represent only the right to the

Preferred Stock Merger Consideration or Common Stock Merger Consideration, as applicable. Each Excluded Share shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

EXCHANGE OF CERTIFICATES

     Promptly after the Effective Time, Fortis shall deposit, or shall cause to be deposited, with [--] (the "Exchange Agent"), for the benefit of the holders of shares of Preferred Stock and Common Stock, the Merger Consideration to be issued or paid pursuant to the Merger Agreement in exchange for shares of Preferred Stock and Common Stock outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) (such cash amounts payable with respect thereto, being hereinafter referred to as the "Exchange Fund"). Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of shares of Preferred Stock and each holder of record of shares of Common Stock (other than holders of Excluded Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration that such holder has the right to receive pursuant to the provisions of the Merger Agreement, and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

TRANSFERS

     After the Effective Time, there shall be no transfers on the stock transfer books of American Bankers of the shares of Preferred Stock or Common Stock that were outstanding immediately prior to the Effective Time.

LOST, STOLEN OR DESTROYED CERTIFICATES

     In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Fortis or the Exchange Agent, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the appropriate Merger Consideration in respect thereof pursuant to the Merger Agreement upon due surrender of and deliverable in respect of the shares of Preferred Stock or Common Stock represented by such Certificate pursuant to the Merger Agreement.

ADJUSTMENTS TO PREVENT DILUTION

     In the event that American Bankers changes the number of shares of Preferred Stock or Common Stock or securities convertible or exchangeable into or exercisable for shares of Preferred Stock or Common Stock issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the Preferred Stock Merger Consideration or Common Stock Merger Consideration, as applicable, shall be equitably adjusted.

REPRESENTATIONS AND WARRANTIES

  Mutual Representations and Warranties

     American Bankers, Fortis and Sub have made representations relating to, among other things: (a) each of American Bankers', Fortis' and Sub's capitalization and organization and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and the

Stock Option Agreement and related matters; (c) conflicts under governing documents, required consents or approvals, and violations of any agreements or law.

  Additional Representations and Warranties of American Bankers

     American Bankers has made additional representations relating to (a) receipt of an opinion of its financial advisor; (b) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended (ERISA); (c) ownership of intellectual property and absence of infringement of third party intellectual property; (d) litigation and undisclosed liabilities; (e) compliance with law, including compliance with insurance, tax and environmental laws and regulations; (f) actions taken in connection with takeover statutes; (g) the absence of contracts with labor unions or organizations; (h) the disclosure and enforceability of certain material contracts; (i) the Rights Agreement; (j) the adequacy of reserves and related matters; (k) documents filed with the Commission and applicable insurance regulatory authorities and the accuracy of information contained therein; (l) absence of certain material adverse events, changes or effects; (m) compliance with insurance laws and regulations and related insurance matters;
(n) certain tax matters; and (o) brokers and finders.

  Additional Representations and Warranties of Fortis and Sub

     Fortis additionally has represented that (i) it intends to maintain the office, day care and school facilities of the Surviving Corporation at their present location and (ii) it has sufficient cash or other funds to be able to complete its obligations under the Merger Agreement.

CONDUCT OF AMERICAN BANKERS' BUSINESS PRIOR TO THE MERGER

     American Bankers has covenanted and agreed as to itself and, where indicated, each of its subsidiaries that after the date of the Merger Agreement and prior to the Effective Time (unless Fortis shall otherwise approve in writing and except as otherwise expressly contemplated by the Merger Agreement, the Stock Option Agreement or as set forth in the American Bankers Disclosure Letter) that

          (a) it and its subsidiaries shall conduct their businesses in the ordinary and usual course (it being understood that nothing contained in the Merger Agreement permits American Bankers to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of American Bankers and its subsidiaries or to enter into or engage in any new lines of business without Fortis' prior written consent);

          (b) it and its subsidiaries shall use their best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates;

          (c) it shall not issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its subsidiaries;

          (d) it shall not amend or modify the American Bankers Articles or the American Bankers Bylaws or amend, modify or terminate the Rights Agreement except as contemplated by the Merger Agreement;

          (e) it shall not split, combine or reclassify its outstanding shares of capital stock;

          (f) it shall not authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from subsidiaries, regular quarterly cash dividends paid by it on the Common Stock not in excess of $0.12 per share of Common Stock and regular quarterly dividends paid by it on the Preferred Stock in accordance with the American Bankers Articles;

          (g) it shall not repurchase, redeem or otherwise acquire (except in connection with any American Bankers Stock Plans) or permit any of its subsidiaries to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock;

          (h) neither it nor its subsidiaries shall issue, sell, pledge, dispose of or encumber any shares of, or any securities convertible or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of its capital stock of any class or any other property or assets (other than shares issuable pursuant to options outstanding on the date of the Merger Agreement under any of the American Bankers Stock Plans or upon conversion of the Preferred Stock);

          (i) other than in the ordinary and usual course of business, neither it nor any of its subsidiaries shall transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of its subsidiaries) or incur or modify any material indebtedness or other liability;

          (j) neither it nor any of its subsidiaries shall make or authorize or commit for any capital expenditures other than in amounts not exceeding $5 million in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity, including by way of assumption reinsurance, in excess of $2 million individually or $5 million in the aggregate (other than in connection with ordinary course investment activities);

          (k) neither it nor any of its subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify any of its compensation and benefit plans, other than (x) cash bonuses to sales personnel and the cash bonuses owed to employees pursuant to the Management Incentive Plan in respect of 1998 in an aggregate amount not to exceed $6,100,000 and (y) extend for up to 12 months the expiration date of any stock option held by non-employee directors of American Bankers, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases);

          (l) neither it nor any of its subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations legally due and payable and arising in the ordinary and usual course of business, claims arising under the terms of products, contracts or policies issued by American Bankers insurance subsidiaries in the ordinary and usual course of business and such other claims, liabilities or obligations as shall not exceed $5 million in the aggregate;

          (m) neither it nor any of its subsidiaries shall make or change any tax election, settle any material audit, file any amended tax returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (n) neither it nor any of its subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of American Bankers or any subsidiary or affiliate to
     (A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to American Bankers or any of its subsidiaries or affiliates;

          (o) neither it nor any of its subsidiaries shall enter into any new quota share or other reinsurance transaction (A) which does not contain standard cancellation and termination provisions, (B) which, except in the ordinary course of business, materially increases or reduces the American Bankers insurance subsidiaries' consolidated ratio of net written premiums to gross written premiums or (C) pursuant to which $10 million or more in gross written premiums are ceded by an insurance subsidiary of American Bankers to any person other than American Bankers or any of its subsidiaries;

          (p) neither it nor any of its insurance subsidiaries shall alter or amend in any material respect its existing investment guidelines or policies;

          (q) neither it nor any of its subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect; and

          (r) neither it nor any of its subsidiaries shall authorize or enter into any agreement to take any of the foregoing actions.

AGREEMENT NOT TO SOLICIT OTHER OFFERS

     American Bankers has agreed that it will not, and it will not permit or cause any of its subsidiaries or any of its or its subsidiaries' directors and officers to, and it shall direct its and its subsidiaries' employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its subsidiaries) (collectively, its "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or 15% or more of the equity securities of it or any of its subsidiaries (any such proposal or offer, for the purpose of the Merger Agreement being referred to as an "Acquisition Proposal"). American Bankers has further agreed that it will not, and it will not permit or cause any of its subsidiaries or any of its or its subsidiaries' officers and directors to, and it shall direct its Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of the Merger Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by means of an amendment to the Rights Agreement); provided, however, that nothing contained in the Merger Agreement shall prevent American Bankers or the American Bankers Board from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; or (ii) at any time prior to the approval of the Merger by the holders of Common Stock (A) providing information in response to a request therefor by a person who has made an unsolicited bona fide written Acquisition Proposal if the American Bankers Board receives from the person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement (as defined in the Merger Agreement); (B) engaging in any negotiations or discussions with any person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to its shareholders, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the American Bankers Board determines in good faith after consultation with outside legal counsel that such action is necessary in order for the American Bankers directors to comply with their respective fiduciary duties under applicable law and (ii) in each case referred to in clause (B) or (C) above, the American Bankers Board determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the Merger, taking into account the long-term prospects and interests of it and its shareholders (any such more favorable Acquisition Proposal being referred to, for the purpose of the Merger Agreement, as a "Superior Proposal").

     American Bankers also has agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties being conducted prior to execution of the Merger Agreement with respect to any of the foregoing. American Bankers further agreed that it will take the necessary steps to promptly inform its officers, directors, subsidiaries and Representatives of the foregoing obligations and the obligations in the Confidentiality Agreement.

     American Bankers also agreed to notify Fortis immediately if any inquiries, proposals or offers are received by, any such information is requested from, or any discussions or negotiations are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers and thereafter to keep Fortis informed, on a current basis, on the status and terms of any such proposals or offers and the status of any such negotiations or discussions. American Bankers further agreed to promptly request each person that had executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information that had been furnished to such person by or on behalf of American Bankers or any of its subsidiaries.

EMPLOYEE BENEFITS

     Fortis has agreed that from the Effective Time until the first anniversary thereof, the employees of American Bankers and its subsidiaries will continue to be provided with benefits that are no less favorable in the aggregate than those currently provided by the Company and its subsidiaries to such employees (other than plans involving the issuance or award of Common Stock or rights to acquire Common Stock). Any such employees will receive credit under any plans of Fortis or any of its subsidiaries for service with American Bankers or its subsidiaries or predecessors (to the extent service with such predecessors was credited under the Compensation and Benefit Plans disclosed in the American Bankers Disclosure Letter) prior to the Effective Time for the purpose of determining eligibility, vesting and benefit approval (except that no employee of American Bankers shall be entitled to any benefit accrual under any pension or other defined benefit plan of Fortis or any of its subsidiaries other than American Bankers). Fortis also has agreed to cause all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans of Fortis or any of its subsidiaries to be waived with respect to such participants and their eligible dependants. All discretionary awards and benefits under any group health plans of Fortis or any of its subsidiaries shall be subject to the discretion of the persons or committee administering such plans.

TREATMENT OF STOCK OPTIONS AND RESTRICTED SHARES

     The Merger Agreement provides that at the Effective Time, each exercisable option to acquire shares under any of the Company's stock option plans (each, an "Option"), other than a 1998 Company Option (as defined below) will be cancelled at the Effective Time and in consideration therefor, Fortis shall pay or shall cause to be paid to the holder of such Option (i) in the case of shares of Common Stock to be acquired pursuant to an Option which are designated as Primary Shares (as defined in the applicable Option or American Bankers Stock
Plan), an amount equal to the product of (A) the excess of $55.00 per share over the exercise price of the Option and (B) the number of shares of Common Stock which are designated as Primary Shares and (ii) in the case of shares of Common Stock to be acquired pursuant to an Option which are shares of Restricted Stock, an amount equal to the product of (A) $55.00 and (B) the number of shares of Common Stock which are shares of Restricted Stock.

     Each Option issued pursuant to the 1997 Incentive Plan (whether or not exercisable at the Effective Time) that by its terms does not require the termination of the restrictions on the shares of Restricted Stock issued pursuant to such Option as a result of the Merger (such Option, a "1998 Company Option") will be cancelled at the Effective Time and in consideration therefor:

          (i) with respect to any share of Restricted Stock which would be issuable pursuant to such 1998 Company Option (a "Restricted Option Share"), Fortis shall pay or shall cause to be paid to American Bankers an amount equal to the product of (A) the excess of $55.00 over the price, if any, per Restricted Option Share and (B) the number of Restricted Option Shares, which amount shall be held by the Surviving Corporation and delivered to the holder of the 1998 Company Option pursuant to the same terms and conditions as would have been applicable to the Restricted Option Share; and

          (ii) with respect to shares of Common Stock issued pursuant to a 1998 Company Option which are not Restricted Stock, Fortis shall pay or shall cause to be paid to the holder of such 1998 Company Option an amount equal to the product of (A) the excess of $55.00 per share over the exercise price of the Option and (B) the number of shares subject to such Option.

     The Merger Agreement also provides that at the Effective Time, each share of Restricted Stock other than a 1998 Restricted Share (as defined below), will be cancelled at the Effective Time and in consideration therefor, Fortis shall pay or shall cause to be paid to the holder of such shares of Restricted Stock an amount equal to the product of (A) $55.00 and (B) the number of shares of Restricted Stock held by such person, provided, however, that if any amount of the consideration paid by a holder upon initial issuance of a share of Restricted Stock was financed by a loan guaranteed by American Bankers, Fortis shall pay or cause to be paid to the lender the lesser of the amount due on such loan or $55.00, and shall pay to the holder an amount equal to the product of
(A) $55.00 and (B) the number of shares of Restricted Stock held by such person less any amounts used to repay such loan.

     Each share of Restricted Stock which by its terms does not require the termination of the restrictions on such share as a result of the Merger (a "1998 Restricted Share") will be cancelled at the Effective Time and in consideration therefor:

          (i) Fortis shall pay or shall cause to be paid to the holder of such 1998 Restricted Share the consideration paid by such holder upon initial issuance of each 1998 Restricted Share (the "Exercise Price"), provided, however, that if any amount of the Exercise Price was financed by a loan guaranteed by American Bankers, Fortis shall pay or cause to be paid to the lender the lesser of the amount due on such loan and the Exercise Price, and shall pay to the holder of the 1998 Restricted Share the difference between any loan so repaid and the Exercise Price; and

          (ii) Fortis shall pay or shall cause to be paid to American Bankers, to be held on behalf of the holder of the 1998 Restricted Share, the difference between $55.00 and any amount paid out pursuant clause (i) above, which sum shall be delivered to the holder of the 1998 Restricted Share pursuant to the same terms and conditions as would have been applicable to the 1998 Restricted Share.

     Any amounts which are to be paid to American Bankers in respect of a 1998 Company Option or 1998 Restricted Share (as described above) will become payable to the holder thereof immediately if American Bankers terminates the employment of such holder solely as a result of a reduction in work force resulting from the Merger occurring within 36 months of the Effective Time.

     All payments to holders of Options or shares of Restricted Stock are subject to applicable withholding taxes.

CERTAIN OTHER COVENANTS AND AGREEMENTS

  Information; Filings

     American Bankers and Fortis have agreed:

          (i) to supply accurate, complete and updated information in connection with the preparation of this Proxy Statement,

          (ii) to furnish the other on request with all information concerning itself, its subsidiaries, directors, officers and shareholders and such other matters as may reasonably be necessary or advisable in connection with this Proxy Statement and any other filing, notice or application made in connection with the Merger and

          (iii) to keep each other apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement including the provision of copies of communications received from governmental entities and third parties and prompt notice of any change that is reasonably likely to result in a material adverse effect on the financial condition, properties, business or results of operations of American Bankers and its subsidiaries taken as a whole.

     American Bankers has agreed to promptly prepare and file this Proxy Statement with the Commission. American Bankers and Fortis further agreed to cooperate with one another and to use their respective reasonable best efforts to

          (i) cause to be done all things necessary, proper or advisable on its part under the Merger Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by the Merger Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and

          (ii) obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any governmental entity in connection with, as a result of or in order to consummate the Merger or any of the other transactions contemplated by the Merger Agreement, including, without limitation, upon request of Fortis, all material consents required in connection with the consummation of the Merger, provided, however, that nothing in the foregoing requires Fortis, in connection with the receipt of any regulatory approval, to (i) sell or agree to sell or discontinue or limit any assets or businesses or any interest in any assets or businesses of Fortis or American Bankers or any of their respective affiliates or (ii) agree to any conditions relating to or changes or restrictions in, the operations of any such assets or businesses which, in either case, could, in the reasonable judgment of the Fortis board of directors, materially and adversely impact the economic or business benefits to Fortis of the transactions contemplated by the Merger Agreement.

  Access

     American Bankers has agreed to provide Fortis' officers, employees, counsel, accountants and other authorized representatives with access to its and its subsidiaries' management, property, books, contracts and records throughout the period prior to the Effective Time and during such period to furnish to Fortis all information as it may reasonably request, provided that such access may be denied to prevent the disclosure of trade secrets of third parties or the breach of any confidentiality obligations of American Bankers that, in the reasonable opinion of American Bankers, would otherwise result, if American Bankers has used all reasonable efforts to obtain the consent of such third parties to such inspection or disclosure. No investigation made by Fortis pursuant to the foregoing shall affect or be deemed to modify any representation or warranty made by American Bankers. American Bankers has also agreed to make available office space within its headquarters to enable Fortis to monitor the operations and activities of American Bankers and its subsidiaries and to develop plans (to the extent not prohibited by law) for the integration of the business of American Bankers, including negotiating and confirming post-Closing employment terms with current American Bankers employees.

     In addition, Fortis can continue to review American Bankers' and its subsidiaries' plans to become fully year 2000 compliant and American Bankers has agreed to use reasonable efforts to correct any material aspect in which American Bankers or its subsidiaries is not year 2000 compliant.

  Special Meetings

     American Bankers has agreed to take all action necessary to convene the Preferred Shareholders Special Meeting and the Common Shareholders Special Meeting as promptly as practicable after the Proxy Statement has been filed with SEC. Subject to fiduciary obligations under applicable law, the American Bankers Board shall recommend approval of the Merger, shall not withdraw or modify such recommendation and shall take all lawful action to solicit the approval of the Merger. In the event that the American Bankers Board withdraws or modifies its recommendation, American Bankers has agreed that the Preferred Shareholders Special Meeting and the Common Shareholders Special Meeting shall nevertheless be convened, votes with respect to the Merger shall be taken and the reasons for such withdrawal or modification shall be communicated to the shareholders of American Bankers in accordance with the FBCA.

  Directors and Officers of the Surviving Corporation

     The Merger Agreement provides that, immediately following the Effective Time, the directors of Sub shall be the directors of the Surviving Corporation. The Merger Agreement further provides that the officers of American Bankers at the Effective Time shall be the officers of the Surviving Corporation.

  Indemnification of Directors and Officers; Directors and Officers' Insurance

     Fortis has agreed to cause the Surviving Corporation to indemnify each present and former director and officer of American Bankers from liability arising out of matters existing or occurring at or prior to the Effective Time to the fullest extent that American Bankers would have been permitted to indemnify such parties under Florida law and the American Bankers Articles and Bylaws. Such indemnification obligation is applicable only to the extent that any directors' and officers' liability insurance policy of American Bankers or its subsidiaries does not provide coverage and actual payment with respect to any such matters. Fortis also has agreed that the Surviving Corporation will maintain American Bankers' existing officers' and directors' liability insurance or purchase substantially comparable insurance for up to six years following the Effective

Time, subject to certain maximum required premium amounts. See "The Merger -- Interests of Certain Persons in the Merger".

  Rights Agreement

     American Bankers has agreed that, if requested by Fortis prior to the Effective Time, the American Bankers Board will take all necessary action to terminate or redeem all of the outstanding Rights and to terminate the Rights Agreement (as hereinafter defined), effective immediately before the Effective Time. See "Related Agreements and Transactions -- Amendment to Rights Agreement".

  Amendments to Severance Agreements

     American Bankers has agreed to use its best efforts to cause itself and certain persons employed by it to enter into, prior to the Effective Time, amendments to the respective severance agreements currently effective between such parties. See "Related Agreements and Transactions -- Amendments to Severance Agreements".

  Support of The ABIG Foundation, Inc.

     Fortis has agreed to support The ABIG Foundation, Inc. (the "Foundation"), through annual contributions of no less than $1,200,000 per year for each of calendar years 2000 and 2001, subject to the reasonable determination of the Board of Directors of the Surviving Corporation that such amount is reasonable in light of the Surviving Corporation's then general economic performance and condition and budgetary constraints. After calendar year 2001, the Surviving Corporation will continue to support the community through charitable donations consistent with past practices and with Fortis' guidelines for charitable donations. Fortis has also agreed to continue to provide the Foundation the office space it currently uses in Coral Gables, Florida, provided that such obligation does not exceed a cost of $175,000 per year, and further provided that certain office space therein is to be used by Mr. Gaston pursuant to his consulting agreement. See "Related Agreements and Transactions -- The Gaston Consulting Agreement." The Surviving Corporation shall be entitled to have at least one designee, initially Mr. Allen Freedman, serving as a director of the Foundation.

CONDITIONS OF THE PROPOSED MERGER

  Mutual Conditions

     The obligation of each of American Bankers and Fortis to effect the Merger is conditioned on the following:

          (a) the approval of the Merger by the holders of at least a majority of the outstanding shares of Common Stock (the "Common Stock Requisite Vote"), in accordance with applicable law;

          (b) the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act and, other than the filing of the Articles of Merger in Florida, all notices, reports and other filings required to be made prior to the Effective Time by American Bankers or Fortis or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by American Bankers, Fortis or any of their respective subsidiaries from, any governmental entity (collectively, "Governmental Consents") in connection with the execution and delivery of the Merger Agreement by American Bankers, Fortis and Sub and the consummation of the Merger and the other transactions contemplated thereby having been made or obtained (as the case may be);

          (c) no court or governmental entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger;

          (d) the other party's representations and warranties, subject to certain materiality exceptions, being true and correct as of the date of the Merger Agreement and as of the Closing Date and the receipt of certificates to such effect;

          (e) the performance in all material respects by the other party of its obligations under the Merger Agreement and the receipt of certificates to such effect; and

          (f) the receipt by the other party of all material third party consents (and, in the case of consents obtained by American Bankers, the absence of material conditions imposed by or in connection with such consents on the operations or businesses of the parties).

  Additional Conditions to the Obligations of Fortis and Sub

     The obligations of Fortis and Sub under the Merger Agreement are subject to the effectiveness of a consulting agreement between Mr. Gerald N. Gaston and American Bankers. See "Related Agreements and Transactions -- Gaston Consulting Agreement".

TERMINATION

     The Merger Agreement may be terminated:

          (i) at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by holders of Preferred Stock or Common Stock, by mutual written consent of American Bankers and Fortis;

          (ii) by American Bankers or Fortis, any time before or after the Merger Agreement is approved by holders of Preferred Stock or Common Stock, if the Merger shall not have been consummated by September 30, 1999, provided that the terminating party is not otherwise in material breach of its obligations under the Merger Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated, and further provided, that if all conditions to the completion of the Merger other than the condition that all necessary approvals of governmental authorities be obtained are satisfied, such date may be extended for up to three (3) additional one-month periods to allow such consents to be obtained;

          (iii) by American Bankers or Fortis if the approval of the holders of a majority of the outstanding shares of Common Stock shall not have been obtained at a meeting duly convened therefor or any adjournment or postponement thereof;

          (iv) by American Bankers or Fortis if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable;

          (v) by American Bankers if at any time, American Bankers is not in material breach of any of the terms of the Merger Agreement, the Merger shall not have been approved by the Common Stock Requisite Vote, and the American Bankers Board has authorized American Bankers, subject to the terms of the Merger Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and American Bankers notifies Fortis in writing at least five days in advance that it intends to enter into such an agreement and Fortis does not make an offer to American Bankers that the American Bankers Board determines is at least as favorable as the Superior Proposal;

          (vi) by American Bankers, any time before the approval of the holders of a majority of the outstanding shares of Common Stock shall have been obtained, if the American Bankers Board authorizes it to enter into an agreement with respect to a Superior Proposal (subject to (w) there being no material breach by American Bankers of the provisions of the Merger Agreement, (x) American Bankers giving written notice of such Superior Proposal to Fortis, (y) Fortis failing to make, prior to five business days after receipt of American Bankers' written notice of its intention to enter into a binding agreement for a Superior Proposal, an offer that the American Bankers' Board determines, in good faith after consultation with its financial advisors, is at least as favorable as the Superior Proposal, taking into account the long term prospects and interests of American Bankers and its shareholders and

     (z) American Bankers paying to Fortis prior to termination of the Merger Agreement the fees described under "-- Expenses and Termination Fees";

          (vii) by American Bankers or Fortis at any time prior to the Effective Time in the event of a material breach by the other party of any representation, warranty, covenant or agreement which is not curable or not cured as provided in the Merger Agreement; or

          (viii) by Fortis at any time prior to the Effective Time, if American Bankers enters into a binding agreement for a Superior Proposal or if the American Bankers Board withdraws or modifies its approval or recommendation of the Merger Agreement or, after the mailing of this Proxy Statement, fails to reconfirm its recommendation within ten business days after a reasonable written request by Fortis to do so.

EXPENSES AND TERMINATION FEES

     Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such expenses, except that (i) expenses in connection with printing and mailing this proxy statement and (ii) if Sub commences the Tender Offer (as defined below), expenses incurred in printing and mailing documents relating to the Tender Offer, shall both be shared equally by Fortis and American Bankers.

     The Merger Agreement provides that if the Merger Agreement is terminated:

     - by American Bankers or Fortis in the manner described in clause (ii) under "-- Termination" and at the time of such termination any person shall then be making or proposing an Acquisition Proposal to American Bankers or any of its subsidiaries or stockholders;

     - by Fortis or American Bankers in the manner described in clause (iii) under "-- Termination";

     - by American Bankers in the manner described in clause (v) under "-- Termination"; or

     - by Fortis in the manner described in clause (viii) under "-- Termination";

then American Bankers shall use reasonable efforts to cause any person making an Acquisition Proposal, not later than two days after the date of such termination or date of entrance into an agreement concerning a transaction that constitutes an Acquisition Proposal or such earlier time as required by the Merger Agreement, to pay Fortis a termination fee of $85 million (the "Termination Fee") plus an amount, up to a maximum of $5,000,000, equal to Fortis' charges and expenses (the "Expenses") incurred in connection with the transactions contemplated by the Merger Agreement (except in the case of a termination by American Bankers in the manner described in clause (iii) under "-- Termination," in which case American Bankers shall pay the Termination Fee and Expenses directly). In addition, if the Merger Agreement is terminated as described in clause (ii) under "-- Termination" and no person is making an Acquisition Proposal to American Bankers, then American Bankers will pay the Expenses, provided, however, that if American Bankers enters into an agreement concerning a transaction that constitutes an Acquisition Proposal, American Bankers shall cause the person making the Acquisition Proposal to pay to Fortis the Termination Fee.

     In the event the Merger Agreement is terminated by American Bankers or Fortis in the manner described in clause (ii) under "-- Termination," and at the time of such termination no person is then making or proposing an Acquisition Proposal to American Bankers or any of its subsidiaries or any of its shareholders, then American Bankers, no later than 2 days after being requested by Fortis, shall pay Fortis its Expenses up to $5,000,000. If within 18 months of such a termination, American Bankers enters into an agreement concerning a transaction which constitutes an Acquisition Proposal, American Bankers has agreed to cause the person making the Acquisition Proposal to pay to Fortis the Termination Fee.

     If American Bankers is obligated to use reasonable efforts to cause a person making an Acquisition Proposal to pay a Termination Fee or Expenses but is unable to do so, American Bankers is required to pay those amounts directly to Fortis.

AMENDMENT AND WAIVER

     Subject to the provisions of applicable law, any provision of the Merger Agreement may be amended or modified at any time prior to the Effective Time by means of a written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

TENDER OFFER

     Under the terms of the Merger Agreement, Fortis is entitled, at its sole option, to cause Sub to commence a tender offer (the "Tender Offer") to acquire up to 100% (but not less than a majority) of the outstanding Common Stock (excluding any Common Stock owned by Fortis pursuant to the Stock Option Agreement (as defined below)), together with all associated stock purchase rights issued pursuant to the Rights Agreement, and up to 100% of the Preferred Stock.

MODIFICATION FOR PREFERRED STOCK

     The Merger Agreement provides that if the vote of the holders of at least 2/3 of the outstanding shares of Preferred Stock is not obtained at the
Preferred Shareholders Special Meeting or Fortis reasonably determines that such vote is not likely to be obtained, the proposed transaction will be modified so that the shares of Preferred Stock will remain outstanding following the Merger (except that each share of Preferred Stock will be convertible into $109.857 in cash). The transaction as modified would not require the approval of the holders of Preferred Stock and would require no additional approval by the holders of the Common Stock or by the American Bankers Board.

     Because as a result of such modification the Preferred Stock would remain outstanding following the Merger, the Merger would have no immediate federal income tax consequences to holders of Preferred Stock. If the Merger is so modified, a future conversion of Preferred Stock would be a taxable transaction for federal income tax purposes.

     The foregoing discussion is based upon the Code, applicable Treasury Regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect. In addition, the foregoing discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws. HOLDERS OF PREFERRED STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES THAT WOULD RESULT TO THEM IF THE MERGER WERE MODIFIED TO TAKE PLACE AS DESCRIBED ABOVE.


     For a description of certain terms of the Preferred Stock if the Preferred Stock were to remain outstanding following the consummation of the Merger, see "Information for Holders of Preferred Stock."

                      RELATED AGREEMENTS AND TRANSACTIONS

STOCK OPTION AGREEMENT

     The following description of certain terms of the Stock Option Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the Stock Option Agreement, a copy of which is attached hereto as Appendix II.

  The Option

     In order to induce Fortis to enter into the Merger Agreement, American Bankers entered into the Stock Option Agreement. Pursuant to the Stock Option Agreement, Fortis has the option (the "Option"), under the circumstances described below, to acquire up to 8,406,559 shares of authorized but unissued Common Stock (the "Option Shares") (or approximately 19.9% of the outstanding Common Stock as of March 1, 1998, prior to giving effect to the exercise of such Option), including the associated rights under the Rights Agreement, at a price of $55.00 per share (the "Option Price"). The Stock Option Agreement could have the effect of making an acquisition of American Bankers by a third party more costly because of the need to acquire in any such transaction the Option Shares issued under the Stock Option Agreement, and could also jeopardize the ability of a third party to acquire American Bankers in a transaction accounted for as a pooling of interests.

     The Option may only be exercised by Fortis, in whole or in part, at any time or from time to time on the occurrence of one or more of the Triggering Conditions described in the following paragraph. Fortis may exercise the Option by either (a) paying the Option Price in cash and receiving the Option Shares (which exercise requires the satisfaction of certain additional conditions) or
(b) electing, in lieu of the payment of the Option Price and the receipt of the Option Shares, to receive a cash payment (the "Cash Payment") from American Bankers. Such Cash Payment shall be in the amount of the excess of (i) the higher of (x) the highest price per share of Common Stock paid or proposed to be paid pursuant to one of the Triggering Conditions and (y) the closing price of shares of Common Stock on the NYSE Composite Tape on the last trading day immediately prior to receipt by American Bankers of Fortis' notice of its intention to receive the Cash Payment, over (ii) the Option Price, multiplied by all or such portion of the Option Shares as Fortis specifies in such notice.

  Triggering Conditions

     The Option may be exercised on satisfaction of certain conditions, including the occurrence of at least one of the following "Triggering Conditions":

          (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) (other than Fortis or any of its subsidiaries) shall have commenced a tender offer (as defined in Rule 14d-2 of the Exchange Act) or filed a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 of the Exchange Act) or the right to acquire beneficial ownership of 15% or more of the then outstanding Common Stock;

          (ii) any person (other than Fortis or its subsidiaries) shall have publicly announced or delivered to American Bankers a proposal, or disclosed publicly or to American Bankers an intention to make a proposal, to purchase 15% or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving American Bankers or any of its subsidiaries (an "Acquisition Transaction");

          (iii) American Bankers or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Fortis or any of its subsidiaries) to effect or provide for an Acquisition Transaction;

          (iv) any person shall have solicited proxies or consents or announced a bona fide intention to solicit proxies or consents from American Bankers' shareholders (x) relating to directors, (y) in opposition to the Merger, the Merger Agreement or any related transactions or (z) relating to an Acquisition Transaction (other than solicitations of shareholders seeking approval of the Merger, the Merger Agreement or any related transactions); or

          (v) any person (other than Fortis or any of its subsidiaries) shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock (other than trust account shares) aggregating 15% or more of the then outstanding Common Stock.

  Repurchase Right and Sale Rights

     If Fortis exercises the Option but neither Fortis nor any other person has acquired more than fifty percent (excluding the Option Shares) of the shares of outstanding Common Stock prior to the first anniversary of the termination of the Merger Agreement, American Bankers shall have the right, during the 30-day period beginning on such anniversary, to purchase from Fortis all (but not less than all) of the Option Shares previously purchased by Fortis at a purchase price equal to the greater of (i) the Option Price or (ii) the average of the last sales prices for Common Stock on the five trading days ending five days prior to the date American Bankers gives notice of its intention to exercise such right. In addition, if Fortis exercises the Option, at any time prior to the first anniversary of the termination of the Merger Agreement, Fortis shall have the right to sell to American Bankers all (but not less than all) of the Option Shares previously purchased by Fortis at a price equal to the greater of
(i) the Option Price or (ii) the average of the last sales prices for Common Stock on the five trading days ending five days prior to the date Fortis gives notice of its intention to exercise such right.

     The Stock Option Agreement further provides that if Fortis desires to sell any of the Option Shares within three years after the purchase of such shares and such sale requires the registration of such shares under the Securities Act, American Bankers shall be required to cooperate with Fortis in registering such shares including preparing and filing a registration statement under the Securities Act for the purpose of permitting such sale of shares by Fortis. American Bankers shall not be required to have declared effective more that two such registration statements.

  Profit Limitation

     Notwithstanding any other provisions of the Stock Option Agreement, (i) in no event shall Fortis' Total Profit (as defined below) exceed $100 million and
(ii) the Option may not be exercised for a number of Option Shares that would result in a Notional Total Profit (as defined below) of more than $100 million.

     "Total Profit" means the aggregate amount (before taxes) of (i) any termination fees received by Fortis pursuant to the Merger Agreement, (ii) any cash payments received by Fortis pursuant to the Stock Option Agreement, (iii) any amount received by Fortis for the repurchase of the Option Shares by American Bankers less the purchase price paid by Fortis for such shares and (iv) any net cash amounts received by Fortis pursuant to the sale of the Option Shares to an unaffiliated party less the purchase price paid by Fortis for such shares. "Notional Total Profit" means, with respect to such number of Option Shares as to which Fortis proposes to exercise the Option, the Total Profit determined as of the date on which Fortis gives notice of its intention to exercise the Option, assuming that the Option was exercised on such date for the designated number of Option Shares and assuming that such shares, together with all other Option Shares held by Fortis and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

  Termination

     The right to exercise the Option shall terminate upon the earlier of (i) the Effective Time of the Merger, (ii) 90 days after the termination of the Merger Agreement (the "Option Termination Date"); or (iii) 18 months after the date of the Stock Option Agreement. If the Option cannot be exercised or the Option

Shares cannot be delivered to Fortis upon such exercise because the conditions set out in the Stock Option Agreement (excluding the condition that one or more of the Triggering Conditions shall have occurred) have not been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

VOTING AGREEMENT

     The following description of certain terms of the Voting Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached hereto as Appendix III.

  Voting and Proxies

     In order to induce Fortis to enter into the Merger Agreement, each of Messrs. Landon and Gaston (the "Shareholders") entered into the Voting Agreement. Pursuant to and during the term of the Voting Agreement, each of the Shareholders has agreed to vote all of the shares of Common Stock beneficially owned by him (the "Shares") and all of the shares of Common Stock subsequently acquired by him (the "New Shares"), and to cause any holder of record of such Shares and New Shares to vote, (i) in favor of adoption and approval of the Merger Agreement and the Merger at every meeting of the shareholders of American Bankers at which such matters are considered and at every adjournment thereof and (ii) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger. Each Shareholder has agreed to deliver to Fortis upon request a proxy which shall be coupled with an interest and irrevocable to the extent permitted under Florida law, with the total number of his Shares correctly indicated thereon (and to do the same in respect of New Shares). Each Shareholder also has agreed to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by the Voting Agreement.

  Prohibited Actions

     Each Shareholder has agreed that he will not, and will not permit any entity under his control to, (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange
Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the Merger Agreement, (ii) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of American Bankers shareholders in opposition to or in competition with the consummation of the Merger, or (iii) become a member of a "group" (as such term used in Section 13(d) of the Exchange Act) with respect to any voting securities of American Bankers for the purpose of opposing or competing with the consummation of the Merger. However, the Voting Agreement does not restrict any director of American Bankers from taking any action such director reasonably believes is necessary to satisfy such director's fiduciary duty to shareholders of American Bankers.


     During the term of the Voting Agreement, each of the Shareholders has agreed (i) not to, and not to permit any entity under his control to, deposit any of the Shares into a voting trust or subject the Shares to any other arrangement with respect to voting and (ii) not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber any of the Shares or New Shares. Notwithstanding the foregoing, (A) Mr. Landon is permitted to Transfer
(i) Shares or New Shares Transferred for net after-tax proceeds of not in excess of $10,000,000 (which amount Fortis has subsequently agreed to raise to gross pre-tax proceeds of $20,000,000) and (ii) Shares or New Shares transferred pursuant to any decision by a court or alternative dispute resolution entity, or in settlement of any legal proceeding and (B) Mr. Gaston shall be permitted to Transfer Shares or New Shares transferred for net after-tax proceeds of not in excess of $2,000,000.

  Other Provisions

     The Voting Agreement also contains provisions relating to, among other things, representations and warranties by the Shareholders, the surrender of stock certificates representing Shares and New Shares for the purpose of placing appropriate legends thereon, and specific performance of the Voting Agreement. The Voting Agreement terminates upon the earliest to occur of (i) the Effective Time of the Merger, (ii) the termination of the Merger Agreement or (iii) September 30, 1999.

AMENDMENT TO AMERICAN BANKERS' RIGHTS AGREEMENT

     On March 4, 1999, American Bankers entered into Amendment Number Two. Amendment Number Two provides that Fortis, Sub and their affiliates will not be deemed to be an Acquiring Person (as defined in the Rights Agreement), a Distribution Date (as defined in the Rights Agreement) will not be deemed to occur, and the rights issuable pursuant to the Rights Agreement will not separate from the shares of Common Stock, solely as a result of Fortis or Sub entering into the Merger Agreement, the Voting Agreement or the Stock Option Agreement or consummating the Tender Offer, the Merger and/or the other transactions contemplated thereby.

GASTON CONSULTING AGREEMENT


     Mr. Gaston entered into a Consulting Agreement with the Company dated March 5, 1999 (the "Gaston Consulting Agreement") which is effective at the Effective Time. Under the Gaston Consulting Agreement, Mr. Gaston agreed to consult with officers of the Company for a term of twenty-four months commencing at the Effective Time. In addition, at the Effective Time, the Company is obligated to pay to Mr. Gaston a lump sum of approximately $8,045,000 as full payment of the Company's obligation under the Executive Severance Contract with Mr. Gaston, dated February 1, 1990. The amount due to Mr. Gaston pursuant to the Gaston Consulting Agreement is subject to adjustment so that the amount received by Mr. Gaston as a result of the Merger does not exceed 2.99 times Mr. Gaston's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended. The Company has determined that the $8,045,000 payment will not exceed this cap and will not require any adjustment. In addition, American Bankers has agreed to provide Mr. Gaston with reasonable office space in Coral Gables, Florida, in premises currently leased by American Bankers, providing the cost of such lease does not exceed $175,000 per year. Under the Gaston Consulting Agreement, Mr. Gaston agreed that for two years after the termination of the Gaston Consulting Agreement, he would not perform in any similar services for any competitor of the Company or become a greater than five percent equity holder of any entity performing such services. Mr. Gaston is restricted from inducing any customer, and certain potential customers, of the Company to terminate or reduce its business with the Company or to direct its business to any other person. Mr. Gaston is further restricted from inducing any employee of the Company to terminate his or her employment and from offering employment to certain persons employed by the Company unless such persons cease to have been employed by the Company in any capacity for a period of at least one year.


     The obligations of Fortis and Sub under the Merger Agreement to effect the Merger are subject to the effectiveness of the Gaston Consulting Agreement.

AMENDMENTS TO SEVERANCE AGREEMENTS


     American Bankers is currently a party to Severance Agreements with Messrs. Eugene Becker, Philip Bruce Camacho, Floyd G. Denision, Jay Fuchs, Darrell Gambero, Leonardo F. Garcia, Gerald N. Gaston, Thomas Hayes, Arthur W. Heggen, Jason J. Israel, Kevin Klotz, Manuel Millor, Sanford Neubarth and Michael Ray. Pursuant to the Merger Agreement, American Bankers has agreed to use its best efforts to cause the Officers (except Messrs. Becker, Gaston and Fuchs) to agree to amendments to the Severance Agreements.


     The Severance Agreements (other than those of Messrs. Becker and Fuchs) provide that if, within 24 months following a Change of Control (as defined in the Severance Agreements) of American Bankers, an Officer in good faith determines that there has been a significant adverse change in circumstances affecting such Officer's position or status within American Bankers, such Officer may terminate his employment and be entitled to receive payment of an amount (the "Maximum Amount") equal to the maximum amount that will not constitute a "parachute payment" as defined in Section 280G of the Code, as amended (or any successor provision or, if no such provision exists, as defined in such provision immediately prior to its repeal) and as calculated by American Banker's independent auditors. The Severance Agreements (other than those of Messrs. Becker and Fuchs) also provide that within fifteen (15) business days following the occurrence of a Change in Control (as defined in the Severance Agreements) of American Bankers, American Bankers is required to deposit with an escrow agent an amount (the "Escrow Deposit") equal to the Maximum Amount calculated as of the date of such Change in Control. The proposed amendment to the Severance Agreements would provide (i) that American Bankers is not required to make any Escrow Deposit in respect of a Change in Control (as defined in the Severance Agreements) resulting from the consummation of the transactions contemplated by the Merger Agreement, (ii) that the provision permitting the Officer to resign in the event of a significant adverse change in circumstances during the 24-month period following a Change in Control (as defined in the Severance Agreements) be modified to provide that the Officer shall be permitted to terminate employment during such 24-month period and receive payment of an amount equal to the Maximum Amount only if such termination is for Good Reason and includes certain confidentiality and non-competition obligations. In the proposed amendments, "Good Reason" is defined as American Bankers, without an executive's prior written consent, (i) assigning the executive duties of a substantially nonexecutive or nonmanagerial nature, (ii) adversely changing the executives position as an officer of American Bankers, (iii) reducing the executive's base salary or bonus opportunity in effect immediately prior to the date hereof, (iv) requiring the executive to relocate his or her principal business office or place of residence outside the metropolitan area in which such office or residence exists, or assigning the executive to duties that would reasonably require such relocation, or (v) failing to either (x) perform certain of its obligations under the Severance Agreement or (y) obtain the assumption in writing of its obligation to perform the Severance Agreement by any successor (other than in connection with the Merger).



                         SECURITY OWNERSHIP OF CERTAIN


                        BENEFICIAL OWNERS AND MANAGEMENT



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS



     The Company is aware of the following persons who are beneficial owners of more than 5% of the Common Stock. All information is as of the close of business on April 30, 1999 for all beneficial owners, except FMR Corp., which is as of December 31, 1998.



                                     NAME AND ADDRESS OF          AMOUNT AND NATURE OF    PERCENTAGE
        TITLE OF CLASS                 BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     OF CLASS
        --------------          ------------------------------    --------------------    ----------
Common Stock,                   Fortis, Inc.                           3,148,006(a)          7.27%
  $1.00 Par Value               One Chase Manhattan Plaza
                                New York, New York 10005

                                FMR Corp.                              3,219,940(b)          7.43%
                                82 Devonshire Street
                                Boston, Massachusetts 02109

                                R. Kirk Landon                         2,542,096(c)          5.87%
                                11222 Quail Roost Drive
                                Miami, Florida 33157-6596


----------------

(a) Pursuant to the Voting Agreement, Fortis has shared voting and dispositive power over 3,148,006 shares. Messrs. Landon and Gaston are parties to the Voting Agreement. This number does not include 8,406,559 shares acquirable pursuant to the Stock Option Agreement. Fortis may only acquire these shares upon the occurrence of certain conditions and any consummation of the purchase of these shares is subject to applicable regulatory approvals. If Fortis acquired the 8,406,559 shares pursuant to the Stock Option Agreement, it would be the beneficial owner of 22.34% of the outstanding common stock.



(b) Based on information supplied to the Company, FMR Corp. and its affiliates ("FMR") beneficially own 3,219,940 shares and has sole dispositive power over these shares. Of these shares, FMR has sole voting power with respect to 651,200 shares and no voting power with respect to the remaining shares. If Fortis acquired the 8,406,559 shares pursuant to the Stock Option Agreement, FMR would be the beneficial owner of 6.23% of the outstanding common stock.



(c) Mr. Landon's beneficial ownership includes the following shares:



  641,005  Owned directly.
  129,824 Owned by the R. Kirk Landon Revocable Trust. Mr. Landon is the trustee.
  140,500  Owned by the R. Kirk Landon Charitable Remainder Unitrust.
           Bessemer Trust Company of Woodbridge, New Jersey is the trustee and has sole dispositive power over these shares.
           Mr. Landon is a beneficiary of the Unitrust.
   90,079  Owned by The Landon Foundation. Mr. Landon is a director.
   15,562  Allocated under the Company's 401(k) and Employee Stock
           Ownership Plan.
   28,121  Acquirable under the 1994 Amended and Restated Directors'
           Deferred Compensation Plan.
1,370,450  Owned by the Landon Corporation. Mr. Landon is the
           controlling shareholder.*
  126,555 Owned by R. Kirk/B. Landon Foundation. Mr. Landon is a director.*



* The Landon Corporation will be liquidated and the R. Kirk/B. Landon Foundation will be terminated. Upon the liquidation of Landon Corporation, one-third of the Landon Corporation's shares will be distributed to Mrs. Landon and upon the termination of the R. Kirk/B. Landon Foundation, one-half of the Foundation's shares will be distributed to a foundation created by Mrs. Landon (together, the "Liquidation Transfers"). Accordingly, at such time, none of these shares will be beneficially owned by Mr. Landon.



  Up to 40,000 shares are subject to option exercise granted by Mr. Landon to Jack Kemp on May 24, 1995 (the "Kemp Option"). The Option is exercisable at $14.50 per share and expires on May 24, 2000.



  Mr. Landon shares voting and dispositive power with Fortis over the shares for which Mr. Landon is the beneficial owner pursuant to the Voting Agreement. Shares subject to the Kemp Option and subject to distribution in connection with the Liquidation Transfers will no longer be subject to the Voting Agreement upon the exercise of the Kemp Option or their transfer, respectively. If Fortis acquired the 8,406,559 shares pursuant to the Stock Option Agreement, Mr. Landon would be the beneficial owner of 4.91% of the outstanding common stock.



SECURITY OWNERSHIP OF MANAGEMENT



     The following table shows the amount of Common Stock beneficially owned (and acquirable within 60 days under stock options or other American Bankers compensation plans) by American Bankers' directors, the executive officers of the Company, and the directors and executive officers of the Company as a group. All information is as of the close of business on April 30, 1999.



                                                                       AMOUNT AND NATURE OF    PERCENTAGE
       TITLE OF CLASS               NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     OF CLASS
       --------------         -------------------------------------    --------------------    ----------
Common Stock,
  $1.00 Par Value             William H. Allen, Jr.                             9,393(a)           *
                              Nicholas A. Buoniconti                           17,978(b)           *
                              Armando M. Codina                                54,743(c)           *
                              Peter J. Dolara                                  13,678(d)           *
                              Gerald N. Gaston                                640,264(e)         1.48%
                              Daryl L. Jones                                    7,451(f)           *

                                                                       AMOUNT AND NATURE OF    PERCENTAGE
       TITLE OF CLASS               NAME OF BENEFICIAL OWNER           BENEFICIAL OWNERSHIP     OF CLASS
       --------------         -------------------------------------    --------------------    ----------
                              James F. Jorden                                   1,776(g)           *
                              Jack F. Kemp                                     42,000(h)           *
                              Bernard P. Knoth, S.J.                            2,000(i)           *
                              R. Kirk Landon                                2,542,096(j)         5.87%
                              Eugene M. Matalene, Jr.                          12,000(k)           *
                              Albert H. Nahmad                                 18,231(l)           *
                              Nicholas J. St. George                           18,723(m)           *
                              Robert C. Strauss                                18,240(n)           *
                              George E. Williamson II                          42,946(o)           *
                              Eugene E. Becker                                223,268(p)           *
                              Floyd C. Denison                                115,329(q)           *
                              Jay R. Fuchs                                     91,632(r)           *
                              Bernard Janis**                                     718              *
                              John P. Laborde**                                 1,000              *
                              Malcolm G. MacNeill**                            32,788(s)           *
                              Directors and Executive Officers as a         4,166,319(t)         9.62%
                              Group
                              (28 persons including those named
                              above)


---------------

   * Denotes less than 1% ownership.



  ** Director Emeritus.



 (a) Includes 2,893 shares acquirable under the 1994 Amended and Restated Directors' Deferred Compensation Plan (the "Deferred Plan").



 (b) Includes 7,978 shares acquirable under the Deferred Plan and 6,000 shares acquirable under the 1994 Non-Employee Directors' Stock Option Plan (the "1994 Non-Employee Directors' Plan") and 2,000 shares acquirable under the 1997 Incentive Plan.



 (c) Includes 24,243 shares acquirable under the Deferred Plan.



 (d) Includes 1,000 shares owned by Mr. Dolara's wife; 2,000 shares owned by his children; and 3,678 shares acquirable under the Deferred Plan.



 (e) Includes 589,436 shares owned by Mr. Gaston directly; 11,000 shares owned by Mr. Gaston's wife; 24,266 shares owned by Mr. Gaston's son; and 15,562 shares allocated under the Company's 401(k) and Employee Stock Ownership Plan (the "401(k) ESOP"). Mr. Gaston shares voting and dispositive power with Fortis over shares Mr. Gaston owns directly and allocated under the 401(k) ESOP pursuant to the Voting Agreement.



 (f) Includes 5,421 shares acquirable under the Deferred Plan and 2,000 shares acquirable under the 1997 Incentive Plan.



 (g) Includes 440 shares held indirectly by an Individual Retirement Account Trust.



 (h) Includes 40,000 shares acquirable by Mr. Kemp upon the exercise of the Kemp Option granted by Mr. Landon to Mr. Kemp; and 2,000 shares acquirable under the 1997 Incentive Plan. See footnote (c) under "-- Security Ownership of Certain Beneficial Owners."



 (i) Includes 2,000 shares acquirable under the 1997 Incentive Plan.



 (j) See footnote (c) under "-- Security Ownership of Certain Beneficial
     Owners."



 (k) Includes 6,000 shares acquirable under the 1994 Non-Employee Directors' Plan; and 2,000 shares acquirable under the 1997 Incentive Plan.

 (l) Includes 2,000 shares owned by Watsco, Inc.; 20 shares owned by Mr. Nahmad's son; 8,211 shares acquirable under the Deferred Plan; 6,000 shares acquirable under the 1994 Non-Employee Directors' Plan; and 2,000 shares acquirable under the 1997 Incentive Plan.



(m) Includes 8,703 shares acquirable under the Deferred Plan.



 (n) Includes 8,240 shares acquirable under the Deferred Plan; 6,000 shares acquirable under the 1994 Non-Employee Directors' Plan; and 2,000 shares acquirable under the 1997 Incentive Plan.



 (o) Includes 32,846 shares acquirable under the Deferred Plan; 6,000 shares acquirable under the 1994 Non-Employee Directors' Plan; and 2,000 shares acquirable under the 1997 Incentive Plan.



 (p) Includes 188,252 shares owned by Mr. Becker directly; and 6,000 Restricted Shares under the 1994 Senior Plan and 6,000 Restricted Shares under the 1997 Incentive Plan owned by Mr. Becker directly; 9,798 shares owned by Mr. Becker's wife; and 13,218 shares allocated under the 401(k) ESOP.



 (q) Includes 95,694 shares owned by Mr. Denison directly; 4,000 Restricted Shares under the 1994 Senior Plan and 4,800 Restricted Shares under the 1997 Incentive Plan owned by Mr. Denison directly; 20 shares owned by Mr. Denison's son and 10,815 shares allocated under the 401(k) ESOP.



 (r) Includes 71,800 shares owned by Mr. Fuchs directly; 4,400 Restricted Shares under the 1994 Senior Plan and 4,800 Restricted Shares under the 1997 Incentive Plan owned by Mr. Fuchs directly; and 10,632 shares allocated under the 401(k) ESOP.



 (s) Includes 1,330 shares owned by Mr. MacNeill's daughter.



 (t) The 40,000 shares subject to the Kemp Option have only been counted once in determining the total number of shares beneficially owned and percentage of ownership by the Directors and Executive Officers as a group. See footnote
     (h) above and footnote (c) under "-- Security Ownership of Certain Beneficial Owners."


                          INFORMATION REGARDING FORTIS


     The Fortis Group is an international financial services group operating in the fields of insurance, banking and investment management. In its home market, the Benelux, Fortis is one of the largest financial service providers, offering a broad range of financial services through various distribution channels. In other countries of Europe, the United States and Asia, the Fortis Group focuses on specialized financial products. At year-end 1998, the Fortis Group had assets of EUR 338 (US$395) billion and results from operations before taxation for the year amounted to EUR 2.5 billion (US$2.9 billion). The Fortis Group has opted for consortium accounting following the Seventh European Directive. The accounting principles used in the preparation of the combined financial statements of the Fortis Group differ in certain significant respects from accounting principles and practices generally accepted in the United States.



     Fortis, Inc., established in 1978, is the holding company through which Fortis Group provides specialty insurance and investment products to businesses, associations, financial service organizations and individuals in the United States. It owns or manages approximately US$3.9 billion in assets and had revenues of more than US$3.9 billion in 1998. Results from operations before taxation for Fortis, Inc. for the year amounted to US$173.3 million.


                     INFORMATION REGARDING AMERICAN BANKERS

     American Bankers is a specialty insurer providing primarily credit-related insurance products in the U.S. and Canada as well as in Latin America, the Caribbean and the United Kingdom. The majority of American Bankers' gross collected premiums are derived from credit-related insurance products sold through financial institutions and other entities which provide consumer financing as a regular part of their businesses.

     American Bankers' credit-related insurance products consist primarily of credit unemployment, accidental death and dismemberment ("AD&D"), disability, property, and life insurance issued in connection with the financing of consumer purchases. Credit-related insurance products generally offer a consumer a convenient option to insure a credit card or loan balance so that the amount of coverage purchased equals the amount of outstanding debt. Coverage is generally available to all consumers with few of the underwriting conditions that apply to ordinary term insurance, such as medical examinations and medical history reports. American Bankers' life and AD&D insurance products generally provide payment in full of the outstanding debt balance in the event of the insured's death. The unemployment and disability products satisfy the minimum monthly loan payment for a specified duration in the event of unemployment or disability. American Bankers' property insurance products pay the loan balance or the cost of repairing or replacing the insured's merchandise in the event of a loss due to a covered event. American Bankers avoids lines of insurance characterized by long loss payout periods, such as workers' compensation and most general liability coverages.

     American Bankers markets its products on a wholesale basis through a network of clients that consist primarily of major financial institutions, retailers and other entities which provide consumer financing as a regular part of their businesses. American Bankers enters into contracts, typically with terms of three to five years, with its corporate clients pursuant to which such clients market American Bankers' insurance products to their customers. In return, these clients receive expense reimbursements or commissions and are thus able to recover costs associated with the marketing of the insurance and generate incremental revenues. American Bankers' clients typically share in the profitability of business written through them.

     American Bankers also writes non credit-related insurance in markets where it believes it has less competition from other insurers. For example, American Bankers' extended service contracts products pay the cost of repairing or replacing the insured's merchandise in the event of damages due to a covered event. In addition, American Bankers acts as an administrator for the National Flood Insurance Program, for which it earns a fee for collecting premiums and processing claims. American Bankers does not assume any underwriting risk with respect to this program.

     American Bankers' business strategy is to continue developing distribution channels which provide access to large numbers of potential insureds in markets not traditionally served by other insurance companies. In addition, American Bankers emphasizes long-term relationships and the development of insurance programs designed to meet individual client needs. An essential part of American Bankers' strategy is to invest in technology which enables American Bankers to accommodate a large group of clients and their customers while simultaneously offering customized insurance programs.


                   INFORMATION FOR HOLDERS OF PREFERRED STOCK



     The following is a brief description of certain terms of the Preferred Stock as would be in effect following the Merger if the Preferred Stock were to remain outstanding as described in "The Merger Agreement -- Modification for Preferred Stock." The following description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Preferred Stock (the "Certificate of Designations"), which is attached as Appendix V to this Proxy Statement and which is incorporated herein by reference. Holders of Preferred Stock are urged to read the Certificate of Designations carefully.



     Dividends. Annual cumulative dividends of $3.125 per share of Preferred Stock are payable quarterly out of funds legally available therefor on each February 1, May 1, August 1, November 1, when, as and if declared by the Board of Directors.



     Liquidation Preference. $50 per share of Preferred Stock, plus accrued and unpaid dividends.



     Conversion Rights. Each share of Preferred Stock will be convertible at any time at the option of the holders thereof into $109.857 in cash, and will not be subject to any adjustment or receive any accrued but unpaid dividends upon conversion.



     Optional Redemption. The Preferred Stock will not be redeemable prior to August 7, 2000. On and after such date, the Convertible Preferred Stock will be redeemable, in whole or in part, at the option of the Company, at $51.88 per share of Preferred Stock during the period from August 7, 2000 to August 6, 2001 and declining ratably annually to $50 per share of Preferred Stock on or after August 7, 2006 as indicated below, plus in each case accrued and unpaid dividends up to the redemption date:



                 DATE FIXED FOR REDEMPTION                       PRICE
                 -------------------------                       -----
On or after August 7, 2000 and on or before August 6,
  2001......................................................  $     51.88
After August 7, 2001 and on or before August 6, 2002........  $     51.56
After August 7, 2002 and on or before August 6, 2003........  $     51.25
After August 7, 2003 and on or before August 6, 2004........  $     50.94
After August 7, 2004 and on or before August 6, 2005........  $     50.63
After August 7, 2005 and on or before August 6, 2006........  $     50.31
Any date after August 7, 2006...............................  $     50.00



     Voting Rights. The holders of Preferred Stock will not have any voting rights, except as provided by applicable law and except that, among other things, holders will be entitled to vote as a separate class (with the holders of shares of any other series of preferred stock of the Company having similar rights) to elect two directors of the Company if the equivalent of six quarterly dividends payable on the Preferred Stock are in arrears. In addition, so long as any Preferred Stock is outstanding, the Company will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding Preferred Stock, voting separately as a series, take certain actions so as to adversely affect the relative rights, preferences, qualifications, limitations or restrictions on the Preferred Stock or effect any reclassification of the Preferred Stock.



     Each share of Preferred Stock will be entitled to one vote on matters on which holders of such shares are entitled to vote.


                                    EXPERTS

     The consolidated financial statements incorporated in this Proxy Statement by reference to the Annual Report on Form 10-K of American Bankers for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing. Representatives of PricewaterhouseCoopers LLP will attend the Special Meetings and will have an opportunity to make a statement and to respond to appropriate questions from shareholders.

                                   APPENDIX I

                                                                  CONFORMED COPY

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                    AMERICAN BANKERS INSURANCE GROUP, INC.,
                                  FORTIS, INC.
                                      AND
                          GREENLAND ACQUISITION CORP.

                           DATED AS OF MARCH 5, 1999

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of March 5, 1999 (this "Agreement"), among AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation (the "Company"), FORTIS, INC., a Nevada corporation ("Parent"), and GREENLAND ACQUISITION CORP., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary") (the Company and Merger Subsidiary sometimes being hereinafter collectively referred to as the "Constituent Corporations"). Annex II to this Agreement sets forth an index of the defined terms used herein.

                                    RECITALS

     WHEREAS, the respective boards of directors of each of Parent, Merger Subsidiary and the Company have determined that the merger of Merger Subsidiary with and into the Company (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, the Company and Parent have entered into that certain Stock Option Agreement dated as of the date of this Agreement and attached hereto as Exhibit A (the "Stock Option Agreement"), pursuant to which the Company has granted Parent an option to purchase shares of common stock of the Company under certain circumstances;

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, Parent and certain stockholders of the Company have entered into a Voting Agreement, dated as of the date of this Agreement and attached hereto as Exhibit B (the "Voting Agreement"), pursuant to which such stockholders have agreed, among other things, to vote their shares of common stock of the Company in favor of the Merger; and

     WHEREAS, the Company, Parent and Merger Subsidiary desire to make certain representations, warranties, covenants and agreements as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

           THE MERGER; CLOSING; EFFECTIVE TIME; OPTIONAL TENDER OFFER

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time Merger Subsidiary shall be merged with and into the Company and the separate corporate existence of Merger Subsidiary shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in Article III. The Merger shall have the effects specified in the Florida Business Corporation Act, as amended (the "FBCA").

     1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Alston & Bird LLP, 1201 West Peachtree St., Atlanta, Georgia at 9:00 A.M. on the business day designated by Parent, which shall not be earlier than the first business day on which, and not later than the fifth business day following the first business day on which, the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Florida (the "Secretary") as provided in Section 607.1105 of the FBCA. The Merger shall become effective at the time the Secretary accepts for record the Articles of Merger or at such later time agreed by the parties and established under the Articles of Merger (the "Effective Time").

     1.4. Optional Tender Offer. Parent shall be entitled at any time after the date hereof, at its sole option, to cause Merger Subsidiary to commence a tender offer (the "Tender Offer") to acquire up to 100% (or such lesser percentage not less than a majority of the outstanding Common Shares as Parent shall specify in the Tender Offer) of the outstanding Common Shares (excluding for all purposes in calculating such applicable percentage any outstanding Common Shares owned by Parent or Merger Subsidiary pursuant to the exercise of Parent's rights under the Stock Option Agreement), together with all associated Rights issued pursuant to the Rights Agreement, and up to 100% (or such lesser percentage as Parent shall specify in the Tender Offer) of the outstanding Preferred Shares. If Parent determines to commence such Tender Offer after the date hereof, Parent shall notify the Company of its intention to do so in accordance with the notice requirements of Section 9.6.

     1.5.  The Tender Offer.

     (a) Conditions; Consideration; Schedule 14D-1. Parent and Merger Subsidiary shall within five business days of delivery of the notice described in Section 1.4 (i) commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) the Tender Offer for (A) up to 100% (or such lesser percentage not less than a majority of the outstanding Common Shares as Parent shall specify in the Tender Offer) of the outstanding Common Shares (excluding for all purposes in calculating such applicable majority any outstanding Shares owned by Parent or Merger Subsidiary pursuant to the exercise of Parent's rights under the Stock Option Agreement), together with the associated Rights issued pursuant to the Rights Agreement, at a purchase price of not less than the Per Share Purchase Price per Common Share net to the seller in cash, without interest thereon, and (B) at Parent's election, up to 100% (or such lesser percentage as Parent shall specify in the Tender Offer) of the outstanding Preferred Shares at a purchase price equal to the Per Share Purchase Price multiplied by 1.9974 per Preferred Share, net to the seller in cash without interest thereon, with such Tender Offer being upon the terms and subject to the conditions set forth in Annex I to this Agreement and such further customary terms as may be set forth in an Offer to Purchase and Letter of Transmittal (the "Offer Documents") to be mailed by Merger Subsidiary in connection with the Tender Offer; and (ii) file with the SEC a Tender Offer Statement on Schedule 14D-1 (the "Schedule 14D-1") with respect to the Tender Offer which will contain the Offer Documents as exhibits. The Company shall have the opportunity to review and comment on the Schedule 14D-1 prior to its being filed with the SEC. Without the prior written consent of the Company, Merger Subsidiary shall not decrease the price per Share or change the form of consideration payable in the Tender Offer, decrease the number of Common Shares sought, impose additional conditions to the Tender Offer or amend any other term of the Tender Offer in any manner adverse to the holders of Common Shares; it being understood that Parent can reduce the Minimum Tender Condition (as defined in Annex I) to a percentage not less than 35% of the outstanding Common Shares on a fully diluted basis (excluding for all purposes of such dilution calculation Common Shares purchased or subject to purchase by Parent pursuant to the exercise of Parent's rights under the Stock Option Agreement). Upon the terms and subject to the conditions of the Tender Offer, Merger Subsidiary will accept for payment and will purchase, as soon as permitted under the terms of the Tender Offer, all Shares validly tendered and not withdrawn prior to the expiration of the Tender Offer.

     (b) Expiration Date. Parent and Merger Subsidiary agree that, except as provided thereby, Merger Subsidiary shall not terminate or withdraw the Tender Offer prior to the expiration date thereof, which shall be a date at least 20 business days from the date of commencement thereof (the "Expiration Date"). If, at the Expiration Date, the conditions to the Tender Offer described in Annex I hereto shall not have been satisfied or earlier waived, Merger Subsidiary, at its sole option, may extend the Expiration Date on one or more occasions for an additional period or periods of time and, unless this Agreement has been terminated in accordance with its terms, shall extend it until the Termination Date (the "Extended Expiration Date"), if requested to do so by the Company, and Parent is otherwise going to let the Tender Offer expire without the purchase of Shares thereunder. Parent and Merger Subsidiary shall use their reasonable efforts to consummate the Tender Offer in accordance with the terms of this Agreement and the conditions to the Tender Offer set forth in Annex I.

     (c) Schedule 14D-9; Meetings of Stockholders. The Company agrees that it shall, on the same day that Merger Subsidiary and Parent file with the SEC the
Schedule 14D-1, file with the SEC a Solicitation/ Recommendation Statement on
Schedule 14D-9 with respect to the Tender Offer (including exhibits, and as amended from time to time, the "Schedule 14D-9"), which shall contain, subject to applicable Law regarding fiduciary duties, the recommendation of the Company's board of directors that the holders of Shares accept the Tender Offer. Parent and Merger Subsidiary shall have the opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the SEC. Upon the filing of the Schedule l4D-1 and at the written request of Parent, the Company shall cancel the meetings of stockholders referred to in Section 6.4(a), unless such meetings shall have already occurred.

     (d) Mailing and Content of Offer Documents and Schedule 14D-9. The Company agrees that copies of the Schedule 14D-9 (excluding exhibits) shall be enclosed with the Offer Documents to be mailed by Merger Subsidiary to the stockholders of the Company in connection with the Tender Offer. In connection with the Tender Offer, the Company will furnish Parent and Merger Subsidiary with such information, including lists of the stockholders of the Company, mailing labels and lists of security positions, and such assistance as Parent or Merger Subsidiary or their agents may request in communicating the Tender Offer to the record and beneficial holders of the Shares.

     (e) Directors. (i) Promptly upon the purchase by Merger Subsidiary of Shares pursuant to the Tender Offer, and from time to time thereafter, Merger Subsidiary shall be entitled to designate up to such number of directors, rounded up to the next whole number, on the board of directors of the Company as shall give Merger Subsidiary representation on such board of directors equal to the product of the total number of directors on such board (giving effect to the directors elected pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Parent, Merger Subsidiary and any other Subsidiary of Parent bears to the total number of Shares then outstanding, and the Company shall, at such time, promptly take all action necessary to cause Merger Subsidiary's designees to be so elected, including either increasing the size of the board of directors or securing the resignations of incumbent directors or both. The Company will use its best efforts to cause directors designated by Merger Subsidiary to constitute the same percentage as is on the board of (i) each committee of the board of directors, (ii) each board of directors of each Subsidiary of the Company and
(iii) each committee of each such Subsidiary board, in each case only to the extent permitted by Law.

     (ii) The Company shall promptly (subject to the prompt provision of information by Parent and Merger Subsidiary) take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder in order to fulfill its obligations under this Section 1.5(e) and shall include in the
Schedule 14D-9 or a separate Rule 14f-1 information statement provided to stockholders such information with respect to the Company and its officers and directors as is required under Section 14(f) and Rule 14f-1 to fulfill its obligations under this Section 1.5(e). Parent or Merger Subsidiary will promptly supply to the Company and be solely responsible for any information with respect to either of them and their nominees, officers and directors required by Section 14(f) and Rule 14f-1.

     (iii) Following the election or appointment of Merger Subsidiary's designees pursuant to this Section 1.5(e) and prior to the Effective Time, any amendment of this Agreement or the Governing Documents of the Company, any termination of this Agreement by the Company, any extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Merger Subsidiary, or any waiver of any of the Company's rights hereunder, will require the concurrence of a majority of the directors of the Company then in office who are not designated by Merger Subsidiary.

                                   ARTICLE II

                              CHARTER AND BY-LAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Charter. The Articles of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the charter of the Surviving Corporation (the "Charter"), until duly amended or repealed as provided therein or by applicable Law.

     2.2. The By-Laws. The by-laws of the Company in effect at the Effective Time shall be the by-laws of the Surviving Corporation (the "By-Laws"), until duly amended or repealed as provided therein or by applicable Law.

                                  ARTICLE III

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     3.1. Directors. The directors of Merger Subsidiary at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

     3.2. Officers. The officers of the Company at the Effective Time shall, from and after the Closing, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

                                   ARTICLE IV

                     EFFECT OF THE MERGER ON CAPITAL STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. Conversion of Shares; Consideration. Subject to the provisions of this Article 4, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Subsidiary or the stockholders of any of the foregoing, the shares of the Constituent Corporations shall be converted as follows:

     (a) Each share of Merger Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into one share of common stock of the Surviving Corporation.

     (b) Each share of Company common stock, par value $1.00 per share (a "Common Share" or, collectively, the "Common Shares") (including any associated Rights, but excluding shares held by the Company or any Subsidiary thereof or by Parent or any Subsidiary thereof (Parent and each of its Subsidiaries being referred to as "Parent Companies") and in each case not held on behalf of third parties ("Excluded Common Shares"), issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Parent a cash payment in the amount of Fifty-Five Dollars ($55.00) (the "Per Share Purchase Price"; the aggregate cash paid for all Common Shares being the "Common Merger Consideration").

     (c) Each share of $3.125 Series B Convertible Preferred Stock, no par value, of the Company (a "Preferred Share" or, collectively, the "Preferred Shares" and, together with the Common Shares, the "Shares") issued and outstanding immediately prior to the Effective Time (other than Preferred Shares owned by Parent Companies or Preferred Shares that are owned by the Company or any Subsidiary thereof and in each case not held on behalf of third parties (collectively, "Excluded Preferred Shares" and, together with the Excluded Common Shares, the "Excluded Shares")) shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Parent a cash payment equal to 1.9974 times the

Per Share Purchase Price (the aggregate cash paid for all Preferred Shares being "Preferred Merger Consideration" and, together with the Common Merger Consideration, the "Merger Consideration").

     (d) Each share of capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     4.2. Shares Held by the Company or Parent. Each Share held by the Company or its Subsidiaries or by any Parent Entity shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     4.3. Dissenting Stockholders. In accordance with Section 607.1302(4) of the FBCA, no appraisal rights shall be available to holders of Shares in connection with the Merger.

     4.4.  Conversion of Company Options and Restricted Shares.

     (a) Conversion of Company Options. At the Effective Time, each Company Option shall no longer represent the right to purchase or receive Common Shares, but in lieu thereof shall represent the right to receive the following applicable consideration:

          (i) Each 1998 Company Option (as defined below) that is outstanding and fully exercisable by its terms at the Effective Time (each an "Exercisable Option"), (A) shall be canceled at the Effective Time and (B) in consideration of such cancellation, Parent shall (or shall cause a Constituent Corporation to), at the Effective Time:

             (1) as to the "Primary Shares" (as defined in the 1998 Company Option) that would be acquirable upon exercise of the Exercisable Option (each a "Primary Share" and collectively "Primary Shares"), pay to the holder of such Exercisable Option an amount in cash equal to (x) the difference (if positive) between $55.00 and the price per Primary Share specified in the 1998 Company Option pursuant to which the holder of such Exercisable Option may purchase the Primary Shares to which such Exercisable Option relates, multiplied by (y) the number of Primary Shares subject to such Exercisable Option, less (z) any withholding of Taxes as may be required by applicable Law, provided, however, that as to the 1998 Company Option granted to Gary Bursevich, no amount shall be payable by or to Gary Bursevich in respect of any such Primary Share, and

             (2) as to the "Restricted Shares" (as defined in the 1998 Company Option) that would be acquirable upon exercise of the Exercisable Option (each a "Restricted Option Share" and collectively "Restricted Option Shares"), pay to the Company, to be held on behalf of the person or entity that held the Exercisable Option immediately prior to the Effective Time (the "Exercisable Option Holder"), an amount (the "Restricted Option Shares Amount") equal to (x) the difference (if positive) between $55.00 and the price, if any, per Restricted Option Share specified in the 1998 Company Option pursuant to which the holder of such Exercisable Option may acquire the Restricted Option Shares to which such Exercisable Option relates, multiplied by (y) the number of Restricted Option Shares subject to such Exercisable Option, provided, however, that the Restricted Option Shares Amount shall be subject to the same terms and conditions as are applicable, immediately prior to the Effective Time, to such Restricted Option Shares under the 1998 Company Option, and the Restricted Option Shares Amount shall be held by the Company and delivered to the Exercisable Option Holder upon the same terms and conditions as would have applied to the Restricted Option Shares under the 1998 Company Option.

     For purposes of this Agreement, "1998 Company Option" shall mean any Company Option issued pursuant to the 1997 Equity Incentive Plan that by its terms does not require the termination of the restrictions on transferability applicable to any shares of Common Stock issued pursuant to any "Award" (as defined in the 1997 Equity Incentive Plan) upon a "Change in Control" (as defined in the 1997 Equity Incentive Plan).

          (ii) Each 1998 Company Option that is outstanding but not fully exercisable by its terms at the Effective Time shall, at the Effective Time, (A) be deemed to be an Exercisable Option and (B) be canceled in accordance with, and in exchange for the consideration specified in,
     Section 4.4(a)(i) hereof.

          (iii) Each Company Option other than a 1998 Company Option (a "Pre-1998 Company Option") that is outstanding and fully exercisable by its terms at the Effective Time (each a "Pre-1998 Exercisable Option"), (A) shall be canceled at the Effective Time and (B) in consideration of such cancellation, Parent shall (or shall cause a Constituent Corporation to), at the Effective Time:

             (1) as to the "Primary Shares" (as defined in the Pre-1998 Company Option or applicable Company Stock Plan) that would be acquirable upon exercise of the Pre-1998 Exercisable Option (each a "Pre-1998 Primary Share" and collectively "Pre-1998 Primary Shares"), pay to the holder of such Pre-1998 Exercisable Option an amount in cash equal to (x) the difference (if positive) between $55.00 and the price per Pre-1998 Primary Share specified in the Pre-1998 Company Option pursuant to which the holder of such Pre-1998 Exercisable Option may purchase the Pre-1998 Primary Shares to which such Pre-1998 Exercisable Option relates, multiplied by (y) the number of Pre-1998 Primary Shares subject to such Pre-1998 Exercisable Option, less (z) any withholding of Taxes as may be required by applicable Law, and

             (2) as to each "Restricted Share" (as defined in the Pre-1998 Company Option or applicable Company Stock Plan) that would be acquirable upon exercise of the Pre-1998 Exercisable Option (each a "Pre-1998 Restricted Option Share"and collectively "Pre-1998 Restricted Option Shares"), pay to the holder of such Pre-1998 Exercisable Option an amount in cash equal to (x) $55.00, less (y) any withholding of Taxes as may be required by applicable Law.

     (b) Conversion of Restricted Shares.

          (i) Each Common Share that was issued pursuant to a 1998 Company Option or that was otherwise issued pursuant to the 1997 Equity Incentive Plan and that is subject to restrictions pursuant to such 1998 Company Option or other applicable agreement that do not lapse on a "Change in Control" (as defined in the 1997 Equity Incentive Plan) (each a "1998 Restricted Share"), (A) shall be canceled at the Effective Time and (B) in consideration of such cancellation, Parent shall (or shall cause a Constituent Corporation to), at the Effective Time:

             (1) pay to the holder of such 1998 Restricted Share (the "Restricted Share Holder"), if the holder of the 1998 Restricted Share paid any consideration upon the initial issuance of the 1998 Restricted Share (the amount so paid, the "Exercise Price"), in cash at the Effective Time the lesser of the Exercise Price or $55.00, provided, however, that if a portion of the Exercise Price was financed by a loan that was guaranteed by the Company, Parent shall (or shall cause a Constituent Corporation to) pay (x) to the lender the lesser of the amount of any outstanding obligation on such loan or the Exercise Price, and (y) to Restricted Share Holder the remainder of the Exercise Price, if any, reduced by any withholding of Taxes as may be required by applicable Law, and

             (2) pay to the Company, to be held on behalf of the Restricted Share Holder, an amount equal to the difference between $55.00 and any monies paid pursuant to clause (1) of this Section 4.4(b)(i)(B) (such difference, the "Remainder"), provided, however, that the Remainder shall be subject to the same terms and conditions as are applicable, immediately prior to the Effective Time, to such 1998 Restricted Share under the 1998 Company Option or other applicable agreement, and the Remainder shall be held by the Company and delivered to the Restricted Share Holder upon the same terms and conditions as would have applied to the 1998 Restricted Share under the 1998 Company Option or other applicable agreement.

          (ii) Each Common Share that was issued pursuant to a Company Stock Plan and that is subject to restrictions pursuant to such Company Stock Plan which lapse, pursuant to the requirements of such Company Stock Plan, as of the Effective Time (each a "Pre-1998 Restricted Share"), (A) shall be canceled at the Effective Time and (B) in consideration of such cancellation, Parent shall (or shall cause a Constituent Corporation to), at the Effective Time, pay to the holder of such Pre-1998 Restricted Share an amount in cash equal to (x) $55.00, less (y) any withholding of Taxes as may be required by applicable Law, provided, however, that if a portion of the purchase price for the Pre-1998 Restricted Share was financed by a loan that was guaranteed by the Company, Parent shall (or shall cause a

     Constituent Corporation to) pay to the lender the lesser of $55.00 or the amount of any outstanding obligation on such loan and to the holder of such Pre-1998 Restricted Share the remainder, if any, reduced by any withholding of Taxes as may be required by applicable Law.

     (c) Payment upon Certain Terminations of Employment. In the event that, within 36 months after the Effective Time, the Company (or any Subsidiary) terminates the employment of any employee of the Company (or any Subsidiary) as to whom a Restricted Option Shares Amount is held under Section 4.4(a)(i)(B)(2) or a Remainder is held under Section 4.4(b)(i)(B)(2), and such employment termination is due solely to a reduction in work force resulting from the Merger, Parent shall cause the Company to pay to the Exercisable Option Holder or the Restricted Share Holder (as the case may be) the full amount of the Restricted Option Shares Amount or the Remainder, in cash, promptly after such termination of employment, subject to withholding for Taxes as may be required by applicable Law.

     (d) Notices. Parent may, in its discretion, provide to and require each holder of Company Options and Restricted Shares to execute and deliver to Parent a written receipt confirming such holder's number of Company Options and Restricted Shares and the dollar amounts that such holder is entitled to receive pursuant to this Section 4.4. At or prior to the Effective Time, the Company shall take all actions necessary to provide notice of the provisions of this
Section 4.4 to all holders of Company Options and Restricted Shares, with Parent's prior review and consent (not to be unreasonably withheld or delayed) to the form of such notice.

     4.5.  Exchange Procedures.

     (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, the Merger Consideration with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of Shares (the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate which represented Shares immediately prior to the Effective Time (the "Certificates") (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent shall reasonably determine, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the consideration described in Section 4.1. The Certificates so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of Shares represented by Certificates that are not registered in the transfer records of the Company, the consideration provided in
Section 4.1 may be issued to a transferee if the Certificates representing such Shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence reasonably satisfactory to the Exchange Agent and Parent that any applicable stock transfer Taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (a) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (b) such bond, security or indemnity as Parent and the Exchange Agent may reasonably require, and (c) any other documents reasonably necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the Shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of Shares (other than shares to be canceled pursuant to Section 4.2) issued and outstanding at the Effective Time shall surrender the Certificates representing such Shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 4.1, together with all undelivered dividends or distributions in respect of such Shares (without interest thereon) pursuant to Section 4.6, less any withholding of Taxes as may be required by applicable Law. Parent shall not be obligated to deliver the consideration to which any former holder of Shares is entitled as a result of the Merger until such holder surrenders such holder's Certificates for exchange as provided in this Section 4.5. Any other provision of this Agreement notwithstanding, neither Parent, the Surviving Corporation nor the

Exchange Agent shall be liable to a holder of Shares for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the stockholders of the Company shall constitute ratification of the appointment of the Exchange Agent.

     4.6. Rights of Former Company Stockholders. At the Effective Time, the stock transfer books of the Company shall be closed as to holders of Shares immediately prior to the Effective Time and no transfer of Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.5, each Certificate theretofore representing Shares (other than shares to be canceled pursuant to Section 4.2) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 4.1 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by the Company in respect of such Shares in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Upon surrender of such Certificate, any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each Share represented by such Certificate.

     4.7. Adjustments to Prevent Dilution. In the event that prior to the Effective Time the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision or other similar transaction, the Merger Consideration shall be equitably adjusted.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company. Except as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement (the "Company Disclosure Letter") or in any Company Report filed prior to the date hereof, the Company hereby represents and warrants to Parent and Merger Subsidiary that:

     (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Florida and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization, and each of the Company and its Subsidiaries has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not reasonably likely to have a Company Material Adverse Effect. The Company has made available to Parent a complete and correct copy of the articles or certificate of incorporation and by-laws or other similar governing documents as amended to date (collectively, "Governing Documents") of the Company and each of its Subsidiaries. The Company's and its Subsidiaries' Governing Documents so delivered are in full force and effect.

     As used in this Agreement, the term (i) "Subsidiary" means, with respect to the Company, Parent or Merger Subsidiary, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries, and (ii) "Company Material Adverse Effect" means a material adverse effect on the financial condition, properties, business or results of operations of the Company and its Subsidiaries taken as a whole.

     The Company conducts its insurance operations through the Subsidiaries set forth on Section 5.1(a) of the Company Disclosure Letter (collectively, the "Company Insurance Subsidiaries"). Each of the Company

Insurance Subsidiaries is (i) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation,
(ii) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (iii) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements, except, in any such case, where the failure to be so licensed or authorized is not reasonably likely to have a Company Material Adverse Effect. The Company has made all required filings under applicable insurance holding company statutes except where the failure to file is not reasonably likely to have a Company Material Adverse Effect.

     (b) Capital Structure. The authorized stock of the Company consists of 100,000,000 Common Shares, of which 42,243,082 Common Shares were issued and outstanding and 836,120 Common Shares were held by the Company in treasury as of the close of business on March 1, 1999, and 10,000,000 shares of Preferred Stock, no par value, of which (i) 350,000 shares have been authorized as Series A Participating Preferred Stock, none of which are outstanding, (ii) 1,000,000 shares have been authorized as Series C Participating Preferred Stock, none of which are outstanding and (ii) 2,300,000 shares have been authorized as Preferred Shares, of which 1,983,205 Preferred Shares were outstanding as of March 1, 1999. All of the outstanding Common Shares and Preferred Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no commitments to issue or deliver Common Shares, except that, as of March 1, 1999, there were approximately 609,000 (but no more than 610,000) Common Shares subject to issuance (i) pursuant to the Company's 1999 Non-Employee Director One-Time Award Plan, 1997 Equity Incentive Plan, 1994 Amended and Restated Directors' Deferred Compensation Plan, 1994 Non-Employee Directors' Stock Option Plan, 1994 Senior Management Stock Option Plan, 1991 Stock Option/Restricted Stock Plan, and 1991 Stock Incentive Plan (collectively, the "Company Stock Plans") and (ii) upon conversion of the Preferred Shares. The Company has no commitments to issue or deliver preferred shares, except that as of the date hereof, there were shares of Series C Participating Preferred Stock subject to issuance pursuant to the Rights Agreement, dated as of February 19, 1998, between the Company and ChaseMellon Shareholder Services, LLC, as Rights Agent (the "Rights Agreement"). The Company Disclosure Letter contains a correct and complete list, as of the date hereof, of each outstanding option to purchase or acquire Common Shares under each of the Company Stock Plans (each a "Company Option"), including the plan, the holder, date of grant, exercise price and number of Shares subject thereto. The Company Disclosure Letter also contains a correct and complete list, as of the date hereof, of each Common Share that is presently subject to restrictions pursuant to any of the Company Stock Plans (each a "Restricted Share"), including the plan, the holder, date of grant, number of Shares subject thereto, and date that the restrictions lapse. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or a wholly owned Subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above and in the Stock Option Agreement, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

     For purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

     (c) Corporate Authority; Approval and Fairness. (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Stock Option Agreement and to consummate the Merger, subject only to approval of the Merger by the holders of at least a majority of the outstanding Common Shares voting separately as a class (the "Company Common Stock Requisite Vote") and two-thirds of the outstanding Preferred Shares voting separately as a class (the "Company Preferred Stock Requisite Vote" and, together with the Company Common Stock Requisite Vote, the "Company Requisite Vote"). This Agreement and the Stock Option Agreement are the valid and binding agreements of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The board of directors of the Company (A) has declared that the Agreement, the Stock Option Agreement, the Tender Offer, the Merger and the other transactions contemplated hereby and thereby are advisable and in the best interests of the Company, (B) has authorized, approved and adopted in all respects the Agreement, the Stock Option Agreement, the Tender Offer, the Merger and the other transactions contemplated hereby and thereby, and (C) has received the opinion of its financial advisors, Salomon Smith Barney Inc., to the effect that the consideration to be received by the holders of the Shares in the Tender Offer and the Merger, taken together, is fair from a financial point of view to such holders.

     (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), (C) to obtain an advance ruling certificate under The Competition Act of Canada, (D) required to be made with the New York Stock Exchange ("NYSE"), and (E) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance or similar regulatory authorities of Arizona, Florida, Georgia, Mississippi, New York, South Carolina, Texas, Puerto Rico, Cayman Islands, Denmark, Turks & Caicos, Netherlands Antilles and the United Kingdom and such notices and consents as may be required under the antitrust notification insurance Laws of any state in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, legislature, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement and the Stock Option Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement.

     (ii) The execution, delivery and performance of this Agreement and the Stock Option Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby and thereby will not, constitute or result in (A) a breach or violation of, or a default under, any Governing Document of the Company or any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contract") binding upon the Company or any of its Subsidiaries or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i)), any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. Section 5.1(d) of the Company Disclosure Letter sets forth, to the knowledge of the Company, a correct and complete list of material Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement and the Stock Option Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above), except those the failure to obtain, individually or in the aggregate, is not reasonably likely to give rise to damage claims or other losses of $5,000,000 or more.

     (e) Company Reports; Financial Statements. (i) The Company has made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 1996 including (A) the Company's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Audit Date"), and (B) the Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to the failure to include all required notes thereto and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

     (ii) The Company has made available to Parent true and complete copies of the annual statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1996, 1997 and 1998, including all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents filed in connection therewith (collectively, including any such annual or quarterly statements filed subsequent to the date hereof, the "Company SAP Statements"). The Company SAP Statements were (or will
be) prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority ("SAP") consistently applied for the periods covered thereby and present (or will present) fairly the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such Subsidiaries for the respective periods then ended. The Company SAP Statements complied (or will comply) in all material respects with all applicable Laws, rules and regulations when filed, and, to the knowledge of the Company, no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The statutory balance sheets and income statements included in the Company SAP Statements have been audited by PriceWaterhouseCoopers LLP, and the Company has made available to Parent true and complete copies of all audit opinions related thereto. The Company has made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1995 relating to the Company Insurance Subsidiaries. The term "knowledge" when used in this Agreement with respect to the Company shall mean the actual knowledge, after reasonable inquiry, of the following employees of the Company: Eugene Becker, Bruce Camacho, Floyd Denison, Leonardo Garcia, Gerald Gaston, Arthur Heggen, Jason Israel, Sanford Neubarth and Steve Spiegel.

     (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted the businesses of the Company and its Subsidiaries, taken as a whole, only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses and there has not been (i) any material adverse change in the financial condition, management, properties, prospects, business or results of operations of the Company and its Subsidiaries or, to the knowledge of the Company, any development or combination of developments which, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except for regular quarterly cash dividends on its Common Shares publicly announced prior to the date hereof and regular quarterly cash dividends on its Preferred Shares paid in accordance with the Company's Governing Documents prior to the date hereof; (iv) any change by the Company in accounting principles, practices or methods other than those required by GAAP or SAP; (v) any material addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits; or (vi) any material change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of any Company Insurance Subsidiary. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the Compensation and Benefit Plans (as hereinafter defined) other than increases or amendments in the ordinary course and increases or amendments approved by Parent.

     (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, directors or officers or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which the Company has knowledge that could result in any claims against, or obligations or liabilities of, the Company or any of its affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or by the Stock Option Agreement.

     (h) Employee Benefits.

          (i) A copy of each bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, change of control, compensation, medical, health or other plan, agreement, policy or arrangement that covers any employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any "change of control" or similar provisions therein are specifically identified in Section 5.1(h) of the Company Disclosure Letter.

          (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable Law, including the Internal Revenue Code of 1986, as amended (together with all regulations promulgated thereunder, the "Code"), and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service (the "IRS"), and the Company has no knowledge of any circumstances reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the knowledge of the Company, threatened material litigation relating to the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or
     Section 502 of ERISA.

          (iii) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multi-employer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

          (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet included or incorporated by reference in the Company Reports filed prior to the date hereof. Neither any Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

          (v) Under each Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities," within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such Pension Plan, and there has been no material change in the financial condition of such Pension Plan since the last day of the most recent plan year.

          (vi) Neither the Company nor its Subsidiaries have any obligations for retiree health or life benefits under any Compensation and Benefit Plan, except as set forth in the Company Disclosure Letter.

          (vii) Except as described in Section 5.1(h)(vii) of the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement, either alone or in connection with a subsequent termination of employment, will not (x) entitle any employees of the Company or its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans or (z) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans.

          (viii) All Compensation and Benefit Plans covering current or former non-U.S. employees or former employees of the Company and its Subsidiaries comply in all material respects with applicable Law. The Company and its Subsidiaries have no material unfunded liabilities with respect to any employee benefit plan that covers such non-U.S. employees.

          (ix) Except as described in Section 5.1(h)(ix) of the Company Disclosure Letter, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer, director or independent contractor of the Company who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.28OG-1) under any employment arrangement would be treated as an "excess parachute payment" (as such term is defined in Section 28OG(b)(l) of the Code).
     Section 5.1(h)(ix) of the Company Disclosure Letter contains a true and complete list of each Person with whom the Company has an executive severance agreement.

     (i) Compliance with Laws; Permits. The business and operations of the Company, and the Company Insurance Subsidiaries, have been conducted in compliance with all applicable statutes, regulations and rules regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse

Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Company Insurance Subsidiary and, to the knowledge of the Company, its agents have marketed, sold and issued insurance products in compliance, in all material respects, with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (i) all applicable prohibitions against "redlining" or withdrawal of business lines, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (iii) all applicable requirements relating to insurance product projections and illustrations. In addition, (i) to the knowledge of the Company, there is no pending or threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws; (ii) to the knowledge of the Company, none of the Company Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Subsidiary (as opposed to insurance companies generally); and (iii) each of the Company Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     In addition to Insurance Laws, except as set forth in the Company Reports filed prior to the date hereof, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively with Insurance Laws, "Laws"), except for violations or possible violations that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. Except as set forth in the Company Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, nor, to the knowledge of the Company, has any Governmental Entity indicated an intention to conduct the same, except for those the outcome of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement or the Stock Option Agreement. To the knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any applicable Laws, and the Company has not received any notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent or materially burden or materially impair the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement or the Stock Option Agreement.

     (j) Takeover Statutes. The Company has taken all actions necessary such that no restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (including, without limitation, Sections 607.0901 and 607.0902 of the FBCA) (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Governing Documents of the Company (including
Article VIII of the Company's Third Amended and Restated Articles of Incorporation) is, or at the Effective Time will be, applicable to the Company, Parent, the Shares, the Tender Offer, the Merger or any other transaction contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement.

     (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof and except for such matters as are not, individually or in the aggregate, reasonably likely to have a Company

Material Adverse Effect: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (v) neither the Company nor any of its Subsidiaries has been associated with any release or threat of release of any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or liable under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity (all of which to the knowledge of the Company are set out in Section 5.1(k) of the Company Disclosure Letter) or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company or any of its Subsidiaries pursuant to any Environmental Law.

     As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or opinion, relating to: (A) the protection, investigation or restoration of the environment, health and safety, wildlife or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     As used herein, the term "Hazardous Substance" means any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which may be the subject of regulatory action by any Government Entity pursuant to any Environmental Law.

     (l) Taxes. Except as provided in Section 5.1(l) of the Company Disclosure Letter and except for such matters as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect:

          (i) the Company and each of its Subsidiaries have filed completely and correctly all Tax Returns (as defined below) that are required by all applicable Laws to be filed by them, and (x) have paid, or made adequate provision for the payment of, all Taxes (as defined below) which have or may become due and payable pursuant to those Tax Returns, have paid all estimated Taxes due and (y) have paid all other charges, claims and assessments received to date other than those charges, claims and assessments for Taxes being contested in good faith for which adequate provision has been made on the most recent balance sheet included in the Company Reports;

          (ii) all Taxes which the Company and its Subsidiaries are required by Law to withhold and collect have been duly withheld and collected, and have been paid over, in a timely manner, to the proper Taxing Authorities (as defined below) to the extent due and payable;

          (iii) neither the Company nor any of its Subsidiaries have executed any waiver to extend, or otherwise taken or failed to take any action that would have the effect of extending, the applicable statute of limitations in respect of any Tax liabilities of the Company or its Subsidiaries for the fiscal years prior to and including the most recent fiscal year;

          (iv) the Company and its Subsidiaries have never been members of any consolidated group for income tax purposes other than the consolidated group of which the Company is the common parent; and the Company and its Subsidiaries are not parties to any tax sharing agreement or arrangement, other than with each other;

          (v) no liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith;

          (vi) all of the income Tax Returns filed by or on behalf of each of the Company and its Subsidiaries have been examined by and settled with the IRS or the statute of limitations with respect to the relevant Tax liability has expired, for all taxable periods through and including the period ending on December 31, 1994;

          (vii) all Taxes due with respect to any completed and settled audit, examination or deficiency litigation with any Taxing Authority have been paid in full;

          (viii) there is no audit, examination, deficiency, or refund litigation pending with respect to any Taxes and during the past three years no Taxing Authority has given written notice of the commencement of any audit, examination, deficiency or refund litigation, with respect to any Taxes;

          (ix) the Company is not bound by any currently effective private ruling, closing agreement or similar agreement with any Taxing Authority relating to a material amount of Taxes;

          (x) the Company shall not be required to include in a taxable period ending after the Effective Time, any taxable income attributable to income that economically accrued in a prior taxable period as a result of Section 481 of the Code, the installment method of accounting or any comparable provision of state or local Tax Law;

          (xi) (A) no material amount of property of the Company is "tax exempt property" within the meaning of Section 168(h) of the Code, (B) no material amount of assets of the Company is subject to a lease under Section 7701(h) of the Code, and (C) the Company is not a party to any material lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect prior to the date of enactment of the Tax Equity and Fiscal Responsibility Act of 1982;

          (xii) immediately following the Merger, the Company will not have any material amount of income or gain that has been deferred under Treasury Regulation Section 1.1502-13, or any material excess loss account in a Subsidiary under Treasury Regulation Section 1.1502-19; and

          (xiii) the Company is not a "consenting corporation" within the meaning of Section 341(f) of the Code.

     As used in this Agreement, (A) the term "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean, with respect to any Person, (a) all taxes, domestic or foreign, including without limitation any income (net, gross or other, including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, premium, gains, sales, use, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding (whether on amounts paid to or by such Person), payroll, employment, unemployment, social security, excise, severance, stamp, occupation, or environmental tax, customs, duties, or other like assessments or governmental charges of any kind whatsoever, together with any interest, penalties, additions or additional amounts imposed with respect thereto (including, without limitation, penalties for failure to file Tax Returns), (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in clause (a) hereof, and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person; (B) the term "Tax Return(s)" shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Taxing Authority; and (C) the term "Taxing Authority" shall mean any authority responsible for the imposition, collection or administration of any Tax.

     (m) Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization.

     (n) Intellectual Property.

     (i) The Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials that are used in the business of the Company and its Subsidiaries as currently conducted, except for any such failures to own, be licensed or possess that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and to the knowledge of the Company all patents, trademarks, trade names, service marks and copyrights held by the Company and/or its Subsidiaries are valid and subsisting.

     (ii) Except as disclosed in Company Reports filed prior to the date hereof or as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect:

          (A) neither the Company nor its Subsidiaries is, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any licenses, sublicenses or other agreements as to which the Company is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third-party patents, trademarks, service marks, and copyrights ("Third-Party Intellectual Property Rights");

          (B) no claims with respect to (I) the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names, and any applications therefor owned by the Company or any of its Subsidiaries (the "Company Intellectual Property Rights"); (II) any trade secret material to the Company; or (III) Third-Party Intellectual Property Rights are currently pending or, to the knowledge of the Company, are threatened by any Person;

          (C) the Company has no knowledge of any valid grounds for any bona fide claims (I) to the effect that the sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, service mark or trade secret; (II) against the use by the Company or any of its Subsidiaries, of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (III) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (IV) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries; and

          (D) to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its Subsidiaries.

     (o) Material Contracts. All of the material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto and such Contracts are in full force and effect. True and complete copies of all such material Contracts have been delivered or have been made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor any other party is in breach of or in default under any such Contract except for such breaches and defaults as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries or, except as specifically identified on Section 5.1(o) of the Company Disclosure Letter, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries.

     (p) Rights Plan. (i) The Company has taken all actions necessary such that, for all purposes under the Rights Agreement, Parent shall not be deemed an Acquiring Person (as defined in the Rights

Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur, and the rights issuable pursuant to the Rights Agreement (the "Rights") will not separate from the Common Shares, as a result of Parent's entering into this Agreement, the Voting Agreement or the Stock Option Agreement or consummating the Tender Offer, the Merger and/or the other transactions contemplated hereby or thereby.

     (ii) The Company has taken all necessary action with respect to all of the outstanding Rights so that, as of immediately prior to the Effective Time and immediately prior to the consummation of the Tender Offer, (A) neither the Company nor Parent will have any obligations under the Rights or the Rights Agreement and (B) the holders of Rights will have no rights under the Rights or the Rights Agreement.

     (q) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Salomon Smith Barney Inc. as its financial advisor, the arrangements with which have been disclosed to Parent prior to the date hereof.

     (r) Insurance Matters. (i) Except as otherwise are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable Law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all material respects with all Insurance Laws applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved by insurance regulatory authorities, the rates have been so filed or approved, the premiums charged conform thereto in all material respects, and such premiums comply in all material respects with all Insurance Laws applicable thereto.

     (ii) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which the Company or any Company Insurance Subsidiary is a party or under which the Company or any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any Company Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which the Company or any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement. The Company has not received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder may reasonably be anticipated, whether or not such default may be cured by the operation of any offset clause in such agreement. No insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Company and the Company Insurance Subsidiaries or the ceding by the Company and the Company Insurance Subsidiaries of insurance or reinsurance business in an aggregate amount equal to two percent or more of the consolidated gross premium income of the Company and the Company Insurance Subsidiaries for the year ended December 31, 1998.

     (iii) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to the Company of any Company Insurance Subsidiary since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate and complete in all material respects. Furthermore, to the knowledge of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company and the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

     (iv) None of Standard & Poor's Corporation, Moody's Investors Service, Inc. or A.M. Best Company has announced that it has under surveillance or review its rating of the financial strength or claims-paying ability of any Company Insurance Subsidiary, and the Company has no reason to believe that any rating presently held by the Company Insurance Subsidiaries is likely to be modified, qualified, lowered or placed under such surveillance for any reason, including as a result of the transactions contemplated hereby.

     (v) Except as would not reasonably be expected to have a Company Material Adverse Effect, all annuity contracts and life insurance policies issued by each Company Insurance Subsidiary to an annuityholder domiciled in the United States meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies, including, without limitation, the following: (A) each life insurance policy meets the requirements of sections 101(f), 817(h) or 7702 of the Code, as applicable; (B) no life insurance contract issued by any Company Insurance Subsidiary is a "modified endowment contract" within the meaning of section 7702A of the Code unless and to the extent that the holders of the policies have been notified of their classification; (C) each annuity contract issued, entered into or sold by any Company Insurance Subsidiary qualifies as an annuity under federal Tax Law; (D) each annuity contract meets the requirements of, and has been administered consistent with section 817(h) and 72 of the Code including but not limited to section 72(s) of the Code (except for those contracts specifically excluded from such requirement pursuant to section 72(s)(5) of the Code); (E) each annuity contract intended to qualify under sections 130, 403(a), 403(b) or 408(b) of the Code contains all provisions required for qualification under such sections of the Code; (F) each annuity contract marketed as, or in connection with, plans that are intended to qualify under section 401, 403, 408 or 457 of the Code complies with the requirements of such section; and (G) none of the Company Insurance Subsidiaries have entered into any agreement or are involved in any discussions or negotiations and there are no audits, examinations, investigations or other proceedings with the IRS with respect to the failure of any life insurance policy under section 7702 or 817(h) of the Code or the failure of any annuity contract to meet the requirements of section 72(s) of the Code. There are no "hold harmless" indemnification agreements respecting the tax qualification or treatment of any product or plan sold, issued, entered into or administered by the Company Insurance Subsidiaries, and there have been no claims asserted by any Person under such "hold harmless" indemnification agreements so set forth.

     (s) Liabilities and Reserves. (i) The reserves carried on the Company SAP Statements of each Company Insurance Subsidiary for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Subsidiary, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Such reserves were adequate in the aggregate to cover the total amount of all reasonably anticipated liabilities of the Company and each Company Insurance Subsidiary under all outstanding insurance, reinsurance and other applicable agreements as of the respective dates of such Company SAP Statements. The admitted assets of each Company Insurance Subsidiary as determined under applicable Laws are in an amount at least equal to the minimum amounts required by applicable Laws. In addition, the Company has delivered or made available to Parent copies of all work papers used as the basis for establishing the reserves for the Company and the Company Insurance Subsidiaries at December 31, 1997 and December 31, 1998, respectively.

     (ii) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary which is peculiar or unique to such Company Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (t) Investment Company. None of the Company Insurance Subsidiaries maintains any separate accounts. Neither the Company nor any of its Subsidiaries conducts activities of or is otherwise deemed under applicable Law to control an "investment advisor" as such term is defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended (the "1940 Act"), whether or not registered under the Investment Advisers Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is an "investment company" as defined under the 1940 Act, and neither the Company nor any of its Subsidiaries sponsors any Person that is such an investment company.

     5.2.  Representations and Warranties of Parent and Merger
Subsidiary. Parent and Merger Subsidiary each hereby represent and warrant to the Company that:

     (a) Capitalization of Merger Subsidiary. The authorized stock of Merger Subsidiary consists of 50,000,000 shares of common Stock, par value $.01 per share ("Merger Subsidiary Common Stock"), 100 of which are duly authorized, validly issued and outstanding, fully paid and non-assessable. All of the issued and outstanding stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent or a wholly owned Subsidiary of Parent, and there are (i) no other shares of stock or voting securities of Merger Subsidiary, (ii) no securities of Merger Subsidiary convertible into or exchangeable for shares of stock or voting securities of Merger Subsidiary and (iii) no options or other rights to acquire from Merger Subsidiary, and no obligations of Merger Subsidiary to issue or deliver, any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of Merger Subsidiary, except securities that may be delivered to Parent. Merger Subsidiary has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

     (b) Organization, Good Standing and Qualification. Each of Parent and Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, is not reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect. Parent has made available to the Company a complete and correct copy of Parent's and Merger Subsidiary's Governing Documents, each as amended to the date hereof. Parent's and Merger Subsidiary's Governing Documents so delivered are in full force and effect. As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect that is reasonably likely to prevent, materially delay or materially impair the ability of Parent or Merger Subsidiary to consummate the transactions contemplated by this Agreement.

     (c) Corporate Authority. Each of the Parent and Merger Subsidiary has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Tender Offer and the Merger. This Agreement is a valid and binding agreement of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (d) Governmental Filings; No Violations. (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act and the Exchange Act, (C) to obtain an advance ruling certificate under The Competition Act of Canada, (D) required to be made with the NYSE, and (E) the filing of appropriate documents with, and approval of, the respective Commissioners of Insurance or similar regulatory authorities of Arizona, Florida, Georgia, Mississippi, New York, South Carolina, Texas, Puerto Rico, Cayman Islands, Denmark, Turks & Caicos, Netherlands Antilles and the United Kingdom, and such notices and consents as may be required under the antitrust notification insurance Laws of any state in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no notices, reports or other filings are required to be made by Parent or Merger Subsidiary with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or Merger Subsidiary from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and Merger Subsidiary and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

     (ii) The execution, delivery and performance of this Agreement by Parent and Merger Subsidiary do not, and the consummation by Parent and Merger Subsidiary of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the Governing Documents of Parent and Merger Subsidiary or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Parent or any of its Subsidiaries or (provided, as to consummation, the filings and notices are made, and approvals are obtained, as referred to in Section 5.2(d)(i)) or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any of the Contracts, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

     (e) Financing. Parent has, or will have prior to the Closing Date, sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make the aggregate cash payments required to be paid pursuant to Section 4.1 and any other amounts to be paid by it hereunder.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Interim Operations. The Company covenants and agrees as to itself and its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing, and except as otherwise expressly contemplated by this Agreement or the Stock Option Agreement or set forth in Section 6.1 of the Company Disclosure Letter):

          (a) its and its Subsidiaries' businesses shall be conducted only in the ordinary and usual course (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or to enter into or engage in new lines of business without Parent's prior written approval);

          (b) to the extent consistent with (a) above, it and each of its Subsidiaries shall use its respective reasonable best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, creditors, lessors, employees and business associates;

          (c) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries; (ii) amend any Governing Document or amend, modify or terminate the Rights Agreement;
     (iii) split, combine or reclassify its outstanding shares of capital stock;
     (iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its wholly owned Subsidiaries and other than regular quarterly dividends paid by the Company on its Common Shares not in excess of $0.12 per share and regular quarterly dividends paid by the Company on its Preferred Shares in accordance with the Company's Governing Documents; or (v) repurchase, redeem or otherwise acquire, except in connection with any of the Company Stock Plans or pursuant to the American Bankers Insurance Group, Inc. 401(k) and Employee Stock Ownership Plan, or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

          (d) neither it nor any of its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights of any kind to acquire any shares, of its capital stock of any class or any other property or assets (other than exercise of the Rights and the Shares issuable pursuant to options outstanding on the date hereof under any of the Company Stock Plans or upon conversion of the Preferred Shares); (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) make or authorize or commit for any capital expenditures, including entering into capital lease obligations, other than in amounts not exceeding $5,000,000 in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity, including by way of assumption reinsurance, in excess of $2,000,000 individually or $5,000,000 in the aggregate (other than in connection with ordinary course investment activities);

          (e) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans, or increase the salary, wage, bonus or other compensation of any employees except increases occurring in the ordinary and usual course of business (which shall include normal periodic performance reviews and related compensation and benefit increases); provided, however, that the Company shall be entitled to (i) pay cash bonuses to sales personnel and the cash bonuses owed to employees pursuant to the Company's Management Incentive Plan for 1998 in an aggregate amount not to exceed $6,100,000, and (ii) extend for up to 12 months the expiration date of any Company Stock Options held by non-employee directors of the Company;

          (f) neither it nor any of its Subsidiaries shall pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations legally due and payable and arising in the ordinary and usual course of business, claims arising under the terms of products, contracts or policies issued by the Company Insurance Subsidiaries in the ordinary and usual course of business and such other claims, liabilities or obligations as shall not exceed $5,000,000 in the aggregate;

          (g) neither it nor any of its Subsidiaries shall make or change any Tax election, settle any material audit, file any amended Tax Returns or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (h) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate to (i) sell any products or services of or to any other Person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any Person or limiting the ability of any Person to provide products or services to the Company or any of its Subsidiaries or Affiliates;

          (i) neither it nor any of its Subsidiaries shall enter into any new quota share or other reinsurance transaction (i) which does not contain standard cancellation and termination provisions, (ii) which, except in the ordinary course of business, materially increases or reduces the Company Insurance Subsidiaries' consolidated ratio of net written premiums to gross written premiums or (iii) pursuant to which $10,000,000 or more in gross written premiums are ceded by the Company Insurance Subsidiaries to any Person other than the Company or any of its Subsidiaries;

          (j) neither it nor any of the Company Insurance Subsidiaries will alter or amend in any material respect their existing investment guidelines or policies;

          (k) neither it nor any of its Subsidiaries shall take any action or omit to take any action that would cause any of its representations and warranties herein to become untrue in any material respect;

          (l) neither it nor its Subsidiaries shall permit a material change in any of its underwriting, investment, actuarial, financial reporting or accounting practices or policies or in any material assumption underlying an actuarial practice or policy, except as may be required by any change in GAAP, statutory accounting principles or applicable Law; and

          (m) neither it nor any of its Subsidiaries will authorize or enter into an agreement to do any of the foregoing.

     6.2. Acquisition Proposals. The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 15% or more of the assets or any equity securities of, the Company or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct its and its Subsidiaries' Representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal (including, without limitation, by means of an amendment to the Rights Agreement); provided, however, that nothing contained in this Agreement shall prevent the Company or its board of directors from (i) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal or
(ii) at any time prior to the approval of the Merger by the Company Common Stock Requisite Vote (A) providing information in response to a request therefor by a Person who has made an unsolicited bona fide written Acquisition Proposal if the board of directors receives from the Person so requesting such information an executed confidentiality agreement on terms substantially equivalent to those contained in the Confidentiality Agreement; (B) engaging in any negotiations or discussions with any Person who has made an unsolicited bona fide written Acquisition Proposal; or (C) recommending such an Acquisition Proposal to the stockholders of the Company, if and only to the extent that, (i) in each such case referred to in clause (A), (B) or (C) above, the board of directors of the Company determines in good faith after consultation with outside legal counsel that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable Law and (ii) in each case referred to in clause (B) or (C) above, the board of directors of the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the Person making the proposal, and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of the Company and its stockholders (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal"). The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers and thereafter shall keep Parent informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such negotiations or discussions. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-1 and the Schedule 14D-9 will, at the time of filing thereof and at the time of distribution thereof, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the Stockholders Meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.4. Stockholders Meetings. (a) The Company will take, in accordance with its Governing Documents, all action necessary to convene a meeting of holders of Common Shares (the "Common Stockholders Meeting") as promptly as practicable after the definitive Proxy Statement has been filed with the SEC, and a meeting of holders of Preferred Shares (the "Preferred Stockholders Meeting" and, together with the Common Stockholders Meeting, the "Stockholders Meetings") as promptly as practicable after the definitive Proxy Statement has been filed with the SEC to consider and vote upon the approval of the Merger. It is agreed that, except as provided in Section 1.5(c), the Company will not cancel, adjourn or postpone the Stockholders Meetings without the prior written consent of Parent. Subject to fiduciary obligations under applicable Law, the Company's board of directors shall recommend approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval. Without limiting the generality of the foregoing, in the event that the Company's board of directors withdraws or modifies its recommendation, the Company nonetheless shall cause the Stockholders Meetings to be convened and votes taken with respect to the Merger and the board of directors shall communicate to the Company's stockholders its basis for such withdrawal or modification as contemplated by Section 607.1103(2)(a) of the FBCA.

     (b) In the event that the Stockholders Meetings contemplated by Section 6.4(a) are cancelled pursuant to Section 1.5(c) in connection with the commencement of the Tender Offer, the Company will take, in accordance with its Governing Documents, all action necessary to convene meetings of holders of Shares as promptly as practicable upon the written request of Parent. Subject to fiduciary obligations under applicable Law, the Company's board of directors shall recommend approval, shall not withdraw or modify such recommendation and shall take all lawful action to solicit such approval. Without limiting the generality of the foregoing, in the event that the Company's board of directors withdraws or modifies its recommendation, the Company nonetheless shall cause the Stockholders Meetings to be convened and a vote taken with respect to the Merger, and the board of directors shall communicate to the Company's stockholders its basis for such withdrawal or modification as contemplated by
Section 607.1103(2)(a) of the FBCA.

     6.5. Filings; Other Actions; Notification. (a) In connection with the Stockholders Meetings, the Company shall prepare and deliver to Parent as promptly as practicable after the date hereof a draft of a proxy statement (the "Proxy Statement"). Thereafter, the Company and Parent shall use their reasonable best efforts to cooperate fully to make such changes to the Proxy Statement as may be reasonably requested by Parent or otherwise may be appropriate, file the Proxy Statement with the SEC as soon as practicable, and respond promptly to any SEC comments. Upon filing the final, definitive Proxy Statement with the SEC, the Company shall mail such Proxy Statement to its stockholders. Notwithstanding the foregoing, if Merger Subsidiary obtains 80% or more of the Common Shares and 80% or more of the Preferred Shares through the Tender Offer, Merger Subsidiary may, at its election, use the short form merger provisions of Section 607.1104 of the FBCA.

     (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts (i) to cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Tender Offer (if applicable, per Section 1.4), the Merger and the other transactions contemplated by this Agreement and the Stock Option Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, and
(ii) to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in connection with, as a result of or in order to consummate the Tender Offer, the Merger or any of the other transactions contemplated by this Agreement or the Stock Option Agreement, including, without limitation, upon request of Parent, all material consents required in connection with the consummation of the Tender Offer and the Merger; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell or to discontinue to use or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective Subsidiaries (or to consent to any sale, or agreement to sell, or discontinuance or limitation by the Company of any of its assets or businesses) or (ii) any conditions relating to, or changes or restriction in, the operations of any such assets or businesses which, in either case, could, in the reasonable judgment of the board of directors of Parent, materially and adversely impact the economic or business benefits to Parent of the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Tender Offer, the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Offer Documents, the Schedule 14D-1, the
Schedule 14D-9, the Proxy Statement, or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Tender Offer, the Merger and the other transactions contemplated by this Agreement.

     (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Tender Offer, the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

     (e) The Company shall use its best efforts to cause the Company and each of the individuals listed in Section 6.5(e) of the Company Disclosure Letter to enter into prior to the earlier of the consummation of the Tender Offer and the Effective Time an Amendment of Severance Agreement in the form attached hereto as Exhibit C.

     6.6. Access; Technology Conversions. (a) Upon reasonable notice, and except as may otherwise be required by applicable Law, the Company shall (and shall cause its Subsidiaries to) afford Parent's directors, officers, employees, counsel, accountants, financial advisors and other authorized agents and representatives ("Representatives") access, during normal business hours throughout the period prior to the earlier of the termination of this Agreement or the Effective Time, to the Company's and its Subsidiaries' management, properties, books, contracts, records and personnel (and will use commercially reasonable efforts to provide access to its auditors (including such auditors' work papers)) and, during such period, shall (and shall cause its Subsidiaries
to) furnish promptly to Parent all information concerning the Company's and its Subsidiaries' business, properties and personnel as may reasonably be requested; provided that Parent and its Subsidiaries shall not be entitled to make copies of, or remove from the Company's premises the originals of, the Company's and its Subsidiaries' profit and loss statements by account and account contracts; and provided, further, that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company; and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the board of directors of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 6.6(a) shall be directed to an executive officer of the Company or such Person as may be designated by the Company's officers. All such information shall be governed by the terms of the Confidentiality Agreement.

     The Company will provide, and will cause its Subsidiaries to provide, to Parent all information relating to financial and market conduct examinations or other investigations by any Governmental Entity of the Company and/or its Subsidiaries, including copies of all correspondence with any Governmental Entity. The Company and its Subsidiaries will notify Parent of any meetings or communications with any Governmental Entity relating to any material matter in connection with any market conduct, financial or similar examination or investigation and will permit Representatives of Parent to participate in all conference calls or meetings relating to such matters. In addition, the Company and its Subsidiaries will take all actions, including waiving any confidentiality restrictions, that may be necessary or required to allow any Governmental Entity to discuss all aspects of their examinations and/or investigations with Parent; provided, that a Representative of the Company shall be given the opportunity to be present during any such discussions. Prior to the Effective Time, the Company will use its best efforts to resolve in a manner reasonably acceptable to Parent any material regulatory compliance issues, including issues arising out of market conduct examinations.

     (b) From the date hereof through the earlier of termination of this Agreement or the Effective Time, to the extent not prohibited by applicable Law, the Company shall permit Parent to use an office within the Company's corporate headquarters offices to afford Parent's internal auditors and other Representatives reasonable access (without causing undue disruption of the conduct of the Company's business) to monitor the operations and financial activities of the Company and its Subsidiaries. In addition, the Company shall, and shall cause its Subsidiaries to, to the extent not prohibited by applicable Law, cooperate with Parent, upon Parent's reasonable request (without causing undue disruption of the conduct of the Company's business), to develop plans for the integration of the business of the Company and its Subsidiaries with that of the Parent and to permit Parent to discuss all such plans with employees of the Company and its Subsidiaries, including negotiating and confirming post-Closing employment terms with such employees. Parent shall coordinate all activities contemplated by this Section 6.6(b) through the Company's Chief Executive Officer, Chief Financial Officer or their designees.

     (c) From the date hereof through the earlier of termination of this Agreement or the Effective Time, the Company and its Subsidiaries shall provide Parent with the opportunity to conduct reasonable further due diligence about the Company's and its Subsidiaries' year 2000 compliance, including performing selected compliance audits and receiving from the Company reasonably detailed information about the year 2000 compliance of the Company and its Subsidiaries. In addition, from the date hereof through the earlier of termination of this Agreement or the Effective Time, the Company shall, and shall cause its Subsidiaries to, (i) permit Parent's Representatives to review and comment on the Company's and its Subsidiaries' plans to complete their efforts to become fully year 2000 compliant, and (ii) consider all reasonable requests of Parent made in writing to the Company's Chief Executive Officer or his designee concerning the year 2000 compliance of the Company and its Subsidiaries, and
(iii) use reasonable efforts, as determined in the reasonable judgment of the Company's Chief Executive Officer, to correct any material aspect in which the Company or any of its Subsidiaries is not year 2000 compliant. Notwithstanding the foregoing, all final decisions with respect to such conversion design and implementation shall be made by the appropriate Company or Subsidiary. In the event that this Agreement is terminated and the Merger is not consummated for any reason, neither party shall have any liability to the other with respect to the involvement of Parent's Representatives in such conversion project.

     6.7. Certain Replacement Benefits. Promptly after the Effective Time, Parent shall use its reasonable best efforts to offer each Exercisable Option Holder and Restricted Share Holder, in exchange for their rights to the Restricted Option Shares Amount and the Remainder, alternative benefits that may include favorable adjustments to such Restricted Option Shares Amount and Remainder, options to acquire stock of Parent or an affiliate of Parent, stock appreciation rights or other contractual obligations of Parent or the Company that, in the reasonable judgment of Parent, will provide economic benefits for such Exercisable Option Holder and Restricted Share Holder that are, as of the Effective Time, comparable with (or, at the sole discretion of Parent, more favorable than) the economic benefits of such Restricted Option Shares Amount and Remainder, and that will contain comparable vesting arrangements, provided that Parent shall not be obligated to offer any benefits that may have to be registered under any securities Laws. Each Exercisable Option Holder and Restricted Share Holder shall be entitled, in his or his discretion, to accept any such alternative offer by Parent or retain the cash payment rights to the Restricted Option Shares Amount and the Remainder pursuant to Section 4.4 hereof.

     6.8. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Tender Offer, the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     6.9.  Benefits; Facilities; Foundation.

     (a) Benefits. Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries will continue to be provided with employee benefits (other than plans involving the issuance or award of Shares or rights to acquire Shares) that are no less favorable in the aggregate than those currently provided by the Company and its Subsidiaries to such employees. It is Parent's intent that the employees of the Company and its Subsidiaries will become participants in Parent's or its Subsidiaries' employee benefit plans as soon as practicable following the Effective Time. Such employees will receive credit under any plans of Parent or any of its Subsidiaries for service with the Company or any of its Subsidiaries or predecessors (to the extent service with such predecessors was credited under the Compensation and Benefit Plans disclosed in the Company Disclosure Letter) prior to the Effective Time for the purpose of determining eligibility, vesting and benefit accrual (except that no employee of the Company or any of its Subsidiaries shall be entitled to any benefit accrual under any pension or other defined benefit plan of Parent or any of its Subsidiaries other than the Company). In addition, Parent shall cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the Compensation and Benefit Plans) and eligibility waiting periods under group health plans of the Parent or any of its Subsidiaries to be waived with respect to the employees of the Company or its Subsidiaries and their eligible dependents. All discretionary awards and benefits under any employee benefit plans of Parent or any of its Subsidiaries shall be subject to the discretion of the Persons or committee administering such plans.

     (b) Facilities; Foundation. Parent intends to maintain, after the Effective Time, the office, day care and public school facilities at the Company's current Miami location, and Parent shall cause the Company to honor all of the Company's legal commitments regarding such facilities. In connection with The ABIG Foundation, Inc. (the "Foundation"), Parent agrees that after the Effective Time it will (i) cause the Company, together with its Subsidiaries, to make an annual contribution to the Foundation for each of calendar years 2000 and 2001 in an aggregate amount of not less than $1,200,000 per year, subject to the reasonable determination of the board of directors of the Company that such amount is reasonable at the time in light of the Company's then general economic performance and condition and budgetary constraints; (ii) cause the Company to continue providing to the Foundation the office space, that the Foundation is presently using in Coral Gables, Florida, pursuant to the lease presently in force for such office space, for the remaining initial term of 5 years, subject to the Company's being permitted to allow Gerald N. Gaston to also use some of such office space pursuant to a consulting agreement between Mr. Gaston and the Company; provided, however, that (A) the cost of the obligations set forth in item (ii) above shall not exceed $175,000 in any calendar year, (B) at all times that any of the obligations in items (i) or (ii) are in effect with respect to Parent or the Company, the Company shall be entitled to have at least one designee, initially Allen R. Freedman, serving as a director of the Foundation,
(C) such contributed funds shall be used by the Foundation for charitable purposes on behalf of the Company in a manner similar to the charitable purposes for which contributed funds were used in calendar year 1998, and (D) if at any time during the initial term of the lease Messrs. Gaston and Landon are not using the above office space on behalf of the Foundation, the Company shall be entitled to use the office space for its corporate purposes. After calendar year 2001, Parent will cause the Company to continue supporting the community through charitable donations consistent with the Company's prior practices and with Parent's general guidelines for charitable donations.

     6.10. Expenses. If the Merger or the Tender Offer is consummated, the Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.5(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Tender Offer, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the printing and mailing of the Offer Documents, the Schedule 14D-1, the Schedule 14D-9, and the Proxy Statement shall be shared equally by Parent and the Company.

     6.11.  Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, Parent agrees that it will cause the Company to continue to indemnify and hold harmless each present and former director and officer of the Company, (when acting in such capacity) determined as of the Effective Time (each, an "Indemnified Party" and, collectively, the "Indemnified Parties"), against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time to the fullest extent that the Company was permitted under Florida Law and its Governing Documents in effect on the date hereof to indemnify such Person (and Company shall also advance expenses as incurred to the fullest extent permitted under applicable Law provided the Person to whom expenses are advanced provides a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met), and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification). Parent agrees to guarantee Company's performance pursuant to this Section 6.11. Notwithstanding anything to the contrary contained in this Agreement, Parent and the Company shall be obligated to provide indemnification only to the extent that any directors' and officers' liability insurance policy of the Company or its Subsidiaries does not provide coverage and actual payment thereunder with respect to the matters that would otherwise be subject to indemnification hereunder.

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.11, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Company and Parent thereof, but the failure to so notify shall not relieve Company of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Company shall have the right to assume the defense thereof and Company shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Company elects not to assume such defense, or if counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between Parent or Company and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Company shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Company shall be obligated pursuant to this paragraph
(b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the Indemnified Parties will cooperate in the defense of any such matter, and (iii) Company shall not be liable for any settlement effected without its prior written consent; and provided, further, that Company shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

     (c) The Company shall continue to maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") or D&O Insurance that is substantially comparable to the Company's existing D&O Insurance for a period of two years after the Effective Time so long as the annual premium therefor is not in excess of 200% of the last annual premium paid prior to the date hereof (such last annual premium being hereinafter referred to as the "Current Premium"); provided, however, that if the existing D&O

Insurance or substantially comparable D&O Insurance cannot be acquired during the two-year period for not in excess of 200% of the Current Premium, then the Company will obtain as much D&O Insurance as can be obtained for the remainder of such period for a premium not in excess (on an annualized basis) of 200% of the Current Premium. If the D&O Insurance is terminated prior to the end of the sixth anniversary of the Effective Time, the Company will purchase extended reporting coverage under D&O Insurance covering claims made during the remainder of such period with respect to acts which occurred prior to the Effective Time.

     (d) The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.12.  Other Actions by the Company and Parent.

     (a) Rights. If requested by Parent at least three business days prior to the Expiration Date or the Effective Time, as the case may be, the board of directors of the Company shall take all necessary action to terminate or redeem all of the outstanding Rights and to terminate the Rights Agreement, effective immediately prior to the Expiration Date or the Effective Time, as the case may be.

     Notwithstanding anything in this Agreement (including, without limitation, Section 6.1(c)) to the contrary, if Merger Subsidiary shall commence the Tender Offer, prior to the expiration of any other tender offer which (i) is made by any person to acquire not less than a majority of the outstanding Common Shares (including for all purposes of such calculation Common Shares purchased by Parent pursuant to the Stock Option Agreement) for not less than $55.00 in cash per Common Share and (ii) is proposed by such Person to be followed by a merger in which such Person will acquire all of the remaining outstanding Common Shares for cash or other consideration with a value per Common Share equal to not less than the value per Common Share paid by such Person pursuant to such tender offer (the value of such other consideration to be determined in the good faith judgment of the Company's board of directors after receipt of advice from its financial advisors), the Company shall be entitled, at its option, to amend or modify the Rights Agreement to provide, in a manner consistent with the amendments to the Rights Agreement made with respect to Parent and the Tender Offer, that the Person making such tender offer shall not be deemed an Acquiring Person (as defined in the Rights Agreement), the Distribution Date (as defined in the Rights Agreement) shall not be deemed to occur and the Rights will not separate from the Common Shares, as a result of such Person's consummating the tender offer.

     (b) Takeover Statute. If any Takeover Statute is or may become applicable to the Tender Offer, the Merger or the other transactions contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, each of Parent and the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, the Stock Option Agreement or the Voting Agreement, as the case may be, or by the Tender Offer or the Merger and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     The Company and its board of directors shall be entitled, at their election, to grant such approvals and take such actions as are necessary to eliminate or minimize the effects of any Takeover Statute on any tender offer with respect to which the Company has amended or modified the Rights Agreement in accordance with the second paragraph of Section 6.12(a).

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. Except as provided in Section 7.4, the respective obligation of each party to effect the Merger is subject to the satisfaction or waiver (except that a waiver of a condition in Section 7.1(b) by Parent shall constitute a waiver by Company as well) at or prior to the Effective Time of each of the following conditions:

     (a) Stockholder Approval. The Merger shall have been duly approved by holders of Shares constituting the Company Common Stock Requisite Vote and shall have been duly approved by the sole stockholder of Merger Subsidiary in accordance with applicable Law.

     (b) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and, other than the applicable filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be).

     (c) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order").

     7.2. Conditions to Obligations of Parent and Merger Subsidiary. Except as provided in Section 7.4, the obligations of Parent and Merger Subsidiary to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement; and the representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications in the representations and warranties as to "Company Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

     (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or is not, individually or in the aggregate, reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement; and no such consent or approval, and no Governmental Consent, shall impose any condition or conditions relating to, or requiring changes or restrictions in, the operations of any asset or businesses of the Company, Parent or their respective Subsidiaries which could, in the reasonable judgment of the board of directors of Parent, individually or in the aggregate, materially and adversely impact the economic or business benefits to Parent and its Subsidiaries of the transactions contemplated by this Agreement.

     (d) Consulting Agreement. The Consulting Agreement entered into as of the date hereof between the Company and Gerald N. Gaston shall be in full force and effect.

     7.3.  Conditions to Obligation of the Company.  Except as provided in
Section 7.4, the obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement, and the representations and warranties of Parent and Merger Subsidiary set forth in this Agreement shall be true and correct as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications in the representations and warranties as to "Parent Material Adverse Effect," "material" or similar qualifications) are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

     (b) Performance of Obligations of Parent and Merger Subsidiary. Each of Parent and Merger Subsidiary shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent and on behalf of Merger Subsidiary by an executive officer of Merger Subsidiary to such effect.

     (c) Consents. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse.

     7.4. Waiver of Conditions Following Consummation of Tender Offer. Parent, Merger Subsidiary and the Company acknowledge and agree that if the Tender Offer shall be commenced and consummated, (i) the conditions to their respective obligations to effect the Merger contained in Section 7.1(a) and (b), Section 7.2(a), (c) and (d), and Section 7.3(a), (b), and (c) shall be deemed to be waived in all respects, and (ii) if at least a majority of the members of the board of directors of the Company are nominees or designees of Parent, the condition to Parent's and Merger Subsidiary's obligations to effect the Merger contained in Section 7.2(b) shall be deemed to be waived in all respects.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company referred to in
Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective boards of directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned (i) by action of the board of directors of either Parent or the Company if the Merger shall not have been consummated by September 30, 1999, whether such date is before or after the date of approval by the stockholders of the Company (provided, however, that if all conditions to Closing have been satisfied or waived on or before September 30, 1999, other than obtaining all Governmental Consents, such date shall be extended past September 30, 1999 for up to three additional one-month periods at the request of either Parent or the Company) (the "Termination Date"), (ii) by action of the board of directors of Parent if the Company Common Stock Requisite Vote shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) by action of the board of directors of the Company at any time if, at a meeting duly convened therefor or at any adjournment or postponement thereof, the Company Common Stock Requisite Vote shall not have been obtained and Section 8.3(a) is not applicable, or (iv) by action of the board of directors of either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Tender Offer or the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Tender Offer or the Merger to be consummated.

     8.3. Termination by the Company. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action of the board of directors of the Company:

     (a) if (i) the Company is not in material breach of any of the terms of this Agreement, (ii) the Merger shall not have been approved by the Company Common Stock Requisite Vote, (iii) the board of directors of the Company authorizes the Company, subject to complying with the terms of this Agreement, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Parent in writing that it intends to enter into such an agreement, attaching the most current version of such agreement to such notice, (iv) Parent does not make, prior to five business days after receipt of the Company's written notification of its intention to enter into a binding agreement for a Superior Proposal (the "Alternative Transaction Notice") an offer that the board of directors of the Company determines, in good faith after consultation with its financial advisors, is at least as favorable, as the Superior Proposal, taking into account the long term prospects and interests of the Company and its stockholders, and (v) Parent receives in immediately available funds all amounts required to be paid pursuant to Section 8.5. Without limiting the generality of the foregoing the Company agrees and acknowledges (x) that it cannot terminate this Agreement pursuant to this Section 8.3(a) in order to enter into a binding agreement referred to in clause (iii) above until five business days after Parent's receipt of the Alternative Transaction Notice and until the payment required by Section 8.5 has been received by Parent, and (y) to notify Parent promptly if its intention to enter into a written agreement referred to in its Alternative Transaction Notice shall change at any time after giving such notification; or

     (b) if there has been a material breach by Parent or Merger Subsidiary of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by the Company to the party committing such breach.

     8.4 Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the board of directors of Parent if (a) the Company enters into a binding agreement for, or recommends, a Superior Proposal or the board of directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement or, after the mailing of the Proxy Statement or the Offer Documents, failed to reconfirm its recommendation of this Agreement within ten business days after a reasonable written request by Parent to do so, or (b) there has been a material breach by the Company of any representation, warranty, covenant or agreement contained in this Agreement that is not curable or, if curable, is not cured within 20 days after written notice of such breach is given by Parent to the party committing such breach.

     8.5.  Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability (other than the liabilities arising under the provisions, including this Section 8.5, set forth in Section 9.1) on the part of any party hereto (or of any of its Representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

     (b) In the event that this Agreement is terminated (i) by the Company pursuant to Section 8.2(iii) or 8.3(a), or (ii) by Parent pursuant to Section 8.2(ii) or Section 8.4(a), or (iii) by either Parent or the Company pursuant to
Section 8.2(i) (and at the time of such termination pursuant to Section 8.2(i) any Person shall then be making or proposing an Acquisition Proposal to the Company or any of its Subsidiaries or any of its stockholders), then the Company shall, not later than immediately prior to the time of such termination or not later than immediately prior to the time of entering into an agreement concerning a transaction that constitutes an Acquisition Proposal, use reasonable efforts to cause the Person making the Acquisition Proposal to pay Parent a termination fee of $85,000,000 plus an amount equal to Parent's charges and expenses incurred in connection with the transactions contemplated by this Agreement ("Expenses"), up to a maximum of $5,000,000, except if Parent terminates this Agreement pursuant to Section 8.2(ii) or if Company terminates this Agreement pursuant to Section 8.2(iii), in which case the Company shall make the foregoing payments. In every case, such payments shall be made by wire transfer of same day funds. In order to facilitate the timely making of the foregoing payments, in the event that Parent elects to terminate this Agreement, Parent shall notify the Company thereof not later than 10:00 A.M. (New York City time) on the business day immediately preceding the date of such termination. In the event that Parent fails to provide such advance notice of its election to terminate this Agreement, the foregoing payments shall be made not later than 12:00 P.M. (New York City time) on the business day immediately following the date of such termination. The Company acknowledges that the agreements contained in this Section 8.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent and Merger Subsidiary would not have entered into this Agreement; accordingly, if the Company fails to cause the Person making the Acquisition Proposal to pay to Parent promptly all amounts due pursuant to this Section 8.5(b) or Section 8.5(c), then the Company shall be obligated to pay such amounts to Parent and, if in order to obtain such payments, Parent or Merger Subsidiary commences a suit that results in a judgment against the Company for the amounts set forth in this paragraph (b) or paragraph 8.5(c), the Company shall pay to Parent or Merger Subsidiary its costs and expenses (including attorneys' fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of The Chase Manhattan Bank, in effect from time to time during such period plus two percent.

     (c) In the event this Agreement is terminated by the Company or Parent pursuant to Section 8.2(i) and at the time of such termination no Person is then making or proposing an Acquisition Proposal to the Company or any of its Subsidiaries or any of its stockholders, then the Company shall promptly, but in no event later than two business days after Parent shall have requested payment of its Expenses, pay to Parent the amount of such Expenses up to a maximum of $5,000,000 and, if within 18 months of such termination, the Company enters into an agreement concerning a transaction that constitutes an Acquisition Proposal, the Company at the time of entering into such agreement, shall cause the Person making the Acquisition Proposal to pay to Parent the termination fee of $85,000,000, in each case payable by wire transfer of same day funds.

     (d) Parent will not, and will not permit or cause any of its Subsidiaries or any of its or any such Subsidiary's officers or directors to, and shall direct its and its Subsidiaries' Representatives not to, directly or indirectly, initiate, solicit, encourage, participate in or otherwise facilitate any discussion or negotiation with any Person that has made, or to Parent's knowledge is contemplating making, an Acquisition Proposal, with respect to any matter pertaining to the Company or its Subsidiaries or such Acquisition Proposal or any termination or other similar fee or payment referenced in this Agreement.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of the Company, Parent and Merger Subsidiary contained in Sections 6.9 (Benefits) and 6.11 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company, Parent and Merger Subsidiary contained in Section 6.6 (Access; Technology Conversion), insofar as it relates to the Company's and Parent's respective confidentiality obligations, Section 6.10 (Expenses) and Section 8.5 (Effect of Termination and Abandonment) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of applicable Law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED EXPRESSLY OR OTHERWISE THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed delivered (i) on the date personally delivered, (ii) one business day after the date delivered by facsimile transmission with a confirmation copy sent by overnight courier or first-class mail, or (iii) three business days after the date sent by registered or certified mail, postage prepaid:

         if to Parent or Merger Subsidiary:

         Fortis, Inc.
         One Chase Manhattan Plaza
         New York, New York 10005
         Attention: Jerome A. Atkinson,
           Senior Vice President
           and General Counsel
         fax: (212) 859-7034
         phone: (212) 859-7285

         with a copy to (which shall not constitute notice):

         B. Harvey Hill, Jr., Esq.
         Alston & Bird LLP
         1201 W. Peachtree Street
         Atlanta, Georgia 30309
         fax: (404) 881-4777
         phone: (404) 881-7446

         if to the Company:

         American Bankers Insurance Group , Inc.
         11222 Quail Roost Drive
         Miami, Florida 33157-6596
         Attention: Chief Executive Officer
         fax: (305) 256-7110
         phone: (305) 252-6991

         with a copy to (which shall not constitute notice):

         Josephine Cicchetti, Esq.
         Jordan Burt Boros Cicchetti Berenson & Johnson LLP
         777 Brickell Avenue, Suite 500
         Miami, Florida 33131
         fax: (305) 372-9928
         phone: (305) 371-2600

         and

         Jonathan L. Freedman, Esq.
         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         fax: (212) 259-6333
         phone: (212) 259-6680

         or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits and annexes hereto), the Company Disclosure Letter, the Parent Disclosure Letter, and the Stock Option Agreement, and the Confidentiality Agreement between Parent and the Company dated October 23, 1998, as amended February 11, 1999 (the "Confidentiality Agreement"), constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.8. No Third Party Beneficiaries. Except as provided in Section 6.11 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9 Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section, Exhibit or Annex, such reference shall be to a Section of or Exhibit or Annex to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

     9.12. Assignment. This Agreement shall not be assignable by any party hereto by operation of Law or otherwise, without the prior written consent of the other parties; provided, however, that Parent may designate, by written notice to the Company, another wholly owned direct or indirect Subsidiary to be a Constituent Corporation in lieu of Merger Subsidiary, in which event all references herein to Merger Subsidiary shall be deemed references to such other Subsidiary. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     9.13. Alternative Preferred Stock Arrangement. Notwithstanding anything to the contrary in this Agreement, if the Company Preferred Stock Requisite Vote is not obtained at the Preferred Stockholders Meeting, or Parent reasonably determines that the Company Preferred Stock Requisite Vote is not likely to be obtained as contemplated by this Agreement, Parent shall, subject to the Company Common Stock Requisite Vote and the other terms and conditions of this Agreement, merge Merger Subsidiary with and into the Company as provided hereinbefore but the Preferred Shares shall remain outstanding after the Merger. In connection with the alternative for the Preferred Shares contemplated by the prior sentence, the Company shall take all actions reasonably requested by Parent and shall promptly amend this Agreement, as Parent may reasonably deem necessary or appropriate to provide, among other matters, that the Preferred Shares shall remain outstanding after the Merger pursuant to the same terms and conditions as are in effect on the date hereof (except that each Preferred Share shall be convertible as provided in the terms of the Preferred Shares set forth in the Company's Governing Documents).

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                      AMERICAN BANKERS INSURANCE GROUP, INC.

                                      By: /s/ GERALD N. GASTON
                                         ---------------------------------------
                                              Name: Gerald N. Gaston
                                              Title: President, Chief Executive
                                                     Officer
                                               and Vice Chairman of the Board

                                      FORTIS, INC.

                                      By: /s/ JEROME A. ATKINSON
                                         ---------------------------------------
                                              Name: Jerome A. Atkinson
                                              Title: Secretary / Senior VP

                                      GREENLAND ACQUISITION CORP.

                                      By: /s/ JEROME A. ATKINSON
                                         ---------------------------------------
                                              Name: Jerome A. Atkinson
                                              Title: Secretary / Senior VP

                                    ANNEX I

     CERTAIN CONDITIONS OF THE TENDER OFFER. The capitalized terms used in this Annex I have the meanings set forth in the attached Agreement. Notwithstanding any other provision of the Tender Offer, Merger Subsidiary shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Merger Subsidiary's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Tender Offer), pay for, or may delay the acceptance for payment of or payment for, any tendered Shares, or may, in its sole discretion, terminate or amend the Tender Offer as to any Shares not then paid for if (a) prior to the Expiration Date (i) there shall not have been tendered and not withdrawn at least that number of Common Shares that would represent at least a majority of all outstanding Common Shares on the date of purchase (excluding for all purposes in calculating such majority any outstanding Common Shares owned by Parent or Merger Subsidiary pursuant to the exercise of Parent's rights under the Stock Option Agreement) (the "Minimum Tender Condition"), (ii) any waiting period applicable to the consummation of the Tender Offer and the Merger under the HSR Act shall not have expired or been terminated, (iii) other than the filing provided for in Section 1.3 of the Agreement, any notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and any consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity, in connection with the execution and delivery of the Agreement and the consummation of the Tender Offer and the Merger and the other transactions contemplated by the Agreement shall not have been made or obtained (as the case may be), or (iv) the Company shall not have obtained the consent or approval of any Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or is not, individually or in the aggregate, reasonably likely to prevent or to materially burden or materially impair the ability of the Company to consummate the transactions contemplated by the Agreement; or any such consent or approval, or any Governmental Consent, imposes any condition or conditions relating to, or requires changes or restrictions in, the operations of any asset or businesses of the Company, Parent or their respective Subsidiaries which could, in the reasonable judgment of the board of directors of Parent, individually or in the aggregate, materially and adversely impact the economic or business benefits to Parent and its Subsidiaries of the transactions contemplated by the Agreement; or (b) at or before the time of payment for any of such Shares (whether or not any Shares have theretofore been accepted for payment), any of the following events shall occur:

          (i) any court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Tender Offer or the Merger, or which makes the acceptance for payment of, or payment for, any Shares in the Tender Offer illegal;

          (ii) the representations and warranties of the Company set forth in the Agreement shall not be true and correct in all material respects as of the date of the Agreement; or such representations and warranties shall not be true and correct as of the Expiration Date as though made on and as of the Expiration Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications in the representations and warranties as to "Company Material Adverse Effect," "material" or similar qualifications set forth in the Agreement) are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, or Parent shall not have received a certificate on the Expiration Date signed on behalf of the Company by an executive officer of the Company to such effect;

          (iii) the Company shall not have performed in all material respects all obligations required to be performed by it under the Agreement at or prior to the Expiration Date; or

          (iv) the Agreement shall have been terminated in accordance with its terms prior to the Expiration Date; or Parent, Merger Subsidiary and the Company shall have otherwise agreed that Merger Subsidiary may amend, terminate or withdraw the Tender Offer;

which, in the reasonable judgment of Parent and Merger Subsidiary, in any such case, and regardless of the circumstances (including any action or inaction by Parent or Merger Subsidiary) giving rise to any such conditions, makes it inadvisable to proceed with the Tender Offer and/or with such acceptance for payment of or payment for Shares.

     The foregoing conditions are for the sole benefit of Parent and Merger Subsidiary and may be asserted by Parent or Merger Subsidiary regardless of the circumstances (including any action or inaction by Parent or Merger Subsidiary) giving rise to such condition or may be waived by Parent or Merger Subsidiary, by express and specific action to that effect, in whole or in part at any time and from time to time in their sole discretion. Any determination by Parent and Merger Subsidiary concerning any event described in this Annex I shall be final and binding upon all holders of Shares. The failure by Merger Subsidiary at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and other circumstances shall not be deemed a waiver with respect to any other facts and circumstances, and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                    ANNEX II

                             INDEX OF DEFINED TERMS

                                                                     SECTION
TERM                                                          CONTAINING DEFINITION
----                                                          ---------------------
Acquisition Proposal........................................    6.2
Agreement...................................................  1st Paragraph
Alternative Transaction Notice..............................    8.3(a)
Articles of Merger..........................................    1.3
Audit Date..................................................    5.1(e)(i)
Bankruptcy and Equity Exception.............................    5.1(c)(i)
By-Laws.....................................................    2.2
Certificate.................................................    4.5(b)
Charter.....................................................    2.1
Closing.....................................................    1.2
Closing Date................................................    1.2
Code........................................................    5.1(h)(ii)
Common Share................................................    4.1(b)
Common Merger Consideration.................................    4.1(b)
Common Stockholders Meeting.................................    6.4(a)
Company.....................................................  1st Paragraph
Company Actuarial Analyses..................................    5.1(r)(iii)
Company Common Stock Requisite Vote.........................    5.1(c)(i)
Company Disclosure Letter...................................    5.1
Company Insurance Contracts.................................    5.1(r)(i)
Company Insurance Subsidiaries..............................    5.1(a)
Company Intellectual Property Rights........................    5.1(n)(ii)(B)
Company Material Adverse Effect.............................    5.1(a)
Company Option..............................................    5.1(b)
Company Preferred Stock Requisite Vote......................    5.1(c)(i)
Company Reports.............................................    5.1(e)(i)
Company Requisite Vote......................................    5.1(c)(i)
Company SAP Statements......................................    5.1(e)(ii)
Company Stock Plans.........................................    5.1(b)
Compensation and Benefit Plans..............................    5.1(h)(i)
Confidentiality Agreement...................................    9.7
Constituent Corporations....................................  1st Paragraph
Contract....................................................    5.1(d)(ii)
Costs.......................................................    6.11(a)
Current Premium.............................................    6.11(c)
D&O Insurance...............................................    6.11(c)
Effective Time..............................................    1.3
Environmental Law...........................................    5.1(k)
ERISA.......................................................    5.1(h)(ii)
ERISA Affiliate.............................................    5.1(h)(iii)
Exchange Act................................................    1.5(a)
Exchange Agent..............................................    4.5(a)
Exchange Fund...............................................    4.5(a)
Excluded Common Shares......................................    4.1(b)

                                                                     SECTION
TERM                                                          CONTAINING DEFINITION
----                                                          ---------------------
Excluded Preferred Shares...................................    4.1(c)
Excluded Shares.............................................    4.1(c)
Exercisable Option..........................................    4.4(a)(i)
Exercisable Option Holder...................................    4.4(a)(i)(2)
Exercise Price..............................................    4.4(b)(i)(1)
Expenses....................................................    8.5(b)
Expiration Date.............................................    1.5(b)
Extended Expiration Date....................................    1.5(b)
FBCA........................................................    1.1
Foundation..................................................    6.9(b)
GAAP........................................................    5.1(e)(i)
Governing Documents.........................................    5.1(a)
Governmental Consents.......................................    7.1(b)
Governmental Entity.........................................    5.1(d)(i)
Hazardous Substance.........................................    5.1(k)
HSR Act.....................................................    5.1(d)(i)
Indemnified Parties.........................................    6.11(a)
Insurance Laws..............................................    5.1(i)
IRS.........................................................    5.1(h)(ii)
knowledge...................................................    5.1(e)(ii)
Laws........................................................    5.1(i)
Merger......................................................  1st Recital
Merger Consideration........................................    4.1(c)
Merger Subsidiary...........................................  1st Paragraph
Merger Subsidiary Common Stock..............................    5.2(a)
Minimum Tender Condition....................................  Annex I
NYSE........................................................    5.1(d)
1940 Act....................................................    5.1(t)
1998 Company Option.........................................    4.4(a)(i)
1998 Restricted Share.......................................    4.4(b)(i)
Offer Documents.............................................    1.5(a)
Order.......................................................    7.1(c)
Parent......................................................  1st Paragraph
Parent Companies............................................    4.1(b)
Parent Material Adverse Effect..............................    5.2(b)
Pension Plan................................................    5.1(h)(ii)
Per Share Purchase Price....................................    4.1(b)
Person......................................................    5.1(b)
Pre-1998 Company Option.....................................    4.4(a)(iii)
Pre-1998 Exercisable Option.................................    4.4(a)(iii)
Pre-1998 Primary Share......................................    4.4(a)(iii)(1)
Pre-1998 Restricted Option Share............................    4.4(a)(iii)(2)
Pre-1998 Restricted Share...................................    4.4(b)(ii)
Preferred Share.............................................    4.1(c)
Preferred Merger Consideration..............................    4.1(c)
Preferred Stockholders Meeting..............................    6.4(a)
Primary Share...............................................    4.4(a)(i)(1)

                                                                     SECTION
TERM                                                          CONTAINING DEFINITION
----                                                          ---------------------
Proxy Statement.............................................    6.3
Remainder...................................................    4.4(b)(i)(2)
Representatives.............................................    6.6(a)
Restricted Option Share.....................................    4.4(a)(i)(2)
Restricted Option Shares Amount.............................    4.4(a)(i)(2)
Restricted Share............................................    5.1(b)
Restricted Share Holder.....................................    4.4(b)(i)(1)
Rights......................................................    5.1(p)
Rights Agreement............................................    5.1(b)
SAP.........................................................    5.1(e)(ii)
Schedule 14D-1..............................................    1.5(a)
Schedule 14D-9..............................................    1.5(c)
SEC.........................................................    5.1(e)(i)
Secretary...................................................    1.3
Securities Act..............................................    5.1(d)
Senior Management Option....................................    4.4(a)(ii)
Shares......................................................    4.1(c)
Stock Option Agreement......................................  2nd Recital
Subsidiary..................................................    5.1(a)
Stockholders Meetings.......................................    6.4(a)
Superior Proposal...........................................    6.2
Surviving Corporation.......................................    1.1
Takeover Statute............................................    5.1(j)
Tax.........................................................    5.1(l)
Tax Return..................................................    5.1(l)
Taxing Authority............................................    5.1(l)
Tender Offer................................................    1.4
Termination Date............................................    8.2
Third-Party Intellectual Property Rights....................    5.1(n)(ii)(A)
Voting Agreement............................................  3rd Recital

                                  APPENDIX II

                                                                  CONFORMED COPY

                             STOCK OPTION AGREEMENT

     STOCK OPTION AGREEMENT, dated as of March 5, 1999 (the "Agreement"), between FORTIS, INC., a Nevada corporation (the "Grantee"), and AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation (the "Grantor").

     WHEREAS, the Grantee, Greenland Acquisition Corp., a Florida corporation and a wholly owned subsidiary of the Grantee ("Merger Subsidiary"), and the Grantor are entering into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), which provides, among other things, for the merger of Merger Subsidiary with and into the Grantor (the "Merger");

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Grantee and Merger Subsidiary have requested that the Grantor grant to the Grantee an option to purchase up to 8,406,559 shares of Common Stock, par value $1.00 per share, of the Grantor (the "Common Stock"), upon the terms and subject to the conditions hereof; and

     WHEREAS, in order to induce the Grantee and Merger Subsidiary to enter into the Merger Agreement, the Grantor is willing to grant the Grantee the requested option.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     1.  The Option; Exercise; Adjustments; Payment of Spread.

          (a) Contemporaneously herewith the Grantee, Merger Subsidiary and the Grantor are entering into the Merger Agreement. Subject to the other terms and conditions set forth herein, the Grantor hereby grants to the Grantee an irrevocable option (the "Option") to purchase up to 8,406,559 shares of Common Stock (the "Shares") at a cash purchase price equal to $55.00 per share (the "Purchase Price"). The Option may be exercised by the Grantee, in whole or in part, at any time, or from time to time, following the occurrence of one of the events set forth in Section 2(d) hereof, and prior to the termination of the Option in accordance with the terms of this Agreement.

          (b) In the event the Grantee wishes to exercise the Option, the Grantee shall send a written notice to the Grantor (the "Stock Exercise Notice") specifying a date (subject to the HSR Act (as defined below) and applicable insurance regulatory approvals) not later than 10 business days and not earlier than three business days following the date such notice is given for the closing of such purchase. In the event of any change in the number of issued and outstanding shares of Common Stock by reason of any stock dividend, stock split, split-up, recapitalization, merger or other change in the corporate or capital structure of the Grantor, the number of Shares subject to this Option and the purchase price per Share shall be appropriately adjusted to restore the Grantee to its rights hereunder, including its right to purchase Shares representing 19.9% of the capital stock of the Grantor entitled to vote generally for the election of the directors of the Grantor which is issued and outstanding immediately prior to the exercise of the Option at an aggregate purchase price equal to the Purchase Price multiplied by 8,406,559.

          (c) If at any time the Option is then exercisable pursuant to the terms of Section l(a) hereof, the Grantee may elect, in lieu of exercising the option to purchase Shares provided in Section l(a) hereof, to send a written notice to the Grantor (the "Cash Exercise Notice") specifying a date not later than 20 business days and not earlier than 10 business days following the date such notice is given on which date the Grantor shall pay to the Grantee an amount in cash equal to the Spread (as hereinafter defined) multiplied by all or such portion of the Shares subject to the Option as Grantee shall specify. As used herein "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Common Stock (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid or proposed to be paid by any person pursuant to one of the transactions enumerated in
     Section 2(d) hereof (the "Alternative Purchase Price") or (y) the closing price of the shares of Common Stock on the NYSE Composite Tape on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price") or, if Section l(d) is applicable, on the last trading day immediately prior to termination of the Merger Agreement. If, in the case of clause (x) above, the Alternative Purchase Price can be calculated by reference to an all cash amount paid or proposed to be paid for any shares of Common Stock outstanding, such cash amount shall be deemed to be the Alternative Purchase Price; if, in the case of clause (x) above, no shares of Common Stock will be purchased for all cash, the Alternative Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Alternative Purchase Price plus (ii) the fair market value of such property other than cash included in the Alternative Purchase Price. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice or, if Section l(d) is applicable, ending on the last trading day immediately prior to termination of the Merger Agreement, shall be used to calculate the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Alternative Purchase Price shall be deemed to equal the Closing Price. Upon exercise of its right to receive cash pursuant to this Section 1(c), the obligations of the Grantor to deliver Shares pursuant to Section 3 shall be terminated with respect to such number of Shares for which the Grantee shall have elected to be paid the Spread.

          (d) Notwithstanding anything in the foregoing to the contrary, it is agreed that if after the delivery by Grantee of the Stock Exercise Notice but prior to the receipt of all regulatory approvals required for the consummation of the purchase of the Shares subject to such Stock Exercise Notice, Grantor or Grantee intends to terminate the Merger Agreement pursuant to the terms thereof, the party intending to so terminate the Merger Agreement shall provide at least one full business days' notice of such intention to the other party and, if requested to do so by Grantee, Grantor shall take such steps as may be necessary so as to pay to Grantee, not later than immediately prior to such termination, cash by wire transfer in immediately available funds in an aggregate amount equal to the Spread (as defined in Section l(c) above) multiplied by the number of Shares subject to the Stock Exercise Notice (subject to Section 20 hereof).

     2. Conditions to Delivery of Shares. The Grantor's obligation to deliver Shares upon exercise of the Option is subject only to the conditions that:

          (a) No preliminary or permanent injunction or other order issued by any federal or state court of competent jurisdiction in the United States prohibiting the delivery of the Shares shall be in effect; and

          (b) Any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired or been terminated; and

          (c) Any approval required to be obtained prior to the delivery of the Shares under the insurance laws of any state or foreign jurisdiction shall have been obtained and be in full force and effect; and

          (d) (i) any person (other than Grantee or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934 (the "Exchange Act")) a tender offer, or shall have filed a registration statement under the Securities Act of 1933 (the "Securities Act") with respect to an exchange offer, to purchase any shares of Common Stock such that, upon consummation of such offer, such person or a "group" (as such term is defined under the Exchange Act) of which such person is a member shall have acquired beneficial ownership (as such term is defined in rule 13d-3 of the Exchange Act), or the right to acquire beneficial ownership, of 15 percent or more of the then outstanding Common Stock; (ii) any person (other than Grantee or any of its subsidiaries) shall have publicly announced or delivered to Grantor a proposal, or disclosed publicly or to Grantor an intention to make a proposal, to purchase 15 percent or more of the assets or any equity securities of, or to engage in a merger, reorganization, tender offer, share exchange, consolidation or similar transaction involving the Grantor or any of its subsidiaries (an "Acquisition Transaction"); (iii) Grantor or any of its subsidiaries shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement, including without limitation, an agreement in principle, with any person (other than Grantee or any of its subsidiaries) to effect or provide for an Acquisition Transaction; (iv) any person shall solicit proxies or consents or announce a bona fide intention to solicit proxies or consents from Grantor's stockholders (x) relating to directors, (y) in opposition to the Merger, the Merger Agreement or any related transactions or (z) relating to an Acquisition Transaction (other than solicitations of stockholders seeking approval of the Merger, the Merger Agreement or any related transactions); or (v) any person (other than Grantee or any of its subsidiaries) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, shares of Common Stock (other than trust account shares) aggregating 15 percent or more of the then outstanding Common Stock. As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     3.  The Closing.

          (a) Except as otherwise provided in Section l(d), any closing hereunder shall take place on the date specified by the Grantee in its Stock Exercise Notice or Cash Exercise Notice, as the case may be, at 9:00 A.M., local time, at the offices of Alston & Bird LLP, 1201 West Peachtree Street, Atlanta, Georgia, or if the conditions set forth in Section 2(a),
     (b) or (c) have not then been satisfied, on the second business day following the satisfaction of such conditions, or at such other time and place as the parties hereto may agree (the "Closing Date"). On the Closing Date, (i) in the event of a closing pursuant to Section l(b) hereof, the Grantor will deliver to the Grantee a certificate or certificates, representing the Shares in the denominations designated by the Grantee in its Stock Exercise Notice and the Grantee will purchase such Shares from the Grantor at the price per Share equal to the Purchase Price, or (ii) in the event of a closing pursuant to Section l(c) or Section l(d) hereof, as the case may be, the Grantor will deliver to the Grantee cash in an amount determined pursuant to Section l(c) or Section l(d) hereof, as the case may be. Except as otherwise provided in Section l(d), any payment made by the Grantee to the Grantor, or by the Grantor to the Grantee, pursuant to this Agreement shall be made by certified or official bank check or by wire transfer of federal funds to a bank designated by the party receiving such funds.

          (b) The certificates representing the Shares shall bear an appropriate legend relating to the fact that such Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act").

     4. Representations and Warranties of the Grantor. The Grantor represents and warrants to the Grantee that:

          (a) Grantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to enter into and perform this Agreement;

          (b) the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Grantor and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantor and constitutes a valid and binding obligation of the Grantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (c) the Grantor has taken all necessary corporate action to authorize and reserve the Shares issuable upon exercise of the Option and the Shares, when issued and delivered by the Grantor upon exercise of the Option and paid for by Grantee as contemplated hereby will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights;

          (d) except as otherwise required by the HSR Act and applicable insurance laws, the execution and delivery of this Agreement by the Grantor and the consummation by it of the transactions contemplated hereby do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of Grantor's charter or by-laws, or any material indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which the Grantor or any of its subsidiaries or any of their respective properties or assets is bound;

          (e) no "fair price", "moratorium", "control share acquisition," "interested shareholder" or other form of antitakeover statute or regulation, including without limitation, Sections 607.0901 or 607.0902 of the Florida Business Corporation Act, or similar provision contained in the charter or by-laws of Grantor, including without limitation, Article VIII of Grantor's Third Amended and Restated Articles of Incorporation, is or shall be applicable to the acquisition of Shares pursuant to this Agreement; and

          (f) the Grantor has taken all corporate action necessary so that any Shares acquired pursuant to this Agreement shall not be counted for purposes of determining the number of shares of Common Stock beneficially owned by the Grantee or any of its Affiliates or Associates (as defined in the Rights Agreement) pursuant to the Rights Agreement, dated as of February 19, 1998, between the Grantor and ChaseMellon Shareholder Services, LLC, as Rights Agent (the "Rights Agreement").

     5. Representations and Warranties of the Grantee. The Grantee represents and warrants to the Grantor that:

          (a) the execution and delivery of this Agreement by the Grantee and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Grantee and this Agreement has been duly executed and delivered by a duly authorized officer of the Grantee and constitutes a valid and binding obligation of Grantee; and

          (b) the Grantee is acquiring the Option and, if and when it exercises the Option, will be acquiring the Shares issuable upon the exercise thereof for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

     6. Listing of Shares; Filings; Governmental Consents. Subject to applicable law and the rules and regulations of the New York Stock Exchange, Inc. (the "NYSE"), the Grantor will promptly file an application to list the Shares on the NYSE and will use its reasonable best efforts to obtain approval of such listing and to effect all necessary filings by the Grantor under the HSR Act and the applicable insurance laws of each state and foreign jurisdiction; provided, however, that if the Grantor is unable to effect such listing on the NYSE by the Closing Date, the Grantor will nevertheless be obligated to deliver the Shares on the Closing Date. Each of the parties hereto will use its reasonable best efforts to obtain consents of all third parties and governmental authorities, if any, necessary for the consummation of the transactions contemplated.

     7. Repurchase of Shares. If by the first anniversary of the date the Merger Agreement was terminated (the "Merger Termination Date") pursuant to the terms thereof, neither the Grantee nor any other Person has acquired more than fifty percent (excluding the Shares) of the shares of outstanding Common Stock, then the Grantor has the right to purchase (the "Repurchase Right") all, but not less than all, of the Shares at the greater of (i) the Purchase Price or (ii) the average of the last sales prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantor gives written notice of its intention to exercise the Repurchase Right. If the Grantor does not exercise the Repurchase Right within thirty days following the end of the one year period after the Merger Termination Date, the Repurchase Right lapses. In the event the Grantor wishes to exercise the Repurchase Right, the Grantor shall send a written notice to the Grantee specifying a date (not later than 20 business days and not earlier than 10 business days following the date such notice is given) for the closing of such purchase.

     8. Sale of Shares. At any time prior to the first anniversary of the Merger Termination Date, the Grantee shall have the right to sell (the "Sale Right") to the Grantor all, but not less than all, of the Shares at the greater of (i) the Purchase Price, or (ii) the average of the last sales prices for shares of Common Stock on the five trading days ending five days prior to the date the Grantee gives written notice of its intention to exercise the Sale Right. If the Grantee does not exercise the Sale Right prior to the first anniversary of the Merger Termination Date, the Sale Right terminates. In the event the Grantee wishes to exercise the Sale

Right, the Grantee shall send a written notice to the Grantor specifying a date (not later than 20 business days and not earlier than 10 business days following the date such notice is given) for the closing of such sale.

     9.  Registration Rights.

          (a) In the event that the Grantee shall desire to sell any of the Shares within three years after the purchase of such Shares pursuant hereto, and such sale requires, in the opinion of counsel to the Grantee, which opinion shall be reasonably satisfactory to the Grantor and its counsel, registration of such Shares under the Securities Act, the Grantor will cooperate with the Grantee and any underwriters in registering such Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws, and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided that the Grantor shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 60 days if the offering would, in the judgment of the Board of Directors of the Grantor, require premature disclosure of any material corporate development or material transaction involving the Grantor or interfere with any previously planned securities offering by the Company.

          (b) If the Common Stock is registered pursuant to the provisions of this Section 9, the Grantor agrees (i) to furnish copies of the registration statement and the prospectus relating to the Shares covered thereby in such numbers as the Grantee may from time to time reasonably request, and (ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 45 days a prospectus covering the Common Stock meeting the requirements of such securities laws, and to furnish the Grantee such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. The Grantor shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for the Grantor, except that the Grantee shall pay the fees and disbursements of its counsel, and the underwriting fees and selling commissions applicable to the shares of Common Stock sold by the Grantee. The Grantor shall indemnify and hold harmless (i) Grantee, its affiliates and its officers and directors, and (ii) each underwriter and each person who controls any underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (collectively, the "Underwriters") ((i) and (ii) being referred to as "Indemnified Parties") against any losses, claims, damages, liabilities or expenses, to which the Indemnified Parties may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement or alleged untrue statement, of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Grantor will not be liable in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any such documents in reliance upon and in conformity with written information furnished to the Grantor by the Indemnified Parties expressly for use or incorporation by reference therein.

          (c) The Grantee and the Underwriters shall indemnify and hold harmless the Grantor, its affiliates and its officers and directors against any losses, claims, damages, liabilities or expenses to which the Grantor, its affiliates and its officers and directors may become subject, insofar as such losses, claims, damages, liabilities (or actions in respect thereof) and expenses arise out of or are based upon any untrue statement of any material fact contained or incorporated by reference in any registration statement filed pursuant to this paragraph, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Grantor by the Grantee or the Underwriters, as applicable, specifically for use or incorporation by reference therein.

     10. Expenses. Each party hereto shall pay its own expenses incurred in connection with this Agreement, except as otherwise specifically provided herein.

     11. Specific Performance. The Grantor acknowledges that if the Grantor fails to perform any of its obligations under this Agreement immediate and irreparable harm or injury will be caused to the Grantee for which money damages would not be an adequate remedy. In such event, the Grantor agrees that the Grantee shall have the right, in addition to any other rights it may have, to specific performance of this Agreement. Accordingly, if the Grantee should institute an action or proceeding seeking specific enforcement of the provisions hereof, the Grantor hereby waives the claim or defense that the Grantee has an adequate remedy at law and hereby agrees not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The Grantor further agrees to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

     12. Notice. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by facsimile transmission, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

         If to the Grantee:

         Fortis, Inc.
         One Chase Manhattan Plaza
         New York, New York 10005
         Attention: Jerome A. Atkinson,
         Senior Vice President and General Counsel
         fax: (212) 859-7034
         phone: (212) 859-7285

         with a copy to (which shall not constitute notice):

         B. Harvey Hill, Jr., Esq.
         Alston & Bird LLP
         1201 W. Peachtree Street
         Atlanta, Georgia 30309
         fax: (404) 881-4777
         phone: (404) 881-7446

         If to the Grantor:

         American Bankers Insurance Group, Inc.
         11222 Quail Roost Drive
         Miami, Florida 33157-6596
         Attention: Chief Executive Officer
         fax: (305) 256-7110
         phone: (305) 252-6991

         with a copy to (which shall not constitute notice):

         Josephine Cicchetti, Esq.
         Jordan Burt Boros Cicchetti Berenson & Johnson LLP
         777 Brickell Avenue, Suite 500
         Miami, Florida 33131
         fax: (305) 372-9928
         phone: (305) 371-2600
         and

         Jonathan L. Freedman, Esq.
         Dewey Ballantine LLP
         1301 Avenue of the Americas
         New York, New York 10019
         fax: (212) 259-6333
         phone: (212) 259-6680

     13. Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein and their respective successors and assigns; provided, however, that such successor in interest or assigns shall agree to be bound by the provisions of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Grantor or the Grantee or their successors or assigns, any rights or remedies under or by reason of this Agreement.

     14. Entire Agreement; Amendments. This Agreement, together with the Merger Agreement and the other documents referred to therein, contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, oral or written, with respect to such transactions. This Agreement may not be changed, amended or modified orally, but may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge may be sought.

     15. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that the Grantee may assign its rights and obligations hereunder to any of its direct or indirect wholly owned subsidiaries (including Merger Subsidiary) or direct or indirect parent companies, but no such transfer shall relieve the Grantee of its obligations hereunder if such transferee does not perform such obligations.

     16. Headings. The section headings herein are for convenience only and shall not affect the construction of this Agreement.

     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document.

     18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida (regardless of the laws that might otherwise govern under applicable Florida principles of conflicts of law).

     19. Termination. The right to exercise the Option granted pursuant to this Agreement shall terminate at the earlier of (i) the Effective Time (as defined in the Merger Agreement); (ii) 90 days after the Merger Termination Date (the date referred to in clause (ii) being hereinafter referred to as the "Option Termination Date"), or (iii) 18 months after the date hereof; provided that, if the Option cannot be exercised or the Shares cannot be delivered to Grantee upon such exercise because the conditions set forth in Section 2(a), (b) or (c) hereof have not yet been satisfied, the Option Termination Date shall be extended until thirty days after such impediment to exercise or delivery has been removed.

     All representations and warranties contained in this Agreement shall survive delivery of and payment for the Shares.

     20. Profit Limitation. Notwithstanding any other provision of this Agreement, in no event shall the Grantee's Total Profit (as hereinafter defined) exceed $100 million and, if it otherwise would exceed such amount, the Grantee, at its sole election, shall either (a) reduce the number of shares of Common Stock required to be delivered by Grantor pursuant to the Stock Exercise Notice,
(b) deliver to the Grantor for cancellation Shares previously purchased by Grantee, (c) reduce the cash payable to Grantee pursuant to Section l(c) or l(d) hereof, (d) pay cash or other consideration to the Grantor, or (e) undertake any combination thereof, so that Grantee's Total Profit shall not exceed $100 million after taking into account the foregoing actions.

     Notwithstanding any other provision of this Agreement, this Option may not be exercised for a number of Shares as would, as of the date of the Stock Exercise Notice, result in a Notional Total Profit (as defined below) of more than $100 million and, if exercise of the Option otherwise would exceed such amount, the Grantee, at its discretion, may increase the Purchase Price for that number of Shares set forth in the Stock Exercise Notice so that the Notional Total Profit shall not exceed $100 million; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date at the Purchase Price set forth in Section 1(a) hereof.

     As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount of cash received by Grantee pursuant to Section 8.5 of the Merger Agreement and Section l(c) and Section l(d) hereof, (ii) the amount of (x) cash received by Grantee pursuant to the Grantor's repurchase of Shares pursuant to Sections 7 or 8 hereof, less (y) the Grantee's purchase price for such Shares, and (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Shares (or any other securities into which such Shares are converted or exchanged) to any unaffiliated party prior to the first anniversary of the Merger Termination Date, less (y) the Grantee's purchase price for such Shares.

     As used herein, the term "Notional Total Profit" with respect to any number of Shares as to which Grantee may propose to exercise this Option shall be the Total Profit determined as of the date of the Stock Exercise Notice assuming that this Option were exercised on such date for such number of Shares and assuming that such Shares, together with all other Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

     21. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     22. Public Announcement. The Grantee will consult with the Grantor and the Grantor will consult with the Grantee before issuing any press release with respect to the initial announcement of this Agreement, the Option or the transactions contemplated hereby and neither party shall issue any such press release prior to such consultation except as may be required by law or the applicable rules and regulations of the NYSE.

     IN WITNESS WHEREOF, the Grantee and the Grantor have caused this Agreement to be duly executed and delivered on the day and year first above written.

                                      AMERICAN BANKERS INSURANCE GROUP, INC.

                                      By:        /s/ GERALD N. GASTON
                                         ---------------------------------------
                                         Name: Gerald N. Gaston
                                         Title: President, Chief Executive
                                                Officer and Vice Chairman of the
                                                Board

                                      FORTIS, INC.

                                      By:       /s/ JEROME A. ATKINSON
                                         ---------------------------------------
                                         Name: Jerome A. Atkinson
                                         Title: Secretary / Senior VP

                                  APPENDIX III

                                                                  CONFORMED COPY

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is entered into as of March 5, 1999, between the undersigned stockholders (each a "Stockholder" and collectively, the "Stockholders") of AMERICAN BANKERS INSURANCE GROUP, INC., a Florida corporation (the "Company"), and FORTIS, INC., a Nevada corporation ("Parent").

     WHEREAS, concurrently with the execution and delivery of this Agreement, Greenland Acquisition Corp., a Florida corporation and a wholly owned subsidiary of Parent ("Merger Subsidiary"), Parent and the Company have entered into an Agreement and Plan of Merger dated as of March 5, 1999 (the "Merger Agreement"), providing for the merger of the Company with and into Merger Subsidiary (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

     WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which each Stockholder will receive the Merger Consideration (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $1.00 per share, of the Company ("Company Common Stock") owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1. Representations of Stockholders. Each of the Stockholders severally represents as to himself or herself that such Stockholder:

          (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares");

          (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of Company Common Stock other than his or her Shares, and other than any shares of Company Common Stock that such Stockholder has the right to obtain upon the exercise of Company Stock Options (as defined in the Merger Agreement) outstanding on the date hereof;

          (c) has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

          (d) the Shares are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Shares; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Shares other than this Agreement, except, in the case of Mr. Landon for 40,000 Shares subject to an option granted prior to the date hereof to a third party.

                                      III-1

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

     2. Agreement to Vote Shares. Each of the Stockholders severally agrees to vote his or her Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of his or her Shares or New Shares to vote, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction, contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered and at every adjournment thereof, and (b) against any action or proposal that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or Tender Offer. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder severally agrees to deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Florida law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. Each Stockholder also agrees to use his or her reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     3. No Voting Trusts. After the date hereof, the Stockholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares in a voting trust or subject any of their Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with Parent or Merger Subsidiary.

     4. No Proxy Solicitations. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger or the Tender Offer in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger or the Tender Offer, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934
Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger or the Tender Offer; provided, that the foregoing shall not restrict any director of the Company from taking any action such director believes is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

     5. Transfer and Encumbrance. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("Transfer") any of his or her Shares or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms. Notwithstanding anything to the contrary in this Agreement, (A) Mr. Landon shall be permitted to Transfer (i) Shares or New Shares Transferred for net after-tax proceeds of not in excess of $10,000,000 and (ii) Shares or New Shares Transferred pursuant to any decision by a court or alternative dispute resolution entity, or in settlement of any legal proceeding and (B) Mr. Gaston shall be permitted to Transfer Shares or New Shares Transferred for net after-tax proceeds of not in excess of $2,000,000.

     6. Legend. As soon as practicable after the execution of this Agreement, each Stockholder shall surrender to the Company the certificates representing the Shares in his or her possession (and within 30 days the Shares not in his or her possession), shall cause the following legend to be placed on the certificates representing such Shares and shall request that such legend remain thereon until the earlier of (i) expiration or termination of the Agreement or
(ii) the consummation of the Merger:

     The shares of capital stock represented by this certificate are subject to a Voting Agreement, dated as of March 5, 1999 among the Stockholders named therein and Fortis, Inc., which, among other things,
                                      III-2

     (a) restricts the sale or transfer of such shares except in accordance therewith, and (b) restricts the voting of such shares except in accordance therewith.

In the event that Parent requests that a proxy be executed and delivered by Stockholder to it pursuant to Section 2 hereof, Stockholder shall promptly surrender to the Company the certificates representing the Shares covered by the proxy and cause the foregoing legend to be revised to add to the end of such legend the following words:

     , and such shares are also subject to an irrevocable proxy under Section
     607.0722 of the Florida Business Corporation Act.

Stockholder shall provide Parent with reasonably satisfactory evidence of its compliance with this Section 6 on or prior to the date five business days after the execution hereof with respect to Shares in his possession (or within 30 days with respect to Shares not in his possession) or of the request relating to Stockholder's proxy, as the case may be.

     7. Additional Purchases. Each of the Stockholders severally agrees that in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Shares of a Stockholder, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock after the execution of this Agreement, or (iii) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Company Common Stock other than the Shares (collectively, "New Shares"), such Stockholder agrees to deliver promptly to Parent upon request of Parent an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. Each of the Stockholders also severally agrees that any New Shares acquired or purchased by him or her shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

     8. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     10. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     11.  Miscellaneous.

          (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Florida.

          (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.
                                      III-3

                                                                    Exhibit 99.1

                     FOR USE BY HOLDERS OF COMMON STOCK OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.


                     American Bankers Insurance Group, Inc.
                            11222 Quail Roost Drive
                              Miami, Florida 33157



          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints R. Kirk Landon, Gerald N. Gaston and Arthur
W. Heggen as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of the common stock, par value $1.00 per share ("Common Stock"), of American Bankers Insurance Group, Inc. (the "Company") held of record by the undersigned on [?], 1999, at the Special Meeting of Stockholders (the "Special Meeting") to be held on [?], 1999, and at any and all adjournments or postponements thereof.

     THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER (EACH AS DEFINED IN THE ACCOMPANYING PROXY STATEMENT) AND RECOMMENDS THAT HOLDERS OF COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                     American Bankers Insurance Group, Inc.

      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY



1.   Approval and adoption of the
     Agreement and Plan of Merger                   For    Against     Abstain
     by and among  American Bankers                  []      []          []
     Insurance Group, Inc., Fortis,
     Inc. and Greenland Acquisition
     Corp., and the merger contemplated
     thereby, as described in the
     accompanying Proxy Statement.


2.   In their discretion, the Proxies
     are authorized to vote upon such
     other business as may properly
     come before the Special Meeting
     or any adjournment or
     postponement thereof.



All other proxies heretofore given by the undersigned to vote shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting or any and all adjournments or postponements thereof, are hereby expressly revoked.


Dated:  ____________________, 1999


______________________________________
Signature(s)

______________________________________
Signature(s)


Please date this Proxy and sign it exactly as your name or name(s) appear above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.
If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                             FOR USE BY HOLDERS OF
           $3.125 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK OF
                     AMERICAN BANKERS INSURANCE GROUP, INC.

                     American Bankers Insurance Group, Inc.
                            11222 Quail Roost Drive
                              Miami, Florida 33157

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints R. Kirk Landon, Gerald N. Gaston and
Arthur W. Heggen as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of $3.125 Series B Cumulative Convertible Preferred Stock ("Preferred Stock") of American Bankers Insurance Group, Inc. (the "Company") held of record by the undersigned on [?], 1999, at the Special Meeting of Stockholders (the "Special Meeting") to be held on [?], 1999, and at any and all adjournments or postponements thereof.

    THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER (EACH AS DEFINED IN THE ACCOMPANYING PROXY STATEMENT) AND RECOMMENDS THAT HOLDERS OF PREFERRED STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREINBY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

    PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                     American Bankers Insurance Group, Inc.

      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY

1. Approval and adoption of the
   Agreement and Plan of Merger by           For       Against     Abstain
   American Bankers Insurance Group,         [  ]        [  ]        [  ]
   Inc., Fortis, Inc. and Greenland
   Acquisition Corp., and the merger
   contemplated thereby, as described
   in the accompanying Proxy Statement.


2. In their discretion, the Proxies are
   authorized to vote upon such
   other business as may properly
   come before the Special Meeting
   or any adjournment or
   postponement thereof.



All other proxies heretofore given by the undersigned to vote shares of the $3.125 Series B Cumulative Convertible Preferred Stock of the Company which the undersigned would be entitled to vote if personally present at the Special Meeting or any and all adjournments or postponements thereof, are hereby expressly revoked.


Dated: ____________________, 1999


______________________________________
Signature(s)

______________________________________
Signature(s)


Please date this Proxy and sign it exactly as your name or name(s) appear above. When shares are held jointly, both must sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                    401(k) AND EMPLOYEE STOCK OWNERSHIP PLAN

                  VOTING INSTRUCTIONS TO INDEPENDENT FIDUCIARY


         The undersigned participant in the American Bankers Insurance Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan") hereby instructs U.S. Trust Company, N.A. ("U.S. Trust"), as independent fiduciary of the Plan, to direct the Plan trustee to vote, as designated on the reverse side, all shares of the common stock, par value $1.00 per share ("Common Stock"), of American Bankers Insurance Group, Inc. allocated to the participant's Plan account at the
Special Meeting of Shareholders to be held on                , 1999, and at any
and all adjournments or postponements thereof.

         THIS INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND
RECEIVED BY U.S. TRUST'S AGENT BY 5:00 P.M. EASTERN TIME ON                   ,
1999. IF THIS INSTRUCTION CARD IS PROPERLY SIGNED, DATED AND TIMELY RECEIVED, BUT NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

         IF THIS INSTRUCTION CARD IS NOT TIMELY RECEIVED BY U.S. TRUST'S AGENT, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

         PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS INSTRUCTION CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                    PLEASE MARK VOTE IN BOX IN THE FOLLOWING
                           MANNER USING DARK INK ONLY


Approval and adoption of the Agreement and Plan of Merger by and among American Bankers Insurance Group, Inc., Fortis, Inc. and Greenland Acquisition Corp., and the merger contemplated thereby, as described in the accompanying Proxy Statement.


              FOR                    AGAINST                    ABSTAIN
              / /                      / /                        / /




                             Dated:_______________________________________, 1999


                             ___________________________________________________
                             Signature

                             Please date this Instruction Card and sign it exactly as your name appears to the left.

                     AMERICAN BANKERS INSURANCE GROUP, INC.
                     LEVERAGED EMPLOYEE STOCK OWNERSHIP PLAN

                    VOTING INSTRUCTIONS TO INVESTMENT MANAGER


         The undersigned participant in the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan (the "LESOP") hereby instructs U.S. Trust Company, N.A. ("U.S. Trust"), as Investment Manager of the LESOP, to direct the LESOP trustee to vote, as designated on the reverse side, all shares of the common stock, par value $1.00 per share ("Common Stock"), of American Bankers Insurance Group, Inc. allocated to the participant's LESOP account at
the Special Meeting of Shareholders to be held on                    , 1999, and
at any and all adjournments or postponements thereof.

         THIS INSTRUCTION CARD MUST BE PROPERLY COMPLETED, SIGNED, DATED AND
RECEIVED BY U.S. TRUST'S AGENT BY 5:00 P.M. EASTERN TIME ON                   ,
1999. IF THIS INSTRUCTION CARD IS PROPERLY SIGNED, DATED AND TIMELY RECEIVED, BUT NO INSTRUCTIONS ARE GIVEN, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

         IF THIS INSTRUCTION CARD IS NOT TIMELY RECEIVED BY U.S. TRUST'S AGENT, THE SHARES OF COMMON STOCK ALLOCATED TO YOUR PLAN ACCOUNT WILL BE VOTED BY THE TRUSTEE AS DIRECTED BY U.S. TRUST IN ITS EXCLUSIVE DISCRETION.

         PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS INSTRUCTION CARD USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

                                                                    Exhibit 99.2

                             [U.S. TRUST LETTERHEAD]



                                           , 1999




Dear Plan Participant:

         The enclosed Proxy Statement has been prepared by the Board of Directors of American Bankers Insurance Group, Inc. ("ABIG") in connection with
a Special Meeting of Common Shareholders to be held on               , 1999. At
the Special Meeting, the common shareholders of ABIG will be asked to vote upon the proposed merger of Greenland Acquisition Corp., a wholly-owned subsidiary of Fortis, Inc., with and into ABIG. If the merger is approved, each share of common stock of ABIG will be converted into the right to receive $55.00 in cash.

         U.S. Trust Company, N.A. ("U.S. Trust"), has been appointed as an independent fiduciary of the American Bankers Insurance Group, Inc. 401(k) and Employee Stock Ownership Plan (the "Plan") for purposes of the merger vote. As a participant in the Plan, you may instruct U.S. Trust how to vote the shares of ABIG common stock allocated to your Plan account. U.S. Trust will vote in its discretion any shares of ABIG common stock held by the Plan for which it fails to receive participant voting instructions.

                                VOTING PROCEDURES

         A voting instruction card and a return envelope (with postage pre-paid) are enclosed. After you have read this letter and the enclosed materials, please do the following:

         1. Mark, date and sign your voting instruction card. Please be sure to sign your name exactly as it appears on the voting instruction card. The number of shares of stock allocated to your account under the Plan is shown under your address and social security number on the voting instruction card.

         2. Mail the voting instruction card in the enclosed pre-addressed envelope so that it will be received by Chase Mellon Shareholder Services, U.S.
Trust's agent, no later than 5:00 p.m. Eastern Time on                  , 1999.
You may also fax your voting instruction card to Chase Mellon at 201-296-4142.

         If you also own shares of ABIG common stock outside the Plan, you will receive a PROXY CARD in a separate mailing to vote those shares. You may not use the PROXY CARD to vote your Plan shares. To vote the Plan shares of ABIG common stock, you must complete and return the enclosed VOTING INSTRUCTION CARD.

CHANGING OR REVOKING YOUR VOTING INSTRUCTION CARD

         If you decide to change your voting instructions after you have submitted your voting instruction card, you must obtain a new card from U.S. Trust by contacting U.S. Trust as described below. By properly completing and timely returning a new voting instruction card, your previously submitted voting instruction card will be automatically revoked.

                                 VOTING DEADLINE

         In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instructions must be received no later than 5:00 p.m.
Eastern Time on                 , 1999.

                                 CONFIDENTIALITY

         Your voting instructions to U.S. Trust are strictly confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think best.

                            HOW TO CONTACT U.S. TRUST

         If you have any questions or comments concerning the procedure for completing and/or returning your voting instruction card, please contact U.S. Trust Company at 1-800-362-7514, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

                                       Sincerely,


                                       U.S. Trust Company, N.A.

                             [U.S. TRUST LETTERHEAD]



                                           , 1999




Dear LESOP Participant:

         The enclosed Proxy Statement has been prepared by the Board of Directors of American Bankers Insurance Group, Inc. ("ABIG") in connection with
a Special Meeting of Common Shareholders to be held on                , 1999. At
the Special Meeting, the common shareholders of ABIG will be asked to vote upon the proposed merger of Greenland Acquisition Corp., a wholly-owned subsidiary of Fortis, Inc., with and into ABIG. If the merger is approved, each share of common stock of ABIG will be converted into the right to receive $55.00 in cash.

         U.S. Trust Company, N.A. ("U.S. Trust"), has been appointed as Investment Manager of the American Bankers Insurance Group, Inc. Leveraged Employee Stock Ownership Plan ("LESOP") for purposes of the merger vote. As a participant in the LESOP, you may instruct U.S. Trust how to vote the shares of ABIG common stock allocated to your LESOP account. U.S. Trust will vote in its discretion any shares of ABIG common stock held by the LESOP for which it fails to receive participant voting instructions.

                                VOTING PROCEDURES

         A voting instruction card and a return envelope (with postage pre-paid) are enclosed. After you have read this letter and the enclosed materials, please do the following:

         1. Mark, date and sign your voting instruction card. Please be sure to sign your name exactly as it appears on the voting instruction card. The number of shares of stock allocated to your account under the LESOP is shown under your address and social security number on the voting instruction card.

         2. Mail the voting instruction card in the enclosed pre-addressed envelope so that it will be received by Chase Mellon Shareholder Services, U.S.
Trust's agent, no later than 5:00 p.m. Eastern Time on               , 1999. You
may also fax your voting instruction card to Chase Mellon at 201-296-4142.

         If you also own shares of ABIG common stock outside the LESOP, you will receive a PROXY CARD in a separate mailing to vote those shares. You may not use the PROXY CARD to vote your LESOP shares. To vote the LESOP shares of ABIG common stock, you must complete and return the enclosed VOTING INSTRUCTION CARD.

CHANGING OR REVOKING YOUR VOTING INSTRUCTION CARD

         If you decide to change your voting instructions after you have submitted your voting instruction card, you must obtain a new card from U.S. Trust by contacting U.S. Trust as described below. By properly completing and timely returning a new voting instruction card, your previously submitted voting instruction card will be automatically revoked.

                                 VOTING DEADLINE

         In order to be assured that your voting instructions to U.S. Trust will be followed, your voting instructions must be received no later than 5:00 p.m.
Eastern Time on                 , 1999.

                                 CONFIDENTIALITY

         Your voting instructions to U.S. Trust are strictly confidential. U.S. Trust will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct U.S. Trust to vote in the manner you think best.

                            HOW TO CONTACT U.S. TRUST

         If you have any questions or comments concerning the procedure for completing and/or returning your voting instruction card, please contact U.S. Trust Company at 1-800-362-7514, between the hours of 9:00 a.m. and 5:00 p.m. Eastern Time. Your telephone call or other communication will be kept confidential.

                                       Sincerely,



                                       U.S. Trust Company, N.A.